EXHIBIT 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
COOPER-STANDARD HOLDINGS INC., et al.,[1]	)	Case No. 09-12743 (PJW)
)
Debtors.	)	Jointly Administered
)
)

DEBTORS’ SECOND AMENDED JOINT CHAPTER 11 PLAN

Dated:	Novi, Michigan
March 26, 2010

RICHARDS, LAYTON & FINGER, P.A.		FRIED, FRANK, HARRIS, SHRIVER
One Rodney Square		& JACOBSON LLP
920 North King Street		One New York Plaza
Wilmington, Delaware 19801		New York, New York 10004-1980
Attn:	Mark D. Collins, Esq.	Attn:	Gary L. Kaplan, Esq.
	Michael J. Merchant, Esq.		Richard J. Slivinski, Esq.
	Chun I. Jang, Esq.		Peter B. Siroka, Esq.
	Drew G. Sloan, Esq.	Tel:	(212) 859-8000
Tel:	(302) 651-7700	Fax:	(212) 859-4000
Fax:	(302) 651-7701

[1]

The Debtors in these proceedings and the last four digits of each Debtor’s federal taxpayer identification number are as follows: Cooper-Standard Holdings Inc. (5088); Cooper-Standard Automotive Inc. (9970); Cooper-Standard Automotive FHS Inc. (2953); Cooper-Standard Automotive Fluid Systems Mexico Holding LLC (0442); Cooper-Standard Automotive, OH LLC (2845); StanTech, Inc. (4014); Westborn Service Center, Inc. (7448); North American Rubber, Incorporated (9926); Sterling Investments Company (1393); Cooper-Standard Automotive NC LLC (2839); CS Automotive LLC (4267); CSA Services Inc. (9510); and NISCO Holding Company (1697). The corporate address of the Debtors is 39550 Orchard Hill Place Drive, Novi, Michigan 48375.

TABLE OF CONTENTS

		Page
	DEBTORS’ SECOND AMENDED CHAPTER 11 PLAN

	ARTICLE ONE DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

	ARTICLE TWO PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

2.01.	Administrative Expenses	17

	ARTICLE THREE PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

3.01.	Priority Tax Claims	19

	ARTICLE FOUR CLASSIFICATION OF CLAIMS AND INTERESTS

4.01.	Designation of Classes	19
4.02.	Classification	20

	ARTICLE FIVE IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN

5.01.	Classes of Claims and Interests Impaired by this Plan and Entitled to Vote	23
5.02.	Class of Claims and Interests Impaired by this Plan and Deemed to Reject this
	Plan	23
5.03.	Classes of Claims Not Impaired by this Plan and Conclusively Presumed to
	Accept this Plan	23

	ARTICLE SIX PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

6.01.	Priority Claims (Subclasses 1A through 1M)	24
6.02.	Miscellaneous Secured Claims (Subclasses 2A through 2M)	24
6.03.	Intercompany Claims (Subclasses 3B through 3M)	24
6.04.	Prepetition Credit Facility Claims (Subclasses 4A through 4M)	24
6.05.	Senior Note Claims (Subclasses 5A through 5L)	25
6.06.	Senior Subordinated Note Claims (Subclasses 6A through 6L)	26
6.07.	Subsidiary Debtor General Unsecured Claims (Subclasses 7B through 7M)	26
6.08.	Subsidiary Debtor Equity Interests (Subclasses 8B through 8M)	27
6.09.	Holdings General Unsecured Claims (Class 9)	27

6.10.	Old Holdings Equity Interests (Class 10)	27

	ARTICLE SEVEN ACCEPTANCE OR REJECTION OF THIS PLAN; EFFECT OF REJECTION BY ONE OR MORE IMPAIRED CLASSES OF CLAIMS OR INTERESTS

7.01.	Acceptance by an Impaired Class of Creditors	27
7.02.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	27

	ARTICLE EIGHT EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.01.	Assumption and Rejection of Executory Contracts and Unexpired Leases	28
8.02.	Cure of Defaults	29
8.03.	Bar Date for Rejection Damages	29
8.04.	Employee Benefit Plans and Agreements	30

	ARTICLE NINE IMPLEMENTATION

9.01.	No Substantive Consolidation	31
9.02.	Vesting of Property	31
9.03.	Preservation of Causes of Action	32
9.04.	Implementation	32
9.05.	Rights Offering	32
9.06.	New Credit Facilities	33
9.07.	Corporate Action	33
9.08.	Issuance of New Common Stock	34
9.09.	Issuance of New Preferred Stock	34
9.10.	Issuance of New Capital Warrants	35
9.11.	Registration Rights Agreement	35
9.12.	Cancellation of Existing Securities and Agreements	37
9.13.	Reorganized Debtors’ Certificates of Incorporation; Certificate of Designations	37
9.14.	Directors of the Reorganized Debtors	37
9.15.	Management Agreements	38
9.16.	Pension Plans	39
9.17.	Termination of DIP Financing Agreement	40
9.18.	Compromise of Controversies	40
9.19.	Transactions on Business Days	40

	ARTICLE TEN PROVISIONS COVERING DISTRIBUTIONS

10.01.	Timing of Distributions Under this Plan	40
10.02.	Distributions on Account of the Prepetition Credit Facility Claim	41
10.03.	Distributions on Account of the Senior Notes	41
10.04.	Distributions on Account of the Senior Subordinated Notes	42

2

10.05.	Allocation of Consideration	43
10.06.	Cash Payments	43
10.07.	Payment of Statutory Fees	43
10.08.	No Interest	43
10.09.	Setoffs	43
10.10.	Special Provision Regarding Unimpaired Claims	44
10.11.	Fractional Securities	44
10.12.	Compliance with Tax Requirements	44
10.13.	Persons Deemed Holders of Registered Securities; the Distribution Record Date	44
10.14.	Surrender of Existing Securities	45
10.15.	Undeliverable or Unclaimed Distributions	45
10.16.	Distributions on Account of General Unsecured Claims	46
10.17.	Exemption From Certain Transfer Taxes	46

	ARTICLE ELEVEN PROCEDURES FOR RESOLVING DISPUTED CLAIMS

11.01.	Objections to Claims; Disputed Claims	46
11.02.	Estimation of Claims	46
11.03.	Payments and Distributions with Respect to Disputed Claims	47
11.04.	Timing of Payments and Distributions with Respect to Disputed Claims	47
11.05.	Prosecution of Objections	47

	ARTICLE TWELVE DISCHARGE, INJUNCTIONS, RELEASES AND SETTLEMENTS OF CLAIMS

12.01.	Discharge of All Claims and Interests and Releases	47
12.02.	Exculpation	50
12.03.	Injunction	50
12.04.	Guarantees and Claims of Subordination	51
12.05.	Survival of Indemnification Obligations	51

	ARTICLE THIRTEEN CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

13.01.	Conditions to Entry of the Confirmation Order	51
13.02.	Conditions to Effective Date	52
13.03.	Waiver of Conditions	53
13.04.	Effect of Failure of Conditions	54

	ARTICLE FOURTEEN MISCELLANEOUS PROVISIONS

14.01.	Court to Retain Jurisdiction	54
14.02.	Binding Effect of this Plan	55
14.03.	Authorization of Corporate Action	56
14.04.	Modification of this Plan	56

3

14.05.	Withdrawal of this Plan	56
14.06.	Captions	56
14.07.	Nonvoting Stock	56
14.08.	Dissolution of the Committee	57
14.09.	Record Date for Voting Purposes	57
14.10.	Method of Notice	57
14.11.	Section 1125(e) of the Bankruptcy Code	59
14.12.	Post-Confirmation Obligations	60
14.13.	Severability of Plan Provisions	60
14.14.	Successors and Assigns	60

4

DEBTORS’ SECOND AMENDED CHAPTER 11 PLAN

Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper-Standard Automotive FHS Inc., Cooper-Standard Automotive Fluid Systems Mexico Holding LLC, Cooper-Standard Automotive, OH LLC, StanTech, Inc., Westborn Service Center, Inc., North American Rubber, Incorporated, Sterling Investments Company, Cooper-Standard Automotive NC LLC, CS Automotive LLC, CSA Services Inc. and NISCO Holding Company, the above-captioned debtors and debtors in possession, hereby propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code (as defined below). The Debtors have not been substantively consolidated, and the Plan is comprised of thirteen (13) Sub-Plans, one for each Debtor.

ARTICLE ONE

DEFINITIONS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

A.	SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neutral gender shall include the masculine, the feminine, and the neuter. The word “including” is not a limiting term and shall be interpreted to mean “including, but not limited to”. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Unless the context requires otherwise, the following words and phrases shall have the meaning set forth below:

B.	DEFINITIONS

Accredited Investor: As defined in Rule 501(a) of Regulation D of the Securities Act.

Administrative Expense: Collectively, any cost or expense of administration of the Chapter 11 Cases allowed under section 503(b) of the Bankruptcy Code.

Affiliates: As defined in section 101(2) of the Bankruptcy Code, except that the term Affiliate shall be applicable to any Entity (and not just a Debtor).

Allowed: With respect to Claims, (a) any Claim against a Debtor, proof of which is timely filed or by order of the Bankruptcy Court or pursuant to the Plan is not or will not be required to be filed, (b) any Claim that has been or is hereafter listed in the Schedules as neither disputed, contingent nor unliquidated, and for which no timely Proof of Claim has been filed, or (c) any Claim allowed pursuant to this Plan or the Confirmation Order; provided, however, that with respect to any Claim described in clauses (a) or (b) above, such Claim will be allowed only if (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so interposed and the Claim shall have been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject this plan). Except as otherwise specified in this Plan or a Final Order, the amount of an Allowed Claim shall not include interest on such Claim after the Filing Date.

Backstop Commitment Fees and Expenses Approval Order: The order approving the payment of reasonable and documented fees and expenses incurred by counsel for the Backstop Parties in connection with the negotiation, documentation, and implementation of the Rights Offering and any and all supporting documents and related transactions, entered by the Bankruptcy Court on January 5, 2010 [Docket No. 671].

Backstop Parties: Collectively, those parties set forth in the Equity Commitment Agreement, that are providing the equity commitment thereunder.

Backstop Shelf Registration Statement: A registration statement on Form S-1 for the delayed or continuous sale of securities pursuant to Rule 415 under the Securities Act covering resales by the Backstop Parties and any of their affiliates and such other holders that are party to the Registration Rights Agreement of (i) all shares of New Common Stock issued in the Rights Offering, (ii) all shares of New Capital Stock and all New Capital Warrants issued pursuant to the Equity Commitment Agreement and (iii) all shares of New Common Stock issued upon conversion of the New Preferred Stock and upon exercise of the New Capital Warrants.

Backstop Warrants: In the aggregate, 70% of the New Capital Warrants, which are to be issued to the Backstop Parties.

Ballot: The ballots distributed together with the Disclosure Statement to Holders of an Impaired Claim or Old Holdings Equity Interest entitled to vote for the purpose of accepting or rejecting this Plan.

Bankruptcy Code: Title 11 of the United States Code, as amended from time to time, as applicable during the Chapter 11 Cases.

Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Cases.

Bankruptcy Fees: Any fees or charges assessed against the Debtors’ estates under section 1930 of title 28 of the United States Code.

Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended from time to time, promulgated under section 2075 of title 28 of the United States Code.

Bar Date: The date designated by the Court as the last day for filing a Proof of Claim against the Debtors.

Business Day: Any day other than a Saturday, Sunday or “legal holiday” as defined in Bankruptcy Rule 9006(a).

Canadian Court: The Ontario Superior Court of Justice (Commercial List), or any other Canadian court having jurisdiction over the CCAA Proceeding or such other insolvency related proceeding of CSA Canada.

Cash: Legal tender of the United States of America.

Causes of Action: Any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

CCAA: Companies’ Creditors Arrangement Act (Canada), R.S.C., 1985, c.C-36, as amended.

CCAA Plan: The plan of compromise or arrangement of CSA Canada prepared and filed on March 12, 2010 in the CCAA Proceeding, together with all exhibits thereto, as the same may be amended from time to time in accordance with the terms therewith in form and substance reasonably satisfactory to the Required Backstop Parties and in consultation with the Creditors’ Committee.

CCAA Proceeding: The proceeding under Canada’s CCAA commenced by CSA Canada on August 4, 2009, in the Ontario Superior Court of Justice (Commercial List) in Toronto, Ontario, Canada.

Certificate of Designations: The Certificate of Designations of the New Preferred Stock, attached hereto as Exhibit A and attached to the Equity Commitment Agreement as Exhibit J as the same may be modified with the consent of the Required Backstop Parties and in consultation with the Creditors’ Committee; provided, however, that any material modification thereof shall be in form and substance reasonably satisfactory to the Creditors’ Committee and filed as a Plan Supplement.

Chapter 11 Cases: The respective cases under chapter 11 of the Bankruptcy Code concerning the Debtors commenced on the Filing Date.

Claim: Any right to (a) payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance of the Debtors if such breach gives rise to a right to payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Committees: Collectively (i) the Creditors’ Committee, and (ii) any other committee(s) appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

Confirmation Date: The date on which the Confirmation Order is entered on the docket maintained by the clerk of the Bankruptcy Court with respect to the Chapter 11 Cases.

Confirmation Hearing: The hearing held by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code regarding the confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

Confirmation Order: The order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, in form and substance reasonably satisfactory to the Required Backstop Parties and the Creditors’ Committee.

Consenting Backstop Parties: Two-thirds in amount of the Backstop Parties based on Commitment Percentage, whose consent may be granted or withheld in accordance with section 16 of the Equity Commitment Agreement.

Cooper Tire L/C: The letter of credit to be issued to Cooper Tire pursuant to the terms of the Cooper Tire Settlement Agreement.

Cooper Tire Settlement Agreement: That certain Agreement Concerning Terms and Conditions of a Compromise and Settlement, dated March 17, 2010, by and between Holdings, CSA and CSA Canada, as defendants, Cooper Tire & Rubber Company and Cooper Tyre Rubber & Company UK Limited, as plaintiffs, and the Creditors’ Committee, as an interested party, in the adversary proceeding: Cooper Tire & Rubber Company v. Cooper-Standard Holdings, Inc. et. al., Adv. Proc. No. 09-52014 (PJW).

Creditor: Any Entity that is the Holder of a Claim against any of the Debtors that arose on or before the Filing Date or a Claim against any of the Debtors’ estates of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

Creditors’ Committee: The official committee of unsecured creditors, appointed in these Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code on August 14, 2009, as the same may be constituted from time to time.

CSA: Cooper-Standard Automotive Inc.

CSA Canada: Cooper-Standard Automotive Canada Limited.

Debtors: Collectively, Holdings, CSA, Cooper-Standard Automotive FHS Inc., Cooper-Standard Automotive Fluid Systems Mexico Holding LLC, Cooper-Standard Automotive OH, LLC, StanTech, Inc., Westborn Service Center, Inc., North American Rubber, Incorporated, Sterling Investments Company, Cooper-Standard Automotive NC L.L.C., CS Automotive LLC, CSA Services Inc., and NISCO Holding Company.

DIP Facility: The Debtors’ superpriority senior secured postpetition credit facility, consisting of a $175,000,000 superpriority single draw term loan facility and a $25,000,000 standby uncommitted single draw term loan facility, provided by the DIP Lenders to Holdings and the other borrowers party thereto during these Chapter 11 Cases, pursuant to the DIP Financing Agreement and the DIP Financing Order.

DIP Financing Agent: (a) Deutsche Bank Trust Company Americas, in its capacity as the administrative agent, collateral agent and documentation agent under the DIP Financing Agreement; and (b) Deutsche Bank Securities Inc., in its capacity as the syndication agent, sole lead arranger and sole book runner under the DIP Financing Agreement.

DIP Financing Agreement: The debtor in possession credit agreement, dated as of December 18, 2009, as amended, modified or otherwise supplemented from time to time, by and among Holdings and the other borrowers party thereto, as the borrowers, the DIP Lenders, the other financial institutions party thereto, and the DIP Financing Agent.

DIP Financing Fees and Expenses: Without duplication, all reasonable fees, costs, charges, and expenses required to be paid by the Debtors under the terms of the DIP Financing Agreement, the DIP Original Financing Agreement, and/or any separate engagement letter executed in connection therewith, including but not limited to, the fees and disbursements of professionals, including without limitation (a) Milbank, Tweed, Hadley & McCloy LLP, as counsel to the DIP Financing Agent, (b) each local counsel to the DIP Financing Agent, (c) Capstone Advisory Group LLC, as advisor to the DIP Financing Agent, and (d) Houlihan Lokey Howard & Zukin Capital, Inc., as advisor to the DIP Financing Agent.

DIP Financing Order: The Final Order (I) Authorizing U.S. Debtors (A) to Obtain Replacement Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, and 364, (B) to Use Cash Collateral Pursuant to 11 U.S.C § 363, and (II) Granting Certain Protections to Prepetition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363, and 364 [Docket No. 649], entered on December 29, 2009, and as amended, modified or supplemented by the Bankruptcy Court from time to time.

DIP Lender Claims: A Claim against a Debtor arising pursuant to the DIP Financing Agreement, including all “DIP Obligations” as such term is defined in the DIP Financing Order.

DIP Lenders: The lenders under the DIP Financing Agreement and the DIP Original Financing Agreement, as appropriate.

DIP Original Financing Agent: (a) Deutsche Bank Trust Company Americas, in its capacity as the administrative agent, collateral agent and documentation agent under the DIP Original Financing Agreement; (b) Deutsche Bank Securities Inc., in its capacity as the joint lead arranger and book runner under the DIP Original Financing Agreement; (c) Banc of America Securities LLC as co-syndication agent and co-arranger under the DIP Original Financing Agreement; (d) General Electric Capital Corporation as co-syndication agent and joint lead arranger and book runner under the DIP Original Financing Agreement; and (e) UBS Securities LLC as co-syndication agent and co-arranger under the DIP Original Financing Agreement.

DIP Original Financing Agreement: The debtor in possession credit agreement, dated as of August 5, 2009, as amended, modified or otherwise supplemented from time to time, by and among Holdings and the other borrowers party thereto, as the borrowers, the lenders and other financial institutions party thereto, and the DIP Original Financing Agent, which was refinanced in full with the DIP Financing Agreement.

DIP Original Financing Order: The Corrected Final Order (I) Authorizing U.S. Debtors (A) to Obtain Replacement Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, and 364, (B) to Use Cash Collateral Pursuant to 11 U.S.C § 363, and (II) Granting Certain Protections to Prepetition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363, and 364 [Docket No. 179], entered on September 2, 2009, and as amended, modified or supplemented by the Bankruptcy Court from time to time.

Disclosure Statement: The disclosure statement relating to this Plan, including the exhibits and schedules thereto, as the same may be amended, modified, or supplemented from time to time (in accordance with the Equity Commitment Agreement), as approved by the Bankruptcy Court pursuant to the Disclosure Statement Approval Order.

Disclosure Statement Approval Order: The order approving the Disclosure Statement Motion, entered by the Bankruptcy Court on or about March 26, 2010 [Docket No.     ], in form and substance reasonably satisfactory to the Required Backstop Parties and the Creditors’ Committee.

Disclosure Statement Motion: The motion filed by the Debtors on February 1, 2010, pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018 seeking approval of the adequacy of the Disclosure Statement and the solicitation procedures and scheduling the Confirmation Hearing [Docket No. 753], including any amendments and supplements thereto.

Disputed: With respect to Claims or Equity Interests, any Claim or Equity Interest that is not Allowed.

Distribution Record Date: The date established in the Confirmation Order for determining the identity of Holders of Claims entitled to distributions under this Plan, which shall be no earlier than the date of entry of the Confirmation Order.

Effective Date: The first Business Day immediately following the date upon which all conditions to the Effective Date set forth in sections 13.01 and 13.02 of this Plan have been satisfied or waived by the applicable Debtor or Reorganized Debtor, as the case may be, and the Required Backstop Parties and in consultation with the Creditors’ Committee (all in accordance with section 13.03 of this Plan); provided, however, that if a stay of the Confirmation Order is in effect on such date, the Effective Date will be the first Business Day after such stay is no longer in effect.

Eligible Noteholder: A Holder of an Allowed Senior Subordinated Note Claim that either is (i) a Holder of such Claim as of the Rights Offering Record Date or is a transferee of such Claim evidenced by one or more Certification Period Transfer Notices (as defined in the Rights Offering Procedures) that begin with the transfer by the Holder holding such Claim as of the Rights Offering Record Date and timely certifies in the Investor Certificate that such Holder is a QIB, an Accredited Investor or a Non-U.S. Person, or (ii) any subsequent transferee thereafter evidenced by one or more Post-Certification Period Transfer Notices (as defined in the Rights Offering Procedures) prior to the Subscription Deadline (as defined in the Rights Offering Procedures); provided, however, that a transferor Holder that has delivered a Post-Certification Period Transfer Notice to the Subscription Agent evidencing the transfer of all such Holder’s Allowed Senior Subordinated Note Claims shall no longer be deemed to be an Eligible Noteholder.

Entity: Any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, Governmental Unit, agency or political subdivision thereof.

Equity Commitment Agreement: The Commitment Agreement, dated March 19, 2010, approved by the Bankruptcy Court by an order (which will become a Final Order) dated March 26, 2010 [Docket No. ], by and between Holdings and the Backstop Parties.

Equity Interests: Old Holdings Equity Interests and Subsidiary Debtor Equity Interests.

ERISA: As amended, the Employee Retirement Income Security Act of 1974.

Estates: The bankruptcy estates of the Debtors in the Chapter 11 Cases created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Debtors’ Chapter 11 Cases.

Fee Auditor: Warren H. Smith & Associates, P.C.

Fee Auditor Order: That certain Order Appointing Fee Auditor And Establishing Related Procedures Concerning The Payment Of Compensation And Reimbursement Of Expenses Of Professionals And Members Of Official Committees And Consideration Of Fee Applications, entered on October 16, 2009 [Docket No. 346].

Filing Date: August 3, 2009, the date on which the Debtors filed with the Bankruptcy Court their petitions commencing the Chapter 11 Cases.

Final Order: An order, ruling or judgment of the Bankruptcy Court, Canadian Court or any other court of competent jurisdiction, as applicable, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing will then be pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear will have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court, Canadian Court or other court of competent jurisdiction (as applicable) will have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing will have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing will have expired;

provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state or provincial court rules of civil procedure, may be filed with respect to such order will not cause such order not to be a Final Order.

General Bar Date: December 4, 2009 at 5:00 p.m. (prevailing Pacific Time).

General Unsecured Claim: Any Claim against Holdings or the Subsidiary Debtors other than an Administrative Expense, Miscellaneous Secured Claim, DIP Lender Claim, DIP Financing Fees and Expenses, Prepetition Credit Facility Administrative Claim, Prepetition Credit Facility Claim, Prepetition Credit Facility Fees and Expenses, Senior Note Claim, Senior Subordinated Note Claim, Intercompany Claim, Priority Claim, or Priority Tax Claim.

Governmental Unit: As defined in section 101(27) of the Bankruptcy Code.

Governmental Unit Bar Date: February 1, 2010 at 5:00 p.m. (prevailing Pacific Time).

Holdback Common Shares: 2,558,182 shares of New Common Stock.

Holdback Preferred Shares: 1,000,000 shares of New Preferred Stock.

Holdback Shares: Collectively, the Holdback Common Shares and the Holdback Preferred Shares.

Holder: Any Entity that holds a Claim or Equity Interest.

Holdings: Cooper-Standard Holdings Inc.

Holdings General Unsecured Claims: All General Unsecured Claims against Holdings, including, to the extent the Cooper Tire Settlement Agreement is not approved by the Bankruptcy Court, any and all claims of Cooper Tire & Rubber Company and its Affiliates arising under, relating to or in connection with that certain Stock Purchase Agreement dated as of September 16, 2004, as amended by the First Amendment to the Stock Purchase Agreement, dated as of December 3, 2004, including with respect to any tax refunds received by the Debtors and/or CSA Canada.

Impaired: Any Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

Instrument: Any share of stock, security, promissory note or other “Instrument” within the meaning of that term as defined in section 9-102(47) of the Uniform Commercial Code.

Intercompany Claim: Any Claim between and among the Debtors and any Claims of any non-Debtor Subsidiary against a Debtor.

Investor Certificate: The certification form distributed in accordance with the Rights Offering Procedures to each Holder of an Allowed Senior Subordinated Note Claim on which each such Holder must certify (i) whether such Holder is an Accredited Investor, a QIB, a Non-U.S. Person or none of the foregoing and (ii) the aggregate principal amount of Senior Subordinated Notes beneficially owned by such Holder.

KCC: Kurtzman Carson Consultants LLC.

Lien: As defined in section 101(37) of the Bankruptcy Code; except that a Lien that has been avoided in accordance with a provision of the Bankruptcy Code, including sections 544, 545, 546, 547, 548 or 549, shall not constitute a Lien.

Management Incentive Plan: The equity incentive compensation plan to be adopted by Reorganized Holdings, in form and substance reasonably satisfactory to the Required Backstop Parties and the Creditors’ Committee, pursuant to which 10% of the New Capital Stock will be reserved for issuance to the Debtors’ management, which shall be filed with the Bankruptcy Court as part of the Plan Supplement. A term sheet setting forth, among other things, the terms and conditions of the Management Incentive Plan is attached hereto as Exhibit B.

Miscellaneous Secured Claim: Any Claim, other than a Prepetition Credit Facility Claim, that is a “secured” claim within the meaning of, and to the extent allowable as a secured claim under, section 506 of the Bankruptcy Code.

New Capital Stock: Collectively, the New Common Stock and the New Preferred Stock.

New Capital Warrants: The Backstop Warrants and the Senior Subordinated Noteholders Warrant Distribution to be issued to purchase, in the aggregate, 2,419,753 shares of the New Common Stock pursuant to the terms set forth in the New Capital Warrant Agreement. A term sheet setting forth the terms of the New Capital Warrants is attached to the Equity Commitment Agreement as Exhibit D.

New Capital Warrant Agreement: The warrant agreement governing the New Capital Warrants to be issued by Reorganized Holdings, in form and substance reasonably satisfactory to the Required Backstop Parties and in consultation with the Creditors’ Committee, and containing the terms set forth in the Warrant Term Sheet attached as Exhibit D to the Equity Commitment Agreement and attached as Exhibit C to this Plan, which shall be filed with the Bankruptcy Court as part of the Plan Supplement.

New Common Stock: The shares of new common stock, par value $0.001 per share, of Reorganized Holdings.

New Preferred Stock: The shares of 7% Cumulative Participating Convertible Preferred Stock, $100 stated value per share and having the terms set forth in the Certificate of Designations, of Reorganized Holdings.

New Secured Debt Financing Agreement: The new secured debt agreement in the committed principal amount of up to $450 million to be executed on or prior to (but effective as of) the Effective Date, which will be filed with the Bankruptcy Court as part of the Plan Supplement.

New Secured Debt Facility: The New Secured Debtor Financing Agreement, together with the New Secured Debt Facility Documents, executed in connection with or pursuant to the terms of the New Secured Debt Financing Agreement, and the subject financing thereunder, to be made available on the Effective Date, and which shall be in form and substance reasonably satisfactory to the Required Backstop Parties and in consultation with the Creditors’ Committee.

New Secured Debt Facility Documents: The loan documents and ancillary agreements and instruments to be executed in connection with or pursuant to the terms of New Secured Debt Financing Agreement.

New Working Capital Credit Agreement: The new senior secured working capital credit agreement in the committed principal amount of up to $150 million, to be executed on or prior to (but effective as of) the Effective Date, which will be filed with the Bankruptcy Court as part of the Plan Supplement.

New Working Capital Facility: The New Working Capital Credit Agreement, together with the New Working Capital Facility Documents, executed in connection with or pursuant to the terms of the New Working Capital Credit Agreement, and the subject financing thereunder, to be made available on the Effective Date, and which shall be in form and substance reasonably satisfactory to the Required Backstop Parties and in consultation with the Creditors’ Committee.

New Working Capital Facility Documents: The loan documents and ancillary agreements and instruments to be executed in connection with or pursuant to the terms of the New Working Capital Credit Agreement.

Non-Backstop Shelf Registration Statement: A registration statement on Form S-1 for the delayed or continuous sale of securities pursuant to Rule 415 under the Securities Act covering resales by all Eligible Noteholders (other than the Backstop Parties and any of their affiliates and such holders that are party to the Registration Rights Agreement) of all shares of New Common Stock issued to them in the Rights Offering.

Non-Eligible Noteholder: A Holder of an Allowed Senior Subordinated Note Claim that (i) is a Holder of such Claim(s) as of the Rights Offering Record Date, (ii) certifies in the Investor Certificate that such Holder is neither a QIB, an Accredited Investor nor a Non-U.S. Person, (iii) continues to hold such Claim(s) until the Effective Date and (iv) delivers the Senior Subordinated Notes underlying such Claim(s) into an election account at the Depository Trust Company in accordance with instructions provided to such Holder.

Non-Eligible Noteholder Shares: The New Common Stock to be distributed to Non-Eligible Noteholders or, if applicable, any transferee of such Non-Eligible Noteholder in accordance with the Rights Offering Procedures, with the number of shares determined after the deadline for receipt of all Investor Certificates in a manner previously agreed upon by the Debtors and the Required Backstop Parties and which number of shares shall be filed with the Plan Supplement.

Non-U.S. Person: An Entity that is not a “U.S. person,” as that term is defined under Regulation S, promulgated under the Securities Act.

Old Holdings Common Stock: Holdings’ common stock, par value $0.01 per share, issued and outstanding as of the Petition Date.

Old Holdings Equity Interests: The equity interests in Holdings including (a) those represented by shares of Old Holdings Common Stock and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating any Debtor to issue, transfer or sell any shares of Old Holdings Common Stock, and (b) Claims of the type described in, and subject to subordination under section 510(b) of the Bankruptcy Code with respect to Old Holdings Common Stock.

PBGC: Pension Benefit Guaranty Corporation, a United States Government corporation.

Pension Plans: Collectively, the Cooper-Standard Automotive Inc. Collectively Bargained Retirement Plan - Gaylord UAW Local 388, the Cooper-Standard Automotive Inc. Hourly Employees’ Retirement Plan - Auburn, the Cooper-Standard Automotive Inc. Hourly Employees’ Retirement Plan - Bowling Green-Seal, the Cooper-Standard Automotive FHS - NEWLEX Hourly Pension Plan, the Cooper-Standard Automotive Inc. Hourly Employees’ Retirement Plan - Bowling Green-Hose and the Cooper-Standard Automotive Inc. Salaried Retirement Plan.

Plan: The Debtors’ Second Amended Joint Chapter 11 Plans, together with all exhibits, appendices and schedules thereto (including the Plan Supplement), as the same may be amended or modified from time to time in accordance with the terms thereof, the Bankruptcy Code and the Bankruptcy Rules.

Plan Supplement: The supplemental appendix to this Plan that will contain forms of the documents relevant to the implementation of this Plan, including, without limitation, the Management Incentive Plan, the commitment letters (or definitive credit agreements executed into escrow) for each of the New Working Capital Credit Agreement and New Secured Debt Financing Agreement, and the list of the initial members of the Board of Directors of Reorganized Holdings, which shall be filed with the Bankruptcy Court no later than five (5) Business Days prior to the Confirmation Hearing; provided, however, that the Reorganized Debtors’ Certificate of Incorporation, the Reorganized Holdings By-Laws, the New Capital Warrant Agreement, the number of Non-Eligible Noteholder Shares, the Registration Rights Agreement and the Certificate of Designations shall be filed with the Bankruptcy Court no later than five (5) Business Days prior to the Voting Deadline; provided, further, however, that any such documents that were filed with the Bankruptcy Court as exhibits to the Equity Commitment Agreement will be filed as Plan Supplements only if they have been modified from the version previously filed.

Prepetition Administrative Agent: Deutsche Bank Trust Company Americas, as administrative agent and collateral agent under the Prepetition Credit Facility.

Prepetition Credit Facility: That certain credit agreement, dated as of December 23, 2004, as amended, restated, supplemented or otherwise modified from time to time, among Holdings, CSA, CSA Canada, Cooper-Standard Automotive International Holdings B.V., as borrowers, the Prepetition Credit Facility Lenders, the other financial institutions party thereto, including the Prepetition Credit Facility Parties, and the Prepetition Administrative Agent.

Prepetition Credit Facility Claim: Any Claim against a Debtor arising under the Prepetition Credit Facility, including without limitation, any swap arising under or relating to the Prepetition Credit Facility, held by the Prepetition Credit Facility Parties, and all other Claims against a Debtor arising under the Prepetition Credit Facility, other than the Prepetition Credit Facility Fees and Expenses.

Prepetition Credit Facility Fees and Expenses: All reasonable fees, costs, charges, and expenses required to be paid by the Debtors under the terms of the Prepetition Credit Facility and/or any separate engagement letter with the Debtors, including but not limited to, the fees and disbursements of professionals, including without limitation (a) Milbank, Tweed, Hadley & McCloy LLP, as counsel to the Prepetition Administrative Agent, (b) each local counsel to the Prepetition Administrative Agent,(c) Capstone Advisory Group LLC, as advisor to the Prepetition Administrative Agent, and (d) Houlihan Lokey Howard & Zukin Capital, Inc., as advisor to the Prepetition Administrative Agent.

Prepetition Credit Facility Lenders: Collectively, the Lenders under, and as defined in, the Prepetition Credit Facility.

Prepetition Credit Facility Parties: Collectively, (a) the Prepetition Credit Facility Lenders and (b) the Guaranteed Creditors, Secured Creditors, Syndication Agent, Co-Documentation Agents, and Joint Lead Arrangers and Book Runners in each case, under, and as defined in, the Prepetition Credit Facility.

Prepetition Indentures: The Senior Note Indenture and the Senior Subordinated Note Indenture.

Priority Claim: Any Claim that is entitled to priority in payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, DIP Lender Claim, DIP Financing Fees and Expenses, Administrative Expenses or Prepetition Credit Facility Fees and Expenses.

Priority Tax Claim: Any Claim that is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

Pro Rata: A proportionate share, so that the ratio of the amount of property distributed on account of an Allowed Claim in a class is the same as the ratio such Claim bears to the total amount of all Claims (including Disputed Claims) in such class.

Professional: (a) Any professional employed in the Chapter 11 Cases pursuant to section 327, 328 or 1103 of the Bankruptcy Code and (b) any other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code; provided, however, professionals employed by the DIP Lenders, DIP Financing Agent, DIP Original Financing Agent or Backstop Parties (including Akin Gump Strauss Hauer & Feld LLP and Davis Polk & Wardwell LLP) shall not be “Professionals” for the purposes of this Plan.

Proof of Claim: As defined in Bankruptcy Rule 3001.

QIB: A Qualified Institutional Buyer, as that term is defined under Rule 144A, promulgated under the Securities Act.

Registration Rights Agreement: The agreement to be entered into on the Effective Date between Reorganized Holdings, the Backstop Parties and certain Eligible Noteholders specified by the Backstop Parties, in the form attached to the Equity Commitment Agreement as Exhibit E, as the same may be modified as provided therein and in consultation with the Creditors’ Committee; provided, however, that any material modification thereof shall be in form and substance reasonably satisfactory to the Creditors’ Committee and filed as a Plan Supplement.

Reorganized Debtors: Collectively, the Debtors from and after the Effective Date.

Reorganized Debtors’ Certificates of Incorporation: (i) The second amended and restated certificate of incorporation of Holdings attached hereto as Exhibit D and attached to the Equity Commitment Agreement as Exhibit G, as the same may be modified with the consent of the Required Backstop Parties and in consultation with the Creditors’ Committee; provided, however, that any material modification thereof shall be in form and substance reasonably satisfactory to the Creditors’ Committee and filed as a Plan Supplement, and (ii) the certificates of incorporation and/or articles of organization for the other Reorganized Debtors to be filed with the Bankruptcy Court as part of the Plan Supplement, in form and substance reasonably satisfactory to the Required Backstop Parties and the Creditors’ Committee.

Reorganized Holdings: Holdings from and after the Effective Date.

Reorganized Holdings By-Laws: The by-laws for Reorganized Holdings attached hereto as Exhibit E and attached to the Equity Commitment Agreement as Exhibit H, as the same may be modified with the consent of the Required Backstop Parties and in consultation with the Creditors’ Committee; provided, however, that any material modification thereof shall be in form and substance reasonably satisfactory to the Creditors’ Committee and filed as a Plan Supplement.

Required Backstop Parties: Those Backstop Parties representing two-thirds of the total amount of the Backstop Parties’ Commitment Percentage (as defined in the Equity Commitment Agreement).

Rights Offering: The rights offering whereby Eligible Noteholders will be offered the opportunity to subscribe for the Rights Offering Shares in accordance with the Rights Offering Procedures.

Rights Offering Amount: $355 million.

Rights Offering and Equity Commitment Approval Order: The order approving the Rights Offering and the Equity Commitment Agreement, entered by the Bankruptcy Court on March 26, 2010 [Docket No.     ].

Rights Offering Procedures: The procedures governing the administration and execution of the Rights Offering, which are attached hereto as Exhibit F.

Rights Offering Record Date: February 9, 2010.

Rights Offering Shares: In the aggregate, 8,623,491 shares of New Common Stock issuable upon the exercise of the Senior Subordinated Noteholder Rights.

Sanction Order: The Order of the Canadian Court under the CCAA, in form and substance reasonably satisfactory to the Required Backstop Parties and in consultation with the Creditors’ Committee, approving the CCAA Plan in the CCAA Proceeding.

Schedules: The schedules of assets and liabilities filed in the Chapter 11 Cases by the Debtors on October 2, 2009, as such schedules may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

Secured Claim: A Claim that (x) is secured by a Lien on property in which a Debtor has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (y) is Allowed by a Final Order or pursuant to this Plan as a Secured Claim.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended.

Securities Exchange Act: The Securities Exchange Act of 1934, as amended.

Senior Notes: The 7% Senior Notes due 2012 issued pursuant to the Senior Notes Indenture.

Senior Note Claims: Any and all Claims against a Debtor arising under or in connection with the Senior Notes or the Senior Note Indenture.

Senior Note Indenture: That certain indenture, dated December 23, 2004, as amended, modified, or supplemented from time to time, by and between CSA, the certain subsidiary and parent guarantors, and Wilmington Trust Company, pursuant to which, among other things, the Senior Notes were issued.

Senior Note Indenture Trustee: Wilmington Trust Company as indenture trustee under the Senior Note Indenture, together with its duly appointed successors and assigns, if any.

Senior Noteholders: The holders of Senior Notes.

Senior Subordinated Notes: The 8 3/8% Senior Subordinated Notes due 2014 issued pursuant to the Senior Subordinated Note Indenture.

Senior Subordinated Note Claims: Any and all Claims against a Debtor arising under or in connection with the Senior Subordinated Notes and the Senior Subordinated Note Indenture.

Senior Subordinated Note Indenture: That certain indenture, dated December 23, 2004, as amended, modified, or supplemented from time to time, by and between CSA, the certain subsidiary and parent guarantors, and the original indenture trustee, Wilmington Trust Company, pursuant to which, among other things, the Senior Subordinated Notes were issued.

Senior Subordinated Note Indenture Trustee: U.S. Bank National Association, as successor indenture trustee to Wilmington Trust Company under the Senior Subordinated Note Indenture, together with its duly appointed successors and assigns, if any.

Senior Subordinated Noteholder Rights: The rights issued to Eligible Noteholders to purchase the Rights Offering Shares.

Senior Subordinated Noteholder Oversubscription Right. The pro rata right of each Eligible Noteholder to subscribe for Rights Offering Shares, to the extent available, in addition to those to be received pursuant to the exercise of the Senior Subordinated Noteholder Rights, provided that such Eligible Noteholder has (i) exercised in full its Senior Subordinated Noteholder Rights, (ii) paid in full for the shares issued in connection with the Senior Subordinated Noteholder Rights (other than with respect to the shares in respect of the Senior Subordinated Noteholder Oversubscription Right) and (iii) specified in the Subscription Form (as defined in the Rights Offering Procedures) the number of units representing shares of New Common Stock that it wishes to purchase pursuant to its Senior Subordinated Noteholder Oversubscription Right.

Senior Subordinated Noteholders: The holders of Senior Subordinated Notes.

Senior Subordinated Noteholders Stock Distribution: In the aggregate, 1,742,222 shares of the New Common Stock to be issued to Holders of Allowed Senior Subordinated Note Claims in accordance with this Plan.

Senior Subordinated Noteholders Warrant Distribution: In the aggregate, 30% of the New Capital Warrants, to be issued to Holders of Allowed Senior Subordinated Note Claims in accordance with this Plan.

Shelf Registration Statements: Together, the Backstop Shelf Registration Statement and the Non-Backstop Shelf Registration Statement.

Statements: The statements of financial affairs filed in the Chapter 11 Cases by the Debtors on October 2, 2009, as such statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

Sub-Plans: The individual chapter 11 plans for each of the Debtors, as the same may be amended from time to time in accordance with the terms of the Plan.

Subscription Agent: KCC

Subsidiaries: All direct and indirect subsidiaries and joint ventures of the Debtors.

Subsidiary Debtors: Cooper-Standard Automotive Inc., Cooper-Standard Automotive FHS Inc., Cooper-Standard Automotive Fluid Systems Mexico Holding LLC, Cooper-Standard Automotive OH, LLC, StanTech, Inc., Westborn Service Center, Inc., North American Rubber, Incorporated, Sterling Investments Company, Cooper-Standard Automotive NC L.L.C., CS Automotive LLC, CSA Services Inc. and NISCO Holding Company.

Subsidiary Debtor Equity Interests: The equity interests in each of the Subsidiary Debtors, including those equity interests represented by shares of common stock of the Subsidiary Debtors and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating any Subsidiary Debtor to issue, transfer or sell any shares of common stock of the Subsidiary Debtors.

Subsidiary Debtor General Unsecured Claims: All General Unsecured Claims against the Subsidiary Debtors.

Supporting Senior Note Claims: Senior Note Claims in respect of Senior Notes in an aggregate principal amount of $104,700,000 that the Supporting Senior Noteholders have agreed to exchange for an aggregate of 4,563,095 shares of New Common Stock pursuant to Section 2(h) of the Equity Commitment Agreement and held by the Supporting Senior Noteholders as of the date of the Equity Commitment Agreement (whether or not held by such Holders on the Effective Date).

Supporting Senior Noteholders: Shall have the meaning set forth in the Equity Commitment Agreement.

Tax: All taxes, charges, fees, duties, levies, imposts, rates or other assessments imposed by any federal, state, local or foreign Governmental Unit, including income, gross receipts, excise, property, sales, stamp, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added and other taxes, and any interest, penalties, fines, losses, damages, costs or additions attributable thereto.

Tax Code: Internal Revenue Code of 1986, as amended.

Unimpaired: Any Claim or Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

United States Trustee: The Office of the United States Trustee for the District of Delaware.

Voting Agent: KCC.

Voting Deadline: The date set by the Bankruptcy Court pursuant to the Disclosure Statement Approval Order by which Ballots for acceptance or rejection of this Plan must be received by the Voting Agent.

C.	RULES OF INTERPRETATION

For purposes of this Plan: (a) any reference in this Plan to a contract, instrument, release, indenture, order, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions and shall be in form and substance satisfactory to the Debtors; (b) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan; (d) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply. All exhibits and schedules to this Plan (including the Plan Supplement) are incorporated into this Plan and shall be deemed to be included in, and made a part of, this Plan, as if fully set forth herein.

D.	COMPUTATION OF TIME

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE TWO

PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

2.01. Administrative Expenses.

(a) The Debtors or the Reorganized Debtors, as the case may be, will pay each Allowed Administrative Expense against Holdings and the Subsidiary Debtors in full, in Cash, on the later of (a) the Effective Date (or as soon thereafter as is practicable), (b) the date on which the Bankruptcy Court enters an order allowing such Administrative Expense, or (c) such other date to which the Reorganized Debtors and the Holder of the Allowed Administrative Expense agree; provided, however, that Allowed Administrative Expenses representing (a) obligations incurred in the ordinary course of business or assumed by the Debtors or the Reorganized Debtors, as the case may be, will be paid in full or performed by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business, consistent with past practice and (b) obligations incurred to Professionals for services provided through the Confirmation Date will be paid in accordance with the applicable Bankruptcy Court order approving the fees and expenses of each such Professional; provided, further, however, that Allowed Administrative Expenses incurred by the Debtors or the Reorganized Debtors, as the case may be, after the Confirmation Date, including claims for Professionals’ fees and expenses, will not require application to the Bankruptcy Court and shall be paid by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; and, provided, further, however, that all reasonable and documented fees and expenses of counsel and other advisors to the Backstop Parties shall constitute Allowed Administrative Expenses and shall be paid by the Debtors in the ordinary course of business during the Chapter 11 Cases without the necessity to file a proof of claim or file any application to or receive any approval from the Bankruptcy Court, in accordance with the terms and subject to the conditions of the Backstop Commitment Fees and Expenses Approval Order and, to the extent approved by the Bankruptcy Court, the order approving the Equity Commitment Agreement. All DIP Obligations (as such term is defined in the DIP Financing Order) payable under the DIP Financing Agreement and with respect to DIP Financing Fees and Expenses, under the DIP Financing Agreement and DIP Original Financing Agreement, and all other DIP Lender Claims are (a) Allowed in full; (b) shall not be subject to any avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, or any other challenges under any applicable law or regulation by any person or entity; (c) shall constitute Allowed Administrative Expenses; and (d) shall be paid in full, in Cash, on the Effective Date, without the need for application to or approval from any court. All Prepetition Credit Facility Fees and Expenses are (a) Allowed in full; (b) shall not be subject to any avoidance, setoff, off-set, recoupment, subordination (whether contractual, equitable, or otherwise), recharacterization, disgorgement, disallowance, impairment, objection, defenses, claims, causes of action, suits, counterclaims, cross-claims, reduction or any other challenges under any applicable law or regulation by any person or entity; (c) shall constitute Allowed Administrative Expenses; and (d) shall be paid in full, in Cash, on the Effective Date, without the need for application to or approval from any court.

(b) Final Application for Compensation and Reimbursement of Professionals’ Fees and Expenses. All applications for final allowance of compensation and reimbursement of Professionals’ fees and expenses must be filed no later than 120 days following the Effective Date and will be subject to the authorization and approval of the Court. Any objections to such applications shall be filed no later than twenty (20) days following the date on which a final fee application is filed with the Court.

(c) Post-Effective Date Fees and Expenses of the Fee Auditor. Following the Effective Date, the Reorganized Debtors shall pay in cash, within thirty (30) days of receipt by the Reorganized Debtors of an invoice from the Fee Auditor, all reasonable and documented fees and expenses of the Fee Auditor that are incurred after the Effective Date, without the need for any further authorization from the Bankruptcy Court. In the event that the Reorganized Debtors object to payment of such invoice from the Fee Auditor for post-Effective Date fees and expenses, in whole or in part, and the parties cannot resolve such objection after good faith negotiation, the Bankruptcy Court shall retain jurisdiction to make a determination as to the extent to which the invoice shall be paid by the Reorganized Debtors.

(d) Full Settlement. As more specifically set forth in, and without in any way limiting, section 12.01 of this Plan, the distributions provided for in and when paid pursuant to this section 2.01 are in full settlement and release of all Administrative Expenses.

ARTICLE THREE

PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

3.01. Priority Tax Claims.

(a) Treatment. With respect to each Allowed Priority Tax Claim against Holdings and the Subsidiary Debtors, at the sole option of the Debtors, each Holder of an Allowed Priority Tax Claim shall be entitled to receive from the Reorganized Debtors on account of such Claim:

(i) On the Effective Date, or as soon thereafter as is practicable, Cash payments in an amount equal to such Allowed Priority Tax Claim; or

(ii) Such other treatment agreed to by each Holder of such Allowed Priority Tax Claim and the Debtors or Reorganized Debtors, as the case may be.

(b) Full Settlement. As more specifically set forth in, and without in any way limiting, section 12.01 of this Plan, the distributions provided for in and when paid pursuant to this section 3.01 are in full settlement, release and discharge of all Priority Tax Claims.

ARTICLE FOUR

CLASSIFICATION OF CLAIMS AND INTERESTS

4.01. Designation of Classes. Pursuant to sections 1122 and 1123(a) of the Bankruptcy Code, set forth below is a designation of classes of Claims and Equity Interests. Administrative Expenses and Priority Tax Claims of the kinds specified in sections 507(a)(2) and 507(a)(8) of the Bankruptcy Code (set forth in Articles Two and Three, above) have not been classified and are excluded from the following classes in accordance with section 1123(a)(l) of the Bankruptcy Code.

Class	Claim	Status	Voting Rights
1	Priority Claims	Unimpaired	deemed to accept the Plan; not entitled to vote

2	Miscellaneous Secured Claims	Unimpaired	deemed to accept the Plan; not entitled to vote

3	Intercompany Claims	Unimpaired	deemed to accept the Plan; not entitled to vote

4	Prepetition Credit Facility Claims	Unimpaired	deemed to accept the Plan; not entitled to vote

5	Senior Note Claims	Unimpaired	deemed to accept the Plan; not entitled to vote

6	Senior Subordinated Note Claims	Impaired	entitled to vote

7	Subsidiary Debtor General Unsecured Claims	Unimpaired	deemed to accept the Plan; not entitled to vote

8	Subsidiary Debtor Equity Interests	Unimpaired	deemed to accept the Plan; not entitled to vote

9	Holdings General Unsecured Claims	Impaired	deemed to reject the Plan; not entitled to vote

10	Old Holdings Equity Interests	Impaired	deemed to reject the Plan; not entitled to vote

4.02. Classification. This Plan constitutes a separate Sub-Plan for each of the thirteen Debtors. Except for the Claims and Administrative Expenses addressed in Articles II and III above, all Claims and Interests against a particular Debtor are placed in classes for each of the Debtors (as designated by subclasses A through M for each of the thirteen Debtors). The Subsidiary Debtors are not Holders of any Intercompany Claims against Holdings, and therefore Holdings does not have Class 3. CS Automotive LLC did not issue or guarantee the Senior Notes or Senior Subordinated Notes, and therefore does not have Classes 5 and 6. Class 8 consists of the Subsidiary Debtor Interests held by the Debtors. Class 10 consists of Old Holdings Equity Interests, which relate only to the Sub-Plan for Holdings. In that regard, the classification and treatment of Claims and Equity Interests under this Plan are as follows:

Cooper-Standard Holdings Inc.
Class	Claim	Status	Voting Rights
1A	Priority Claims	Unimpaired	Deemed to accept
2A	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
4A	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5A	Senior Note Claims	Unimpaired	Deemed to accept

6A	Senior Subordinated Note Claims	Impaired	Entitled to vote
9	Holdings General Unsecured Claims	Impaired	Deemed to reject
10	Old Holdings Equity Interests	Impaired	Deemed to reject
Cooper-Standard Automotive Inc.
Class	Claim	Status	Voting Rights
1B	Priority Claims	Unimpaired	Deemed to accept
2B	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3B	Intercompany Claims	Unimpaired	Deemed to accept
4B	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5B	Senior Note Claims	Unimpaired	Deemed to accept
6B	Senior Subordinated Note Claims	Impaired	Entitled to vote
7B	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8B	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
Cooper-Standard Automotive FHS Inc.
Class	Claim	Status	Voting Rights
1C	Priority Claims	Unimpaired	Deemed to accept
2C	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3C	Intercompany Claims	Unimpaired	Deemed to accept
4C	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5C	Senior Note Claims	Unimpaired	Deemed to accept
6C	Senior Subordinated Note Claims	Impaired	Entitled to vote
7C	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8C	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
Cooper-Standard Fluid Systems Mexico Holding LLC
Class	Claim	Status	Voting Rights
1D	Priority Claims	Unimpaired	Deemed to accept
2D	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3C	Intercompany Claims	Unimpaired	Deemed to accept
4D	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5D	Senior Note Claims	Unimpaired	Deemed to accept
6D	Senior Subordinated Note Claims	Impaired	Entitled to vote
7D	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8D	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
Cooper-Standard Automotive, OH LLC
Class	Claim	Status	Voting Rights
1E	Priority Claims	Unimpaired	Deemed to accept
2E	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3E	Intercompany Claims	Unimpaired	Deemed to accept
4E	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5E	Senior Note Claims	Unimpaired	Deemed to accept
6E	Senior Subordinated Note Claims	Impaired	Entitled to vote
7E	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8E	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
StanTech, Inc.
Class	Claim	Status	Voting Rights
1F	Priority Claims	Unimpaired	Deemed to accept
2F	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3F	Intercompany Claims	Unimpaired	Deemed to accept
4F	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5F	Senior Note Claims	Unimpaired	Deemed to accept
6F	Senior Subordinated Note Claims	Impaired	Entitled to vote

7F	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8F	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
Westborn Services Center, Inc.
Class	Claim	Status	Voting Rights
1G	Priority Claims	Unimpaired	Deemed to accept
2G	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3G	Intercompany Claims	Unimpaired	Deemed to accept
4G	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5G	Senior Note Claims	Unimpaired	Deemed to accept
6G	Senior Subordinated Note Claims	Impaired	Entitled to vote
7G	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8G	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
North American Rubber Company, Incorporated
Class	Claim	Status	Voting Rights
1H	Priority Claims	Unimpaired	Deemed to accept
2H	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3H	Intercompany Claims	Unimpaired	Deemed to accept
4H	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5H	Senior Note Claims	Unimpaired	Deemed to accept
6H	Senior Subordinated Note Claims	Impaired	Entitled to vote
7H	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8H	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
Sterling Investments Company
Class	Claim	Status	Voting Rights
1I	Priority Claims	Unimpaired	Deemed to accept
2I	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3I	Intercompany Claims	Unimpaired	Deemed to accept
4I	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5I	Senior Note Claims	Unimpaired	Deemed to accept
6I	Senior Subordinated Note Claims	Impaired	Entitled to vote
7I	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8I	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
Cooper-Standard Automotive NC LLC
Class	Claim	Status	Voting Rights
1J	Priority Claims	Unimpaired	Deemed to accept
2J	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3J	Intercompany Claims	Unimpaired	Deemed to accept
4J	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5J	Senior Note Claims	Unimpaired	Deemed to accept
6J	Senior Subordinated Note Claims	Impaired	Entitled to vote
7J	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8J	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
CSA Services Inc.
Class	Claim	Status	Voting Rights
1K	Priority Claims	Unimpaired	Deemed to accept
2K	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3K	Intercompany Claims	Unimpaired	Deemed to accept
4K	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5K	Senior Note Claims	Unimpaired	Deemed to accept
6K	Senior Subordinated Note Claims	Impaired	Entitled to vote
7K	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept

8K	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
NISCO Holding Company
Class	Claim	Status	Voting Rights
1L	Priority Claims	Unimpaired	Deemed to accept
2L	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3L	Intercompany Claims	Unimpaired	Deemed to accept
4L	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
5L	Senior Note Claims	Unimpaired	Deemed to accept
6L	Senior Subordinated Note Claims	Impaired	Entitled to vote
7L	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8L	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept
CS Automotive LLC
Class	Claim	Status	Voting Rights
1M	Priority Claims	Unimpaired	Deemed to accept
2M	Miscellaneous Secured Claims	Unimpaired	Deemed to accept
3M	Intercompany Claims	Unimpaired	Deemed to accept
4M	Prepetition Credit Facility Claims	Unimpaired	Deemed to accept
7M	Subsidiary Debtor General Unsecured Claims	Unimpaired	Deemed to accept
8M	Subsidiary Debtor Equity Interests	Unimpaired	Deemed to accept

ARTICLE FIVE

IDENTIFICATION OF CLASSES OF CLAIMS AND

INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN

5.01. Class of Claims and Interests Impaired by this Plan and Entitled to Vote. Senior Subordinated Note Claims (Class 6) are Impaired by this Plan and the Holders of Allowed Claims in that class are entitled to vote to accept or reject this Plan.

5.02. Class of Claims and Interests Impaired by this Plan and Deemed to Reject this Plan. Holdings General Unsecured Claims (Class 9) and Old Holdings Equity Interests (Class 10) are Impaired and such Holders do not receive or retain any property under this Plan. Under section 1126(g) of the Bankruptcy Code, the Holders of Allowed Claims or Equity Interests in such classes are deemed to reject this Plan and the votes of such Holders will not be solicited. Although the Holders of Old Holdings Equity Interests will not receive a distribution or retain any property under this Plan and are deemed to reject this Plan, such Holders have advised the Debtors that they support this Plan.

5.03. Classes of Claims Not Impaired by this Plan and Conclusively Presumed to Accept this Plan. Priority Claims (Class 1), Miscellaneous Secured Claims (Class 2), Intercompany Claims (Class 3), Prepetition Credit Facility Claims (Class 4), Senior Note Claims (Class 5), Subsidiary Debtor General Unsecured Claims (Class 7) and the Subsidiary Debtor Equity Interests (Class 8) are not Impaired by this Plan. Under section 1126(f) of the Bankruptcy Code, the Holders of such Allowed Claims or Equity Interests in such classes are conclusively presumed to accept this Plan, and the votes of such Holders will not be solicited.

ARTICLE SIX

PROVISIONS FOR TREATMENT OF

CLAIMS AND INTERESTS

6.01. Priority Claims (Subclasses 1A through 1M).

(a) Treatment of Priority Claims. On the latest of (a) the Effective Date (or as soon as practicable thereafter), (b) the date on which such Priority Claim becomes an Allowed Priority Claim, or (c) such other date on which the Debtors and the Holder of such Allowed Priority Claim may agree, each Holder of an Allowed Priority Claim shall be entitled to receive Cash in an amount sufficient to render such Allowed Priority Claim Unimpaired under section 1124 of the Bankruptcy Code; provided, however, that Allowed Priority Claims representing obligations incurred in the ordinary course will be paid in full or performed by the Debtors or Reorganized Debtors, consistent with past practice.

(b) Full Settlement. As more specifically set forth in, and without in any way limiting section 12.01 of this Plan, the distributions provided in this section 6.01 to Holders of Priority Claims (when distributed to Holders of Priority Claims in accordance with the Plan)] are in full settlement and release of each Holder’s Priority Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Priority Claim was based. Subclasses 1A through 1M are Unimpaired.

6.02. Miscellaneous Secured Claims (Subclasses 2A through 2M). On the Effective Date, at the sole option of the Debtors, (i) the legal, equitable and contractual rights to which the Miscellaneous Secured Claim entitles the Holder of such Claim will remain unaltered, and the Holder of such Claim shall retain any Liens and/or security interests securing such Claim, or (ii) the Debtors will provide other treatment that will render such Miscellaneous Secured Claim Unimpaired under section 1124 of the Bankruptcy Code. Subclasses 2A through 2M are Unimpaired.

6.03. Intercompany Claims (Subclasses 3B through 3M). On the Effective Date, at the option of the Debtors or the Reorganized Debtors, either (a) the legal, equitable and contractual rights to which the Intercompany Claim entitles the Holder of such Claim will remain unaltered, in full or in part, and treated in the ordinary course of business, (b) such Intercompany Claim shall be cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan, or (c) such Intercompany Claim shall be settled and discharged in exchange for property of the Debtors; provided, however, that any Intercompany Claims against any Debtor held by a non-Debtor Subsidiary shall remain unaltered. Subclasses 3B through 3M are Unimpaired.

6.04. Prepetition Credit Facility Claims (Subclasses 4A through 4M).

(a) Treatment of Prepetition Credit Facility Claims. All Prepetition Credit Facility Claims are Allowed in full and shall be paid, in full, in Cash, on the Effective Date and shall not be subject to avoidance, setoff, off-set, recoupment, subordination (whether contractual, equitable or otherwise), recharacterization, disallowance, disgorgement, impairment, defenses, claims, causes of action, suits, counterclaims, cross-claims, reduction or any other challenges under any applicable law or regulation by any person or entity. For avoidance of doubt, the Prepetition Credit Facility Claims are Allowed in an amount of no less than $658,416,000 (which includes principal plus accrued pre- and post-petition interest calculated at the applicable non-default rate or rates (including interest on interest) through May 1, 2010) plus any accrued post-petition interest from May 2, 2010 through the Effective Date at the applicable non-default rate or rates (including interest on interest). On the Effective Date, in full satisfaction, release and discharge of, and in exchange for, all Allowed Prepetition Credit Facility Claims, each Holder of an Allowed Prepetition Credit Facility Claim will receive payment in full, in Cash.

(b) Full Settlement. As more specifically set forth in, and without in any way limiting section 12.01 of this Plan, the distributions provided in this section 6.04 to the Holders of Prepetition Credit Facility Claims (when distributed to the Prepetition Administrative Agent in accordance with this Plan) are in full settlement and release of each Holder’s Prepetition Credit Facility Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Prepetition Credit Facility Claim was based. Subclasses 4A through 4M are Unimpaired.

6.05. Senior Note Claims (Subclasses 5A through 5L).

(a) Treatment of Senior Note Claims. The Senior Note Claims are Allowed in an amount of no less than $219,250,000 (which includes principal plus accrued pre- and post-petition interest calculated at the applicable non-default rate or rates (including interest on interest) through May 1, 2010), plus any accrued post-petition interest from May 2, 2010 through the Effective Date at the applicable non-default rate or rates (including interest on interest) and any other amounts the Bankruptcy Court may order as necessary to render Class 5 Unimpaired, without avoidance, setoff, subordination, any defenses, counterclaims, or any other reduction of any kind. On the Effective Date, in full satisfaction, release, and discharge of, and in exchange for, all Allowed Senior Note Claims, each Holder of an Allowed Senior Note Claim will receive payment in full, in Cash; provided, however, that pursuant to Section 1123(a)(4) of the Bankruptcy Code each Supporting Senior Noteholder has agreed to forgo its right to receive payment in full, in Cash, and in lieu thereof, has agreed to accept, in full satisfaction of its Allowed Supporting Senior Note Claim, and in consideration for its Allowed Supporting Senior Note Claim and its commitment under the Equity Commitment Agreement, less favorable treatment consisting of its Pro Rata share of 4,563,095 shares of the New Common Stock.

(b) Full Settlement. As more specifically set forth in, and without in any way limiting section 12.01 of this Plan, the benefits provided in this section 6.05 to the Holders of Senior Note Claims (when distributed to the Senior Note Indenture Trustee in accordance with this Plan) are in full settlement and release of each Holder’s Senior Note Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Senior Note Claim was based. Subclasses 5A through 5L are Unimpaired.

(c) Senior Note Indenture Trustee Fees and Expenses. On the date that distributions are first made pursuant to section 10.01 of this Plan, the Debtors or the Reorganized Debtors, as the case may be, shall pay the reasonable and documented fees and expenses of the Senior Note Indenture Trustee, through and including the Effective Date, in Cash, including the reasonable and documented fees and expenses of its professionals. The Senior Note Indenture Trustee shall also be entitled to payment of its fees and expenses after the Effective Date in connection with the implementation of the Plan.

6.06. Senior Subordinated Note Claims (Subclasses 6A through 6L).

(a) Treatment of Senior Subordinated Note Claims. The Senior Subordinated Note Claims are Allowed in the amount of no less than $330,000,000, without avoidance, setoff, subordination, any defenses, counterclaims, or any other reduction of any kind. On the Effective Date, in full satisfaction, release, and discharge of, and in exchange for, all Allowed Senior Subordinated Note Claims, (i) each Holder of an Allowed Senior Subordinated Note Claim shall be entitled to receive its Pro Rata share of the (y) Senior Subordinated Noteholder Stock Distribution and (z) Senior Subordinated Noteholder Warrant Distribution, (ii) each Eligible Noteholder shall be entitled to receive its pro rata share of the Senior Subordinated Noteholder Rights and Senior Subordinated Noteholder Oversubscription Rights (as applicable), and (iii) each Non-Eligible Noteholder shall receive its pro rata share of the Non-Eligible Noteholder Shares.

(b) Full Settlement. As more specifically set forth in, and without in any way limiting section 12.01 of this Plan, the benefits provided in this section 6.06 to the Holders of Senior Subordinated Note Claims (when distributed to the Senior Subordinated Note Indenture Trustee in accordance with this Plan) are in full settlement and release of each Holder’s Senior Subordinated Note Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Senior Subordinated Note Claim was based. Subclasses 6A through 6L are Impaired.

(c) Senior Subordinated Note Indenture Trustee Fees and Expenses. On the date that distributions are first made pursuant to section 10.01 of this Plan, the Debtors or the Reorganized Debtors, as the case may be, shall pay the reasonable and documented fees and expenses of the Senior Subordinated Note Indenture Trustee, through and including the Effective Date, in Cash, including the reasonable and documented fees and expenses of its professionals. The Senior Subordinated Note Indenture Trustee shall also be entitled to payment of its fees after the Effective Date in connection with the implementation of the Plan.

6.07. Subsidiary Debtor General Unsecured Claims (Subclasses 7B through 7M).

(a) Treatment of Subsidiary Debtor General Unsecured Claims. On the latest of (a) the Effective Date (or as soon as practicable thereafter), (b) the date on which such Subsidiary Debtor General Unsecured Claim becomes an Allowed Subsidiary Debtor General Unsecured Claim, or (c) such other date on which the Debtors and the Holder of such Allowed Subsidiary Debtor General Unsecured Claim may agree, each Holder of an Allowed

Subsidiary Debtor General Unsecured Claim shall be entitled to receive Cash in an amount sufficient to render such Allowed Subsidiary Debtor General Unsecured Claim Unimpaired under section 1124 of the Bankruptcy Code.

(b) Full Settlement. As more specifically set forth in, and without in any way limiting section 12.01 of this Plan, the distributions provided in this section 6.07 to the Holders of Subsidiary Debtor General Unsecured Claims (when distributed to the Holders of Subsidiary Debtor General Unsecured Claims in accordance with this Plan) are in full settlement and release of all Holders’ General Unsecured Claims against any and all of the Subsidiary Debtors and all other Claims against any and all of the Subsidiary Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such General Unsecured Claim or other Claim was based. Subclasses 7B through 7M are Unimpaired.

6.08. Subsidiary Debtor Equity Interests (Subclasses 8B through 8M). On the Effective Date, the legal, equitable and contractual rights to which the Subsidiary Debtor Equity Interest entitles the Holder of such Interest will remain unaltered. Subclasses 8B through 8M are Unimpaired.

6.09. Holdings General Unsecured Claims (Class 9). On the Effective Date, all Holdings General Unsecured Claims will be extinguished and no distributions will be made to Holders of Holdings General Unsecured Claims. The Holders of Holdings General Unsecured Claims are not entitled to receive any distribution or retain any property under this Plan, and any such Claims will be cancelled, released and extinguished on the Effective Date. Class 9 is Impaired.

6.10. Old Holdings Equity Interests (Class 10). On the Effective Date, all Old Holdings Equity Interests will be cancelled and extinguished and no distributions will be made to Holders of Old Holdings Equity Interests. The Holders of Old Holdings Equity Interests are not entitled to receive any distribution or retain any property under this Plan. Class 10 is Impaired.

ARTICLE SEVEN

ACCEPTANCE OR REJECTION OF THIS PLAN;

EFFECT OF REJECTION BY ONE OR MORE IMPAIRED

CLASSES OF CLAIMS OR INTERESTS

7.01. Acceptance by an Impaired Class of Creditors. Consistent with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired class of Claims will have accepted this Plan if this Plan is accepted by Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject this Plan.

7.02. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. With respect to Classes 9 and 10, the Debtors intend to request that the Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code.

ARTICLE EIGHT

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.01. Assumption and Rejection of Executory Contracts and Unexpired Leases.

(a) Each executory contract or unexpired lease that (i) has not been expressly assumed or rejected with approval by order of the Bankruptcy Court on or prior to the Confirmation Date, (ii) is not the subject of a motion to reject pending as of the Confirmation Date, or (iii) that is not specifically designated as a contract or lease to be rejected on Schedule 8.01 of this Plan, which Schedule shall be filed as part of the Plan Supplement, shall be in form and substance reasonably satisfactory to the Required Backstop Parties and in consultation with the Creditors’ Committee and served on the counterparties to such contracts or leases, will, as of the Confirmation Date, and subject to this section 8.01, be deemed to have been assumed by the Debtors.

(b) Notwithstanding anything otherwise to the contrary, the Debtors reserve the right, with the prior consent of the Required Backstop Parties, which shall not be unreasonably withheld, on or prior to the Confirmation Date, to amend Schedule 8.01 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Schedule 8.01 to the parties to the executory contracts and unexpired leases affected thereby and the Creditors’ Committee. The listing of a document on Schedule 8.01 shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

(c) Approval of Assumptions and Rejections by Confirmation Order. Entry of the Confirmation Order by the Court shall constitute approval of the rejections, assumptions and, to the extent applicable, assumptions and assignments, contemplated by this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to section 8.01(a) of this Plan (except for those that are assumed and assigned) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Court authorizing or providing for its assumption or applicable federal law. Except as otherwise provided in the Confirmation Order, the only adequate assurance of future performance shall be the promise of the applicable Reorganized Debtor to perform all obligations under any executory contract or unexpired lease under this Plan. The Debtors reserve the right (upon consultation with the Required Backstop Parties and the Creditors’ Committee) to file a motion on or before the Confirmation Date to assume or reject any executory contract and unexpired lease.

(d) Scope of Assumed Agreements. Each executory contract and unexpired lease that is assumed or that is assumed and assigned shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (b) in respect of agreements relating to premises, all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless (i) any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan, or (ii) the non-Debtor party to such executory contract or unexpired lease has agreed otherwise.

8.02. Cure of Defaults. Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to section 8.01 of this Plan, the Debtors shall, in consultation with the Required Backstop Parties and the Creditors’ Committee, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts and unexpired leases to be assumed. The parties to such executory contracts and unexpired leases to be assumed by the Debtors shall have thirty (30) days to object to the cure amounts listed by the Debtors. A party to an executory contract or unexpired lease to be assumed by the Debtors that does not file an objection with the Bankruptcy Court on or before the deadline set by this section 8.02 for objections to the cure amount shall be deemed to have waived its right to dispute such amount. If there are any objections filed, the Bankruptcy Court shall hold a hearing. In the event the Bankruptcy Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Reorganized Debtors may elect to reject the executory contract or unexpired lease and not pay such greater cure amount. All cure amounts to be paid pursuant to this section 8.02 will be paid by the Reorganized Debtors.

8.03. Bar Date for Rejection Damages. With respect to any executory contract or unexpired lease rejected by the Debtors, the rejection will be deemed to constitute a breach of such contract or lease immediately prior to the Filing Date and may result in a pre-Filing Date Claim against the rejecting Debtor for damages. A Claim for damages against any such Debtor arising from the rejection by such Debtor of any executory contract or unexpired lease pursuant to a Final Order will be forever barred and will not be enforceable against any such Debtor or the Reorganized Debtors or any of their Affiliates or Subsidiaries or their respective property or interest in property and no holder of any such Claim will participate in any distribution under this Plan unless a Proof of Claim is filed with the Bankruptcy Court. Unless otherwise provided by an order of the Bankruptcy Court entered prior to the Confirmation Date, a Proof of Claim with respect to any Claim against the Debtors arising from the rejection of any executory contract or unexpired lease pursuant to an order of the Bankruptcy Court (including the Confirmation Order) must be filed with the Bankruptcy Court by the later of (a) the General Bar Date, or (b) thirty (30) days from the date of entry of such order of the Bankruptcy Court approving such rejection. Any Entity that fails to file a Proof of Claim with respect to its Claim arising from such a rejection within the period set forth above will be forever barred from asserting a Claim against the Debtors or the Reorganized Debtors or any of their Affiliates or Subsidiaries or their respective property or interests in property. All Allowed Claims arising from the rejection of executory contracts or unexpired leases will be classified as General Unsecured Claims against the applicable Debtor.

8.04. Employee Benefit Plans and Agreements.

(a) Employee Benefit Plans and Agreements. On or after the Effective Date, the Reorganized Debtors shall honor, in the ordinary course of business, all employee compensation and employee benefit plans and agreements of the Debtors including, without limitation, incentive agreements with the Debtors’ management, the existing annual incentive plan, the existing long term incentive plan, the existing Deferred Compensation Plan and Pre-2005 Executive Deferred Compensation Plan, the existing Change of Control Severance Pay Plan, the existing salaried employee retirement and savings plans and Nonqualified Supplementary Benefit Plan (SERP), and the existing employment agreements and any and all other employee benefit plans and agreements entered into before, on or after the Filing Date and not since terminated. In addition, the Reorganized Debtors shall undertake and commit to take the actions relating to such existing employment agreements and plans as set forth on Exhibit B hereof and to pay an emergence component award to eligible executives of the Debtors in accordance with Exhibit B hereof and to adopt the Management Incentive Plan with the terms set forth on Exhibit B hereof. Notwithstanding the foregoing, the change of control provisions (including without limitation any right of such participant to terminate employment for “good reason” and any Company funding obligation) shall not be triggered under such employment agreement, the Company’s Change of Control Severance Pay Plan, Nonqualified Supplementary Benefit Plan (SERP), Deferred Compensation Plan and Pre-2005 Executive Deferred Compensation Plan, in each case as a result of (x) the Company’s emergence from Chapter 11 as contemplated by this Plan, (y) the execution and delivery of the Equity Commitment Agreement or (z) the consummation of the transactions provided in the Equity Commitment Agreement and/or this Plan (or otherwise contemplated by the Equity Commitment Agreement and/or this Plan to occur prior to or on or about the Effective Date); provided that the waiver set forth in this sentence shall not apply if a Backstop Party (A) enters into any written shareholder or voting agreement (other than the Equity Commitment Agreement, the Ancillary Agreements (as defined in the Equity Commitment Agreement) or this Plan), (B) purchases or acquires pre-petition claims with respect to the Senior Subordinated Notes (including the purchase or acquisition of any such pre-petition claim held by any other Backstop Party or its affiliates, but excluding any purchase or acquisition by a Backstop Party or its affiliates in its broker/dealer, market making, flow trading or other non-proprietary trading activities), or (C) assigns the Equity Commitment Agreement or its obligations hereunder pursuant to Section 12 of the Equity Commitment Agreement, in the case of each of clauses (A), (B) and (C), only if such action would result in such Backstop Party having beneficial ownership of greater than or equal to 50% of the total voting power of the Company’s voting power upon emergence; provided further, that this waiver shall not apply with respect to any rights under Section 7 of the Change of Control Severance Pay Plan in the event that an excise tax is imposed by the IRS pursuant to Section 4999 of the Code by reason of a payment (which is made following an event that the Company reasonably and in good faith determines would have constituted a “change of control” for purposes of such participant’s entitlement to payments under such plan, had such participant not executed such waiver) that the IRS asserts is “contingent on a change of control” of the Company within the meaning of Section 280G of the Code, despite the reasonable best efforts of the Company to withstand such assertion, where appropriate. For purposes of clarification, (i) neither (a) the agreements and arrangements involving Backstop Parties that are contemplated by the Equity Commitment Agreement or this Plan to occur or exist prior to, on or about the Effective Date nor (b) any agreements or arrangements by Backstop Parties at any time prior to, on or after the Effective Date to dispose of any or all of their securities of the Company shall be taken into account in determining whether such Backstop Parties constitute a “group” for purposes of the change of control provisions in the employment agreements and the plans referred to herein and (ii) the acquisition by any person of any equity interest in the Company at any time following the issuance of Backstop Purchaser Shares (as defined in the Equity Commitment Agreement), Rights Offering Shares and Warrants (including the Backstop Purchaser Warrants (as defined in the Equity Commitment Agreement) pursuant to this Plan (other than any acquisition from any Backstop Party that is agreed to between such Backstop Party and its transferee or assignee and consummated on or about the Effective Date) shall not be deemed a transaction provided for in the Equity Commitment Agreement or this Plan.

(b) Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors are obligated to provide such benefits.

ARTICLE NINE

IMPLEMENTATION

9.01. No Substantive Consolidation. The Chapter 11 Cases have been consolidated for procedural purposes only. On the Effective Date, the Debtors’ Estates shall not be deemed to be substantively consolidated. Except as specifically set forth herein, nothing in this Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor. Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each Debtor’s Chapter 11 Case, will be treated as a separate Claim against each Debtor’s Estate; provided, however, that no Holder shall be entitled to receive more than payment in full of its Allowed Claim (plus postpetition interest, if and to the extent provided in this Plan), and such Claims will be administered and treated in the manner provided in this Plan. In the event that any Sub-Plan cannot be confirmed, the Sub-Plans of the other Debtors may be confirmed and those Debtors will be permitted to emerge from chapter 11 protection, and the Debtors reserve the right (subject to the consent of the Required Backstop Parties, which shall not be unreasonably withheld and in consultation with the Creditors’ Committee) to sever the Chapter 11 Case of any such Debtor from the remaining Chapter 11 Cases covered by the Plan and convert the Chapter 11 Case of such Debtor to a case under Chapter 7 of the Bankruptcy Code without otherwise impacting this Plan, the Disclosure Statement Approval Order, the application of the Plan to the remaining Debtors and any order related to the Plan, in respect of the remaining Debtors. For the avoidance of doubt, nothing set forth in this paragraph shall in any way affect the treatment of or distributions to holders of DIP Lender Claims, DIP Financing Fees and Expenses, Prepetition Credit Facility Claims, Prepetition Credit Facility Fees and Expenses set forth elsewhere in this Plan, or any Transaction Expenses as that term is defined in the Equity Commitment Agreement.

9.02. Vesting of Property. On the Effective Date, title to all property of the Debtors’ Estates will pass to and vest in the applicable Reorganized Debtor, free and clear of all Claims, interests, Liens, security interests, charges and other encumbrances (except as otherwise provided in this Plan). Confirmation of this Plan (subject to the occurrence of the Effective Date) will be binding, and the Debtors’ debts will, without in any way limiting section 12.01 of this Plan, be discharged as provided in section 1141 of the Bankruptcy Code. From and after the Effective Date, the Reorganized Debtors may operate their business(es) and may use, acquire and dispose of property without the supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

9.03. Preservation of Causes of Action.

(a) In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, including Article 12 of this Plan, the Reorganized Debtors shall retain all Causes of Action, including Causes of Action that may exist under sections 542, 544 through 550 and 558 of the Bankruptcy Code or under similar state laws provided, however; that all Claims and Causes of Action against the DIP Financing Agent, the DIP Original Financing Agent, the DIP Lenders, the Prepetition Administrative Agent, or the Prepetition Credit Facility Parties with respect to, in connection with, related to or arising from the Prepetition Credit Facility, the DIP Facility or the facility relating to that certain DIP Original Financing Agreement have been and hereby are irrevocably released and waived and are therefore not retained by any party.

(b) The Reorganized Debtors, as representatives of the Estates, will retain the exclusive right to enforce, bring, release, settle or compromise, in their sole discretion, any and all Causes of Action of the Debtors not released pursuant to the terms of this Plan.

9.04. Implementation. Pursuant to the Rights Offering and Equity Commitment Approval Order, the Debtors were authorized to enter into the Equity Commitment Agreement and conduct the Rights Offering. In that regard, pursuant to the Confirmation Order and upon confirmation of this Plan, the Debtors or the Reorganized Debtors, as the case may be, will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan. The Reorganized Debtors shall be authorized to execute, deliver, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. On or before the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, may file with the Court the agreements and documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan. The Debtors or the Reorganized Debtors, as the case may be, are hereby authorized to execute the agreements and documents and take such other actions as are necessary to effectuate the transactions provided for in this Plan, without the need for any required approvals, authorizations or consents.

9.05. Rights Offering and Holdback.

(a) The Rights Offering shall be conducted, and the Rights Offering Shares and the Holdback Shares shall be issued to Eligible Noteholders and the Backstop Parties, as applicable, pursuant to the Rights Offering Procedures and the Equity Commitment Agreement, as applicable, and the Non-Eligible Noteholder Shares shall be issued to the Non-Eligible Noteholders. Notwithstanding anything contained in this Plan or the Rights Offering

Procedures to the contrary, the Debtors, with the consent of the Required Backstop Parties, which shall not be unreasonably withheld, and in consultation with the Creditors’ Committee, may modify the Rights Offering Procedures or adopt such additional detailed procedures consistent with the Rights Offering Procedures to more efficiently administer the exercise of the Senior Subordinated Noteholder Rights and the Senior Subordinated Noteholder Oversubscription Rights.

(b) Transfer Restriction and Revocation. The Senior Subordinated Noteholder Rights and the Senior Subordinated Noteholder Oversubscription Rights shall not be assignable or detachable, and shall not be transferable other than in connection with the transfer of the corresponding Claims, as evidenced by a Post-Certification Period Transfer Notice (as defined in the Rights Offering Procedures). In addition, once an Eligible Noteholder has properly exercised its Senior Subordinated Noteholder Rights or Senior Subordinated Noteholder Oversubscription Rights, as the case may be, such exercise cannot be revoked, rescinded or annulled for any reason unless the Effective Date has not occurred on or before the 270 days following the Subscription Deadline, at which time an Eligible Noteholder may revoke the exercise of all, but not less than all, of the Senior Subordinated Noteholder Rights and Senior Subordinated Noteholder Oversubscription Rights it has exercised by delivery of a revocation notice pursuant to the Rights Offering Procedures.

(c) Issuance of the Rights Offering Shares and Holdback Shares. On the Effective Date, Reorganized Holdings shall issue the Holdback Shares and the Rights Offering Shares as applicable, to (a) the Backstop Parties pursuant to the Equity Commitment Agreement and (b) those Eligible Noteholders (including the Backstop Parties), that, in accordance with this Plan and the Rights Offering Procedures, validly exercised their respective Senior Subordinated Noteholder Rights and, if applicable, Senior Subordinated Noteholder Oversubscription Rights.

9.06. New Credit Facilities. On the Effective Date, the Reorganized Debtors will be authorized under this Plan to enter into the New Working Capital Facility and the New Secured Debt Facility and to grant the liens contemplated thereby.

9.07. Corporate Action. On the Effective Date, and as provided in this Plan, the adoption of the Reorganized Debtors’ Certificates of Incorporation, the Reorganized Holdings By-Laws, the Certificate of Designations, the selection of directors and officers of the Reorganized Debtors, and all actions of the Debtors and the Reorganized Debtors contemplated by this Plan will be deemed, without further action of any kind or nature, to be authorized and approved in all respects (subject to the provisions of this Plan and the Confirmation Order). All matters provided for in this Plan involving the corporate structure of the Debtors and the Reorganized Debtors and any corporate action required by the Debtors and the Reorganized Debtors in connection with this Plan will be deemed to have timely occurred in accordance with applicable state law and will be in effect, without any requirement of further action by the security holders or directors or officers of the Debtors and the Reorganized Debtors.

9.08. Issuance of New Common Stock.

(a) The issuance and distribution of the New Common Stock by Reorganized Holdings to Holders of Allowed Senior Subordinated Note Claims (including pursuant to the Rights Offering), to the Backstop Parties, to Holders of Allowed Supporting Senior Note Claims and pursuant to the Management Incentive Plan are hereby authorized and directed, without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise. The New Common Stock being distributed to Holders in exchange for their Allowed Senior Subordinated Note Claims and Allowed Supporting Senior Note Claims shall be contributed by Reorganized Holdings to CSA and CSA shall distribute the New Common Stock to Holders of Allowed Senior Subordinated Note Claims and Allowed Supporting Senior Note Claims and in satisfaction of any properly exercised Senior Subordinated Noteholder Rights or Senior Subordinated Noteholder Oversubscription Rights. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the New Common Stock issued pursuant to this Plan and its transfer will be exempt from registration under the Securities Act, as amended, all rules and regulations promulgated thereunder, and any and all applicable state and local laws, rules, and regulations; provided, however, that shares of New Common Stock issued to the Eligible Noteholders pursuant to the Rights Offering and to the Backstop Parties pursuant to the Equity Commitment Agreement shall be issued pursuant to an exemption from registration under the Securities Act and equivalent exemptions under state securities laws. The Non-Eligible Noteholder Shares and all shares of New Common Stock being issued pursuant to the Rights Offering and the Equity Commitment Agreement shall be issued at one time on the Effective Date.

(b) For a period of nine months following the Effective Date, the Company shall not, without the prior written consent of the Backstop Parties, (i) register the New Common Stock under the Securities Exchange Act or (ii) cause the New Common Stock to be listed for trading on a securities exchange, in each case except in connection with an underwritten initial public offering of the New Common Stock or as required by applicable law; provided, however, that the Company shall use its reasonable best efforts to promptly register the New Common Stock under the Securities Exchange Act following the six month anniversary of the Effective Date if (i) the Non-Backstop Shelf Registration Statement has not been declared effective by the Securities and Exchange Commission and (ii) the Company, in an exercise of its sound business judgment, determines that such action would be prudent for the Company and would likely result in a material benefit to the holders of New Common Stock whose shares would be registered under the Non-Backstop Shelf Registration Statement.

9.09. Issuance of New Preferred Stock. Except as otherwise provided in this Plan, the issuance and distribution of the New Preferred Stock by Reorganized Holdings to the Backstop Parties and pursuant to the Management Incentive Plan are hereby authorized and directed, without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise. Shares of New Preferred Stock being issued to the Backstop Parties pursuant to the Equity Commitment Agreement shall be issued pursuant to an exemption from registration under the Securities Act and equivalent exemptions under state securities laws. All shares of New Preferred Stock being issued pursuant to the Equity Commitment Agreement shall be issued at one time on the Effective Date. Information regarding the issuance and terms of the New Preferred Stock is set forth in the Certificate of Designations, which is attached to the Equity Commitment Agreement as Exhibit J.

9.10. Issuance of New Capital Warrants. On the Effective Date, Reorganized Holdings shall issue the New Capital Warrants pursuant to the terms of the New Capital Warrant Agreement, which will be filed with the Bankruptcy Court as part of the Plan Supplement. The issuance of the New Capital Warrants, and the New Common Stock underlying the New Capital Warrants, by Reorganized Holdings and their distribution to the Backstop Parties and to Holders of Allowed Senior Subordinated Claims are hereby authorized and directed, without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise. The New Capital Warrants being distributed to Holders in exchange for their Allowed Senior Subordinated Note Claims shall be contributed by Reorganized Holdings to CSA and CSA shall distribute the New Capital Warrants to Holders of Allowed Senior Subordinated Note Claims in exchange for their Claims. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the Senior Subordinated Noteholders Warrant Distribution issued pursuant to this Plan and the underlying New Common Stock and their transfer will be exempt from registration under the Securities Act, as amended, all rules and regulations promulgated thereunder, and any and all applicable state and local laws, rules, and regulations. The Backstop Warrants, the New Common Stock underlying the Backstop Warrants and their transfer in each instance shall be issued pursuant to an exemption from registration under the Securities Act and equivalent exemptions under state securities laws.

9.11. Registration Rights Agreement; Shelf Registrations.

(a) Registration Rights Agreement. On the Effective Date, Reorganized Holdings, the Backstop Parties and certain Eligible Noteholders specified by the Backstop Parties will execute the Registration Rights Agreement in respect of the New Common Stock (including New Common Stock issuable upon conversion of New Preferred Stock and upon exercise of New Capital Warrants), the New Preferred Stock and the New Capital Warrants held or beneficially owned by the parties thereto.

(b) Shelf Registrations. Reorganized Holdings shall use its commercially reasonable efforts, at its own cost and expense, to file the Shelf Registration Statements with the SEC within sixty (60) days following the Effective Date, and to cause the Shelf Registration Statements to be declared effective by the SEC as soon as practicable thereafter but in no event later than ninety (90) days following the Effective Date. Reorganized Holdings shall use its commercially reasonable efforts to continuously maintain the effectiveness of the Shelf Registration Statements until the earliest to occur of (i) the date on which all securities registered under the applicable Shelf Registration Statement have been sold in a transaction registered under the Securities Act or pursuant to Rule 144 under the Securities Act and (ii) the first anniversary of the original date of effectiveness of the applicable Shelf Registration Statement; provided that Reorganized Holdings shall use its commercially reasonable efforts to continuously maintain the effectiveness of the Backstop Shelf Registration Statement with respect to New Capital Warrants issued to the Backstop Parties and the New Common Stock issuable upon the exercise of such New Capital Warrants until the date on which all New Capital Warrants have been exercised for New Common Stock or the New Capital Warrants have expired. The plan of distribution of each Shelf Registration Statement shall at a minimum allow the shares of New Capital Stock registered thereunder to be sold on any national securities exchange on which the New Capital Stock is then listed, in the over-the-counter market, in other brokerage transactions or transactions with a market maker and in privately negotiated transactions. For the avoidance of doubt, Reorganized Holdings shall not be required to allow the Shelf Registration Statements to be utilized for offerings of New Capital Stock or Warrants involving an underwriter, except that the Backstop Shelf Registration Statement shall at the request of a Backstop Party cover market making transactions by the Backstop Party in its capacity as a broker dealer. Reorganized Holdings shall take all action reasonably necessary or advisable to allow all Holders of (x) shares of New Capital Stock issued in the Rights Offering, (y) shares of New Capital Stock and New Capital Warrants issued pursuant to the Equity Commitment Agreement and (z) shares of New Common Stock issued upon conversion of the New Preferred Stock and upon exercise of the New Capital Warrants, or their transferees, to include such securities in the applicable Shelf Registration Statement. The provisions of the Registration Rights Agreement regarding the following matters shall apply mutatis mutandis to the Shelf Registration Statements: company undertakings to notify selling holders of the effectiveness of the registration statement, to maintain the effectiveness of the registration statement, to furnish to selling holders copies of the registration statement and the related prospectus, to qualify and maintain the qualification of the shares registered under the registration statement in accordance with state securities laws, to amend or supplement the registration statement and the related prospectus as required to comply with law (including with respect to material misstatements and omissions), and to prevent or obtain the withdrawal of any stop order with respect to the registration statement; provisions regarding suspension periods , holdback agreements (except that such holdback agreements shall only be applicable during the period that Reorganized Holdings is obligated to keep the applicable Shelf Registration Statement effective for sales under such Shelf Registration Statement), free writing prospectuses, indemnification and contribution and information required from selling shareholders; provided, however, Reorganized Holdings shall be obligated to register such securities in the Shelf Registration Statements only to the extent permitted by applicable securities laws. Notwithstanding the foregoing, in the event that the Shelf Registration Statements have been filed and thereafter Reorganized Holdings determines reasonably and in good faith that the filing of the Backstop Shelf Registration Statement, or a request to declare the Backstop Shelf Registration Statement effective, is preventing or materially delaying, or would prevent or materially delay, the ability to cause the Non-Backstop Shelf Registration Statement to be declared effective, Reorganized Holdings shall promptly withdraw the Backstop Shelf Registration Statement and not refile the Backstop Shelf Registration Statement unless and until (I) (x) the Non-Backstop Shelf Registration Statement has been declared effective and (y) Reorganized Holdings determines reasonably and in good faith that the filing of the Backstop Shelf Registration Statement, or a request to declare the Backstop Shelf Registration Statement effective, would not cause the effectiveness of the Non-Backstop Shelf Registration Statement to be withdrawn or prevent or materially delay the ability to cause any post-effective amendment thereto be declared effective or (II) until the shares of New Common Stock registered under the Non-Backstop Shelf Registration Statement can be sold pursuant to Rule 144(b)(1)(i) under the Securities Act. Thereafter, Reorganized Holdings shall use commercially reasonable efforts to file the Backstop Shelf Registration Statement and have it declared effective as soon as practicable and maintain the effectiveness of the Shelf Registration Statements as required above.

9.12. Cancellation of Existing Securities and Agreements. On the Effective Date, the Prepetition Credit Facility, the Senior Notes, the Senior Subordinated Notes, and the Old Holdings Equity Interests, as well as any and all securities or agreements relating to the DIP Financing Agreement, Prepetition Credit Facility and/or the Senior Note Indenture and Senior Subordinated Note Indenture shall be deemed automatically cancelled, terminated and of no further force or effect, without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the parties, as applicable, under the agreements, indentures, and certificates of designation governing such Claims or interests shall be discharged; provided, however, that the Prepetition Credit Facility, the Senior Note Indenture and the Senior Subordinated Note Indenture shall continue in effect for the limited purpose of (i) allowing the Prepetition Administrative Agent, the Senior Note Indenture Trustee and the Senior Subordinated Note Indenture Trustee, respectively, to make any distributions on account of the Prepetition Credit Facility Claims, the Senior Notes or the Senior Subordinated Notes pursuant to sections 10.03 and 10.04 of this Plan, to perform such other necessary administrative or other functions with respect thereto, and for the Senior Note Indenture Trustee and Senior Subordinated Note Indenture Trustee, to have the benefit of all the rights and protections and other provisions of the Senior Note Indenture or the Senior Subordinated Note Indenture, respectively, vis-à-vis the Senior Noteholders and the Senior Subordinated Noteholders, respectively, including their lien rights, if any, with respect to any distribution to their respective Noteholders under the Plan (for the avoidance of doubt, neither the Rights Offering Shares, the Holdback Shares nor the Non-Eligible Noteholder Shares are distributions to Noteholders for these purposes), and (ii) permitting the Senior Note Indenture Trustee or the Senior Subordinated Note Indenture Trustee, respectively, to assert any right to indemnification, contribution, or other claim it may have under the Senior Note Indenture or the Senior Subordinated Note Indenture, respectively, subject to any and all defenses any party may have under the Plan or applicable law to any such asserted rights or claims. All subordination provisions in the Senior Subordinated Note Indenture are compromised and settled by the Plan and neither the Senior Note Indenture Trustee nor the Senior Noteholders shall have any claim to any Class 6 distribution under the Plan by reason of any such subordination provisions.

9.13. Reorganized Debtors’ Certificates of Incorporation; Certificate of Designations. On or prior to the Effective Date, Holdings shall file, with the Secretary of State of Delaware, the second amended and restated certificate of incorporation of Reorganized Holdings and the Certificate of Designations. On the Effective Date, or as soon thereafter as practicable, each of the other Reorganized Debtors shall file, with the applicable Secretary of State of the State where the applicable Reorganized Debtor is organized, their respective Reorganized Debtors’ Certificates of Incorporation.

9.14. Directors of the Reorganized Debtors. The new Board of Directors of Reorganized Holdings on and after the Effective Date shall consist of (i) the chief executive officer of Reorganized Holdings, (ii) two (2) independent members from the current Board of Directors of Holdings selected by the Debtors, (iii) one (1) independent member nominated by Capital Research and Management Company, Lord, Abbett & Co. LLC, TCW Asset Management Company and TD Asset Management Inc. in consultation with (but without the need for the approval of) the chief executive officer of Reorganized Holdings and an independent search firm as agreed upon by such parties and the Debtors (it being understood that Korn/Ferry International (“Korn Ferry”) has been agreed upon), (iv) one (1) independent member nominated by Barclays Capital, Inc. in consultation with (but without the need for the approval of) the chief executive officer of Reorganized Holdings and an independent search firm as agreed upon by such parties and the Debtors (it being understood that Korn Ferry has been agreed upon), (v) one (1) member nominated by Oak Hill Advisors, L.P., and (vi) one (1) member nominated by Silver Point Capital, L.P., with the consent of Barclays Capital, Inc. if such member is not independent. With respect to the independent members nominated pursuant to (ii), (iii) and (iv) of this paragraph, such nominations shall be made in consultation with the Creditors’ Committee, which consultation will be solely for the Creditors’ Committee to determine whether such nominee has a prior relationship with a Backstop Party that would reasonably be expected to influence the exercise of business judgment of the nominee. In addition, Oak Hill Advisors, L.P. and Silver Point Capital, L.P. shall each have the right to appoint one (1) observer to the board. Such members of the Board of Directors shall take office immediately following the issuance of the shares of New Capital Stock pursuant to Sections 9.08(a) and 9.09 of the Plan and shall hold office until the annual meeting of stockholders in 2011. If the member nominated by Oak Hill Advisors L.P. is designated as a member of the initial compensation (or equivalent) committee, either the member nominated by Silver Point Capital, L.P. or the member nominated by Barclays Capital, Inc. will also be designated as a member of such committee. If either of the members nominated by Silver Point Capital, L.P. or Barclays Capital, Inc. is designated as a member of the initial compensation (or equivalent) committee, the member nominated by Oak Hill Advisors L.P. will also be designated as a member of such committee. The list of names of all members of the new Board of Directors of Reorganized Holdings that are known as of the date that is five (5) Business Days prior to the Confirmation Hearing will be filed with the Bankruptcy Court as part of the Plan Supplement. The Board of Directors for each of the remaining Reorganized Debtors on and after the Effective Date will be filed with the Bankruptcy Court as part of the Plan Supplement. The classification and composition of the Board of Directors of each of the Reorganized Debtors shall be consistent with the respective Reorganized Debtors’ Certificate of Incorporation. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of the respective Reorganized Debtors’ Certificate of Incorporation and the Reorganized Holdings By-laws and the applicable corporation or limited liability company law, as applicable, of the state in which the Reorganized Debtor is organized.

9.15. Management Agreements. On the Effective Date, the Reorganized Debtors shall honor, in the ordinary course of business, all employee compensation and employee benefit plans and agreements of the Debtors including, without limitation, incentive agreements with the Debtors’ management, the existing annual incentive plan, the existing long term incentive plan, the existing Deferred Compensation Plan and Pre-2005 Executive Deferred Compensation Plan, the existing Change of Control Severance Pay Plan, the existing salaried employee retirement and savings plans and Nonqualified Supplementary Benefit Plan (SERP), and the existing employment agreements and any and all other employee benefit plans and agreements entered into before, on or after the Filing Date and not since terminated. In addition, the Reorganized Debtors shall undertake and commit to take the actions relating to such existing employment agreements and plans as set forth on Exhibit B hereof and to pay an emergence component award to eligible executives of the Debtors in accordance with Exhibit B hereof and to adopt the Management Incentive Plan with the terms set forth on Exhibit B hereof. Notwithstanding the foregoing, the change of control provisions (including without limitation any right of such participant to terminate employment for “good reason” and any Company funding obligation) shall not be triggered under such employment agreement, the Company’s

Change of Control Severance Pay Plan, Nonqualified Supplementary Benefit Plan (SERP), Deferred Compensation Plan and Pre-2005 Executive Deferred Compensation Plan, in each case as a result of (x) the Company’s emergence from Chapter 11 as contemplated by this Plan, (y) the execution and delivery of the Equity Commitment Agreement or (z) the consummation of the transactions provided in the Equity Commitment Agreement and/or this Plan (or otherwise contemplated by the Equity Commitment Agreement and/or this Plan to occur prior to or on or about the Effective Date); provided that the waiver set forth in this sentence shall not apply if a Backstop Party (A) enters into any written shareholder or voting agreement (other than the Equity Commitment Agreement, the Ancillary Agreements (as defined in the Equity Commitment Agreement) or this Plan), (B) purchases or acquires pre-petition claims with respect to the Senior Subordinated Notes (including the purchase or acquisition of any such pre-petition claim held by any other Backstop Party or its affiliates, but excluding any purchase or acquisition by a Backstop Party or its affiliates in its broker/dealer, market making, flow trading or other non-proprietary trading activities), or (C) assigns the Equity Commitment Agreement or its obligations hereunder pursuant to Section 12 of the Equity Commitment Agreement, in the case of each of clauses (A), (B) and (C), only if such action would result in such Backstop Party having beneficial ownership of greater than or equal to 50% of the total voting power of the Company’s voting power upon emergence; provided further, that this waiver shall not apply with respect to any rights under Section 7 of the Change of Control Severance Pay Plan in the event that an excise tax is imposed by the IRS pursuant to Section 4999 of the Code by reason of a payment (which is made following an event that the Company reasonably and in good faith determines would have constituted a “change of control” for purposes of such participant’s entitlement to payments under such plan, had such participant not executed such waiver) that the IRS asserts is “contingent on a change of control” of the Company within the meaning of Section 280G of the Code, despite the reasonable best efforts of the Company to withstand such assertion, where appropriate. For purposes of clarification, (i) neither (a) the agreements and arrangements involving Backstop Parties that are contemplated by the Equity Commitment Agreement or this Plan to occur or exist prior to, on or about the Effective Date nor (b) any agreements or arrangements by Backstop Parties at any time prior to, on or after the Effective Date to dispose of any or all of their securities of the Company shall be taken into account in determining whether such Backstop Parties constitute a “group” for purposes of the change of control provisions in the employment agreements and the plans referred to herein and (ii) the acquisition by any person of any equity interest in the Company at any time following the issuance of Backstop Purchaser Shares (as defined in the Equity Commitment Agreement), Rights Offering Shares and Warrants (including the Backstop Purchaser Warrants (as defined in the Equity Commitment Agreement) pursuant to this Plan (other than any acquisition from any Backstop Party that is agreed to between such Backstop Party and its transferee or assignee and consummated on or about the Effective Date) shall not be deemed a transaction provided for in the Equity Commitment Agreement or this Plan.

9.16. Pension Plans. CSA is the contributing sponsor for the Pension Plans. The Pension Plans are covered by Title IV of ERISA. The PBGC guarantees the payment of certain pension benefits upon termination of a pension plan covered by Title IV of ERISA.

(a) Upon confirmation of this Plan, the Reorganized Debtors will assume and maintain the Pension Plans, and contribute to the Pension Plans the amount necessary to satisfy the minimum funding standards under sections 302 and 303 of ERISA, 29

U.S.C. §§ 1082 and 1083, and sections 412 and 430 of the Tax Code, 26 U.S.C. §§ 412 and 430. The Pension Plans may be terminated after the Effective Date only if the statutory requirements of either ERISA section 4041, 29 U.S.C. § 1341 or ERISA section 4042, 29 U.S.C. § 1342, are met. If the Pension Plans terminate, the Reorganized Debtors will be jointly and severally liable for the unpaid minimum funding contributions, statutory premiums, and unfunded benefit liabilities of the Pension Plans. See ERISA sections 4062(a), 4007; 29 U.S.C. §§ 1362(a), 1307.

(b) Nothing in this Plan will be construed as discharging, releasing, or relieving the Debtors, or their successors, including the Reorganized Debtors, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the PBGC. The PBGC and the Pension Plans will not be enjoined or precluded from enforcing such liability as a result of any provision of this Plan or the Confirmation Order.

9.17. Termination of DIP Financing Agreement. Upon payment of all DIP Obligations (as such term is defined in the DIP Financing Order) incurred under or pursuant to the DIP Financing Agreement, in full, in Cash, on the Effective Date, as provided in section 2.01 of this Plan, (i) the DIP Financing Agreement shall be terminated and any and all securities or agreements relating to the DIP Financing Agreement shall be deemed automatically cancelled, terminated and of no further force or effect, without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the parties, as applicable, under the agreements, and (ii) all Liens and security interests granted to secure such Obligations will be released and will be of no further force and effect.

9.18. Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, and other benefits provided under the Plan, unless otherwise provided in the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, disputes regarding the value of the Reorganized Debtors, disputes regarding the value of the New Common Stock, and any and all claims of subordination between the Senior Noteholders and the Senior Subordinated Noteholders. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estates, creditors, and other parties in interest, and are fair, equitable, and within the range of reasonableness.

9.19. Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under this Plan will occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day will instead occur on the next succeeding Business Day.

ARTICLE TEN

PROVISIONS COVERING DISTRIBUTIONS

10.01. Timing of Distributions Under this Plan. Except as otherwise provided in this Plan, without in any way limiting Article 11 of this Plan, and subject to section 13.02 of this

Plan, payments and distributions in respect of Allowed Claims will be made by the Reorganized Debtors (or their designee) on or as promptly as practicable after the Effective Date but no later than 30 days thereafter.

10.02. Distributions on Account of the Prepetition Credit Facility Claim. All distributions on account of the Prepetition Credit Facility Claim will be made to the Prepetition Administrative Agent, which will serve as the Reorganized Debtors’ designee for purposes of making distributions under this Plan to Holders of Prepetition Credit Facility Claims. The Reorganized Debtors will pay the Prepetition Administrative Agent its reasonable fees and expenses for making distributions under this Plan to Holders of the Prepetition Credit Facility Claims.

10.03. Distributions on Account of the Senior Notes.

(a) All distributions on account of the Senior Notes will be made to the Senior Note Indenture Trustee, which will serve as the Reorganized Debtors’ designee for purposes of making distributions under this Plan to Holders of Senior Note Claims; provided, however, that the shares of New Common Stock being distributed to Holders of Allowed Supporting Senior Note Claims pursuant to section 6.05(a) of this Plan and the Equity Commitment Agreement will be distributed through the Subscription Agent or its designee, as the case may be. The Reorganized Debtors will pay the Senior Note Indenture Trustee, in Cash, its reasonable and documented fees and expenses (including reasonable and documented professional fees) for making distributions under this Plan to Holders of the Senior Note Claims. To the extent the Senior Note Indenture Trustee provides services related to distributions pursuant to this Plan, such Senior Note Indenture Trustee will receive from the Reorganized Debtors, without further court approval and upon presenting to the Reorganized Debtors adequate documentation, reasonable compensation, in Cash, for such services and reimbursement of reasonable expenses (including reasonable and documented professional fees) incurred in connection with such services. These payments will be made in the ordinary course by the Reorganized Debtors on terms agreed to between the Senior Note Indenture Trustee and the Reorganized Debtors. Any payments to be made to the Senior Note Indenture Trustee on account of fees and expenses incurred pursuant to this Section 10.03(a) or any other section of the Plan shall be subject to the requirement that such fees and expenses be reasonable and documented, as determined by the Debtors and the Backstop Parties.

(b) The Senior Note Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions.

(c) Any and all distributions on account of Senior Note Claims made by the Senior Note Indenture Trustee shall be subject to the right of the Senior Note Indenture Trustee to exercise its rights and remedies under the Senior Note Indenture for any unpaid reasonable and documented fees and expenses incurred prior to the Effective Date, any reasonable and documented fees and expenses of the Senior Note Indenture Trustee incurred in making distributions pursuant to this Plan, and any reasonable and documented fees and expenses of the Senior Note Indenture Trustee incurred in responding to any objection to the payment of the reasonable and documented fees and expenses of the Senior Note Indenture Trustee pursuant to section 6.05 of this Plan, including reasonable and documented professional fees for any such activity.

(d) The Senior Note Indenture Trustee’s exercise of any rights and remedies it may have under the Senior Note Indenture against a distribution to recover repayment of any reasonable and documented unpaid fees and expenses shall not subject the Senior Note Indenture Trustee to the jurisdiction of the Bankruptcy Court with respect to either the exercise of such rights and remedies or the fees and costs recovered thereby.

(e) The foregoing shall be in addition to any rights or remedies of the Senior Note Indenture Trustee under the Senior Note Indenture.

10.04. Distributions on Account of the Senior Subordinated Notes.

(a) All distributions on account of the Senior Subordinated Notes will be made to the Senior Subordinated Note Indenture Trustee, which will serve as the Reorganized Debtors’ designee for purposes of making distributions under this Plan to Holders of Senior Subordinated Note Claims, provided, however, that the Rights Offering Shares, the Holdback Shares, the New Capital Warrants and the Non-Eligible Noteholder Shares shall be distributed through the Subscription Agent or its designee, as the case may be. The Reorganized Debtors will pay the Senior Subordinated Note Indenture Trustee its reasonable and documented fees and expenses (including reasonable and documented professional fees) for making distributions under this Plan to Holders of the Senior Subordinated Note Claims. To the extent the Senior Subordinated Note Indenture Trustee provides services related to distributions pursuant to this Plan, such Senior Subordinated Note Indenture Trustee will receive from the Reorganized Debtors, without further court approval and upon presenting to the Reorganized Debtors adequate documentation, reasonable compensation, in Cash, for such services and reimbursement of reasonable expenses (including reasonable and documented professional fees) incurred in connection with such services. These payments will be made in the ordinary course by the Reorganized Debtors on terms agreed to between the Senior Subordinated Note Indenture Trustee and the Reorganized Debtors. Any payments to be made to the Senior Subordinated Note Indenture Trustee on account of fees and expenses incurred pursuant to this Section 10.04(a) or any other section of the Plan shall be subject to the requirement that such fees and expenses be reasonable and documented, as determined by the Debtors and the Backstop Parties.

(b) The Senior Subordinated Note Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to the administration and implementation of distributions.

(c) Any and all distributions, except for the Rights Offering Shares, the Holdback Shares, the New Capital Warrants and Non-Eligible Noteholder Shares, on account of Senior Subordinated Note Claims shall be subject to the right of the Senior Subordinated Note Indenture Trustee to exercise its rights and remedies under the Senior Subordinated Note Indenture for any reasonable and documented unpaid fees and expenses incurred prior to the Effective Date, any reasonable and documented fees and expenses of the Senior Subordinated Note Indenture Trustee incurred in making distributions pursuant to this Plan, and any reasonable and documented fees and expenses of the Senior Subordinated Note Indenture Trustee incurred in responding to any objection to the payment of the reasonable and documented fees and expenses of the Senior Subordinated Note Indenture Trustee pursuant to section 6.05 of this Plan, including reasonable and documented professional fees for any such activity.

(d) The Senior Subordinated Note Indenture Trustee’s exercise of any rights and remedies it may have under the Senior Subordinated Note Indenture against a distribution to recover repayment of any reasonable and documented unpaid fees and expenses shall not subject the Senior Subordinated Note Indenture Trustee to the jurisdiction of the Bankruptcy Court with respect to either the exercise of such rights and remedies or the fees and costs recovered thereby.

(e) The foregoing shall be in addition to any rights or remedies of the Senior Subordinated Note Indenture Trustee under the Senior Subordinated Note Indenture

10.05. Allocation of Consideration. The aggregate consideration to be distributed to the Holders of Allowed Claims in each Class under this Plan will be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such Holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any, to the extent that interest is payable under this Plan.

10.06. Cash Payments. Cash payments made pursuant to this Plan will be in U.S. dollars. Cash payments to foreign Creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by the Reorganized Debtors will be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check must be made directly to the Debtors or Reorganized Debtors, as the case may be, as set forth in section 10.15 of this Plan.

10.07. Payment of Statutory Fees. All Bankruptcy Fees as determined by the Bankruptcy Court at the Confirmation Hearing will be paid by the Debtors on or before the Effective Date, or by the Reorganized Debtors as soon as practicable thereafter. All Bankruptcy Fees will be paid until the Bankruptcy Court enters a final decree closing the Chapter 11 Cases.

10.08. No Interest. Except with respect to Holders of Unimpaired Claims entitled to interest under applicable non-bankruptcy law or as otherwise expressly provided in this Plan, no Holder of an Allowed Claim will receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter. Without limiting the generality of the foregoing, interest shall be not be paid upon any Disputed Claim in respect of the period from the Filing Date to the date a final distribution is made thereon if, and after, such Disputed Claim becomes an Allowed Claim.

10.09. Setoffs. The Reorganized Debtors may (but will not be required to), pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, exercise (i) the setoff rights, of the Debtors or the Reorganized Debtors, as the case may be, against any Allowed Claims and the distributions to be made pursuant to this Plan on account of such Allowed Claims, and (ii) Claims of any nature whatsoever that the Debtors or the Reorganized Debtors or their successors may hold (and could have asserted) against the Holder of such Claim;

provided, however, that neither the failure to effect a setoff (or to utilize any other rights pursuant to section 553 of the Bankruptcy Code) nor the allowance of any Claim hereunder will constitute a waiver or release of any such Claims or rights against such Holder, unless an order allowing such Claim otherwise so provides.

10.10. Special Provision Regarding Unimpaired Claims. Except as otherwise provided in this Plan, the Confirmation Order, any other order of the Bankruptcy Court, or any document or agreement entered into and enforceable pursuant to the terms of this Plan, nothing herein shall affect the Debtors’ or Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims or to request disallowance or subordination of any such Claim. In addition, notwithstanding anything to the contrary, Unimpaired Claims are subject to all applicable provisions of the Bankruptcy Code, including section 502(b) of the Bankruptcy Code.

10.11. Fractional Securities. Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock and New Preferred Stock and New Capital Warrants will be issued or transferred (if allowed), as the case may be, pursuant to the Plan. The Reorganized Debtors will not distribute any fractional shares of New Common Stock and New Preferred Stock or New Capital Warrants. For purposes of distribution, fractional shares of New Common Stock and New Preferred Stock and New Capital Warrants will be rounded down to the nearest share of New Common Stock, New Preferred Stock or New Capital Warrant, as applicable.

10.12. Compliance with Tax Requirements. In connection with the Plan and all instruments issued in connection herewith and distributed hereunder, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the foregoing, each Holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on such Holder by any governmental unit, including income, withholding and other Tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or distributing party for payment of any such Tax obligations.

10.13. Persons Deemed Holders of Registered Securities; the Distribution Record Date. As of the close of business on the Distribution Record Date, there will be no further changes in the record Holders of any Claims or Interests. The Debtors, the Reorganized Debtors, or their designees will have no obligation to recognize any transfer of any such Claims or Equity Interests occurring after the close of business on the Distribution Record Date, and will be entitled to recognize and deal for the purposes under this Plan (except as to voting to accept or reject this Plan) with only those Holders of record as of the close of business on the Distribution Record Date. In the event of any dispute regarding the identity of any party entitled to any payment or distribution in respect of the Claims, no payments or distributions will be made in respect of such Claim until the Bankruptcy Court resolves that dispute pursuant to a Final Order.

10.14. Surrender of Existing Securities. As a condition to receiving any distribution under this Plan, and except as otherwise provided in section 10.16 of this Plan, each Holder of an Instrument evidencing a Claim must surrender such Instrument to the Reorganized Debtors or their designee (with the exception of the distribution of the Rights Offering Shares, the Holdback Shares, the New Capital Warrants and the Non-Eligible Noteholder Shares); provided, however, with respect to the Senior Notes and the Senior Subordinated Notes, the requirements of this section 10.14 shall be deemed satisfied in full if the Senior Note Indenture Trustee and the Senior Subordinated Note Indenture Trustee coordinate with the Depository Trust Company (or such other securities depository or custodian thereof) to surrender and cancel their respective original global notes as soon as practicable after the Effective Date, and no further surrender or cancellation thereof shall be required, or in the event the Depository Trust Company (or such other securities depository or custodian thereof) does not surrender such original global notes as soon as practicable after the Effective, the Debtors shall waive such requirement and no further surrender or cancellation thereof shall be required. Any other Holder of a Claim that fails to (a) surrender such Instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtors or their designee before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Holder’s Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under this Plan. Upon compliance with this section 10.14, the Holder of a Claim evidenced by any such lost, stolen, mutilated or destroyed Instrument will, for all purposes under this Plan, be deemed to have surrendered such Instrument.

10.15. Undeliverable or Unclaimed Distributions.

(a) Any Entity that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 120 days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtors for the amount of the original check, without any interest, if such Entity requests in writing the Reorganized Debtors or their designee to reissue such check and provides the Reorganized Debtors or their designee, as the case may be, with such documentation as the Reorganized Debtors or their designee request to verify in their reasonable discretion that such Entity is entitled to such check, prior to the second anniversary of the Effective Date. If an Entity fails to cash a check within 120 days of its issuance and fails to request reissuance of such check prior to the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Holder’s Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan. If the distribution to any Holder of an Allowed Claim is returned to the Reorganized Debtors or their designee as undeliverable, while the Reorganized Debtors will make reasonable efforts to obtain the then-current address of such Holder, no further distributions will be made to such Holder unless and until the Reorganized Debtors or their designee obtain or are notified in writing of such Holder’s then-current address. Undeliverable distributions will remain in the possession of the Reorganized Debtors, or their designee pursuant to section 9.02 of this Plan until such time as a distribution becomes deliverable.

(b) All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date the Claim underlying such distribution becomes an Allowed Claim.

After such date, all unclaimed property shall revert to the Reorganized Debtors and the Claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

10.16. Distributions on Account of General Unsecured Claims. The Reorganized Debtors will make or otherwise arrange and be responsible for the making of all distributions to Holders of General Unsecured Claims under this Plan.

10.17. Exemption From Certain Transfer Taxes. Pursuant to Section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer from a Debtor to a Reorganized Debtor or any other person or Entity pursuant to this Plan, including the granting or recording of any Lien or mortgage on any property under the New Working Capital Facility Documents or the New Secured Debt Facility Documents will not be subject to any stamp tax or other similar tax, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

ARTICLE ELEVEN

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

11.01. Objections to Claims; Disputed Claims. As soon as practicable following the filing of a Proof of Claim in these Chapter 11 Cases, but in no event later than 180 days after the Effective Date (unless extended by an order of the Bankruptcy Court), the Debtors or Reorganized Debtors, as the case may be, will file objections to such Proofs of Claim with the Bankruptcy Court and serve such objections on the holders of each of the Claims to which objections are made; provided, however, that the Debtor and Reorganized Debtors will not object to Claims that are Allowed Claims pursuant to this Plan. Nothing contained in this Plan, however, will limit the Debtors’ or Reorganized Debtors’ right to object to Proofs of Claim, if any, that are not Allowed under this Plan or that are filed or amended more than 180 days after the Effective Date. The Debtors and Reorganized Debtors will be authorized to, and will, resolve all Disputed Claims by withdrawing or settling any objection thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction over the validity, nature, and/or amount thereof.

11.02. Estimation of Claims. Any Debtor or Reorganized Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism. Unless otherwise ordered by the Bankruptcy Court, all objections to, and request for estimation of, Claims will be filed and served on the applicable claimant on or before the date that is 180 days after the Effective Date or 180 days after such Claim is filed, whichever is later. On and after the Effective Date, except to the extent that the Reorganized Debtors consent, or with respect to the fee Claims of Professionals, only the Reorganized Debtors will have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to, and requests for estimation of, Claims.

11.03. Payments and Distributions with Respect to Disputed Claims. No payments of distributions will be made in respect of a Disputed Claim until such Disputed Claim becomes an Allowed Claim, provided, however, that where the Debtors, in good faith, reasonably dispute the allowance of no more than 25% of any Claim, the Reorganized Debtors shall make a distribution on or as promptly as practicable after the Effective Date in accordance with Section 10.01 of this Plan on account of the portion of such Claim that is not a Disputed Claim.

11.04. Timing of Payments and Distributions with Respect to Disputed Claims. Subject to the provisions of this Plan, payments and distributions with respect to each Disputed Claim that ultimately becomes an Allowed Claim, that would have otherwise been made had such Claim been an Allowed Claim on the Effective Date will be made within 60 days after the date that such Disputed Claim becomes an Allowed Claim. Holders of Disputed Claims, regardless of whether such Disputed Claims becomes Allowed Claims, will be bound, obligated and governed in all respects by the provisions of this Plan.

11.05. Prosecution of Objections. After the Confirmation Date, the Reorganized Debtors shall have the authority to file objections, settle, compromise, withdraw, or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

ARTICLE TWELVE

DISCHARGE, INJUNCTIONS, RELEASES AND SETTLEMENTS OF CLAIMS

12.01. Discharge of All Claims and Interests and Releases.

(a) Except as otherwise expressly provided in this Plan, the confirmation of this Plan (subject to the occurrence of the Effective Date) will discharge the Debtors and the Reorganized Debtors from any Claim that arose before the Confirmation Date and any Claim of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a Proof of Claim is filed or is deemed filed, whether or not such Claim is Allowed and whether or not the Holder of such Claim has voted on this Plan. Confirmation of this Plan will not discharge any DIP Lender Claims or other DIP Obligations (as that term is defined in the DIP Financing Order and the DIP Original Financing Order) under the DIP Financing Agreement unless and until all such DIP Lender Claims and DIP Obligations (as that term is defined in the DIP Financing Order)

are paid in full, in cash and all Letters of Credit issued under the Prepetition Credit Facility and that were subsequently issued on or after the Filing Date as permitted under the DIP Financing Agreement have been terminated or cash collateralized or supported by a backstop letter of credit or similarly defeased or rolled into the New Working Capital Facility.

(b) Furthermore, but in no way limiting the generality of the foregoing, except as otherwise specifically provided by this Plan, the distributions and rights that are provided in this Plan will be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of all Claims and Causes of Action against, liabilities of, liens on, obligations of and Old Holdings Equity Interests in Holdings or Reorganized Holdings or the direct or indirect assets and properties of the Debtors or the Reorganized Debtors, whether known or unknown, regardless of whether a Proof of Claim or interest was filed, whether or not Allowed and whether or not the Holder of the Claim or Old Holdings Equity Interest has voted on this Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Old Holdings Equity Interest, in each case regardless of whether a Proof of Claim or interest was filed, whether or not Allowed and whether or not the Holder of the Claim or Old Holdings Equity Interest has voted on this Plan; provided, however, that notwithstanding the foregoing, nothing in this Plan or the Disclosure Statement is intended to release any insurer from having to provide coverage under any policy to which the Debtors, the Reorganized Debtors, and/or their current or former officers, directors, employees, representatives, or agents are parties or beneficiaries.

(c) In addition, but in no way limiting the generality of the foregoing, any Holder of a Senior Subordinated Note Claim that votes to accept this Plan, and, to the fullest extent permissible under applicable law, any Holder of a Claim that does not vote to accept the Plan, will be agreeing to the release provisions of this Plan and will be presumed conclusively to have unconditionally and forever released the Debtors, the Reorganized Debtors, the Subsidiaries, the present and former Prepetition Credit Facility Parties, the present and former Prepetition Administrative Agent, the present and former DIP Lenders, the present and former DIP Financing Agent, the present and former DIP Original Financing Agent, the Backstop Parties, the Creditors’ Committee, the Senior Note Indenture Trustee, the Senior Subordinated Note Indenture Trustee, the Senior Noteholders, the Senior Subordinated Noteholders, and the present and former members of any of the foregoing (together with the advisory affiliates and advised affiliates of such members) (and each solely in their capacity as such), their respective successors, assigns, and each of their respective affiliates officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities), as well as the Debtors’ officers, directors, and employees who hold such positions on the Confirmation Date and any Entity claimed to be liable derivatively through any of the foregoing, from any Cause of Action based on the same subject matter as the Claim on which the distribution is received; provided, however, that the foregoing releases shall not apply to any person or Entity who, in connection with any act or omission by such person or Entity in connection with or relating to the Debtors or their businesses, has been or is hereafter found by any Final Order or any court or tribunal to have acted with gross negligence or willful misconduct; provided, further, however, that the foregoing releases shall not apply to any Holder of a Senior Subordinated Note Claim if such Holder “opts-out” of the releases provided in this section 12.01(c) herein by a written election pursuant to such Holder’s Ballot.

(d) Additionally, except as otherwise specifically provided by this Plan or the Confirmation Order, the confirmation of this Plan (subject to the occurrence of the Effective Date) shall act as a discharge and release of all Causes of Action (including Causes of Action of a trustee and debtor in possession under the Bankruptcy Code) of the Debtors and Reorganized Debtors, whether known or unknown, against (in each case, only in the specified capacity): (i) their present and former directors, shareholders, officers and employees, agents, attorneys, advisors, accountants, financial advisors, and investment bankers; (ii) the present and former Prepetition Administrative Agent and the present and former Prepetition Credit Facility Parties, each in such capacity, and their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (iii) the present and former Holders of the Senior Notes, each in such capacity, and their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (iv) the Senior Note Indenture Trustee, in such capacity, and its present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (v) the present and former Holders of the Senior Subordinated Notes, each in such capacity, and their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (vi) the Senior Subordinated Indenture Trustee, in such capacity, and its present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (vii) the Creditors’ Committee and its respective present and former members and the present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities) of each of the Creditors’ Committee and their respective present and former members; (viii) each of the Backstop Parties, each in such capacity, and each of the respective Backstop Parties’ present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons or entities); (ix) the present and former DIP Financing Agent, the present and former DIP Original Financing Agent, and the present and former DIP Lenders, each in such capacity, and each of their respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns (including any professionals retained by such persons and entities); and (x) any Entity claimed to be liable derivatively through any of the foregoing. Notwithstanding the generality of the foregoing, nothing in this Plan shall release any claims of any Debtors or Reorganized Debtors, as the case may be, against any Subsidiaries that are not Debtors or Reorganized Debtors, as the case may be; provided, however, that the foregoing releases shall not apply to any person or Entity who, in connection with any act or omission by such person or Entity in connection with or relating to the Debtors or their businesses, has been or is hereafter found by any court or tribunal by Final Order to have acted with gross negligence or willful misconduct.

12.02. Exculpation. The Debtors, the Reorganized Debtors, the present and former Prepetition Credit Facility Parties, the present and former Prepetition Administrative Agent, the present and former DIP Lenders, the present and former DIP Financing Agent, the present and former DIP Original Financing Agent, the Senior Note Indenture Trustee, the Senior Subordinated Note Indenture Trustee, the Senior Noteholders, the Senior Subordinated Noteholders, the Creditors’ Committee, each of the Backstop Parties and each of the respective present and former affiliates, officers, directors, shareholders, advisory affiliates, members, employees, agents, attorneys, advisors, accountants, financial advisors, investment bankers, successors and assigns of the foregoing (including any professionals retained by such persons or entities), will have no liability for any act or omission in connection with, or arising out of, the pursuit of approval of the Rights Offering, the Disclosure Statement, this Plan or the CCAA Plan, or the solicitation of votes for or confirmation of this Plan or the CCAA Plan, or the consummation of this Plan and implementation of the CCAA Plan, or the transactions contemplated and effectuated by this Plan or the CCAA Plan or the administration of this Plan or the CCAA Plan or the property to be distributed under this Plan or the CCAA Plan, or any other act or omission during the administration of the Debtors’ Estates or in contemplation of the Chapter 11 Cases or the CCAA Proceeding except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court, and in all respects, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

12.03. Injunction. Sections 12.01 and 12.02 of this Plan and this section 12.03 will also act as an injunction against any Entity commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim, Interest or Cause of Action satisfied, released or discharged under this Plan. Notwithstanding any other provision of this Plan or the Confirmation Order, Confirmation of this Plan shall not enjoin or extinguish any Creditor’s rights of setoff or recoupment, if any, to the extent that such Creditor has a valid Claim and a valid right of recoupment or setoff under applicable state or federal law (including, without limitation, the Bankruptcy Code). Without limiting the applicability of the foregoing, (a) mutuality shall be required for any setoff and (b) no creditor may setoff (i) any prepetition Claim against any postpetition obligation owed to any of the Debtors or (ii) any postpetition claim against any prepetition obligation owed to any of the Debtors. Nothing herein shall constitute any admission by any of the Debtors that any Creditor has a valid right of setoff or right of recoupment under applicable state or federal law (including the Bankruptcy Code); and, provided, further, that any and all defenses of the Debtors and/or Reorganized Debtors with respect to any such asserted right of setoff or right of recoupment and to challenge the assertion of any such right of setoff or recoupment are hereby preserved in their entirety.

12.04. Guarantees and Claims of Subordination

(a) Guarantees. The classification and the manner of satisfying all Claims under this Plan take into consideration (i) the possible existence of any alleged guarantees by the Debtors of obligations of any Entity or Entities, and (ii) that the Debtors may be joint obligors with another Entity or Entities with respect to the same obligation. The Holders of Claims will be entitled to only one distribution with respect to any given obligation of the Debtors under the Plan.

(b) Claims of Subordination. Except as specifically provided herein, to the fullest extent permitted by applicable law, all Claims and Old Holdings Equity Interests, and all rights and claims between or among Holders of Claims or Old Holdings Equity Interests relating in any manner whatsoever to Claims or Old Holdings Equity Interests, based on any contractual, equitable or legal subordination rights, will be terminated on the Effective Date and discharged in the manner provided in this Plan, and all such Claims, Old Holdings Equity Interests and rights so based and all such contractual, equitable and legal subordination rights to which any Entity may be entitled will be irrevocably waived upon the Effective Date. To the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Equity Interests under this Plan will not be subject to levy, garnishment, attachment or like legal process by any Holder of a Claim or Equity Interest by reason of any contractual, equitable or legal subordination rights, so that, notwithstanding any such contractual, equitable or legal subordination rights, each Holder of a Claim or Equity Interest will have and receive the benefit of the rights and distributions set forth in this Plan.

12.05. Survival of Indemnification Obligations. Notwithstanding anything to the contrary contained in this Plan, subject to the occurrence of the Effective Date, the Reorganized Debtors shall honor the Debtors’ obligations to indemnify their directors, officers, agents, employees and representatives serving in such capacity on the Filing Date pursuant to their respective certificates of incorporation, by-laws, contractual obligations or any applicable laws in respect of all past, present and future actions, suits and proceedings against any of such directors, officers, agents, employees and representatives based upon any act or omission that occurred while such director, officer, agent, employee or representative was employed by or provided services to the Debtors, and that was related to service with, for, or on behalf of the Debtors.

ARTICLE THIRTEEN

CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE

13.01. Conditions to Entry of the Confirmation Order. The following conditions must occur and be satisfied or waived in accordance with section 13.03 of this Plan by the applicable Debtor on or prior to the Confirmation Date:

(a) Disclosure Statement. The Disclosure Statement Approval Order shall have been entered by the Bankruptcy Court in form and substance reasonably acceptable to the Required Backstop Parties and the Creditors’ Committee;

(b) Plan Documents and Agreements. All documents and agreements contemplated by, related to or necessary to this Plan shall be satisfactory to the applicable Debtor and shall be in form and substance reasonably satisfactory to the Required Backstop Parties as and to the extent required by the Equity Commitment Agreement and such other party as provided under the Plan;

(c) The Rights Offering and Equity Commitment Approval Order. The Rights Offering and Equity Commitment Approval Order shall have become a Final Order in form and substance reasonably satisfactory to the Required Backstop Parties;

(d) The Equity Commitment Agreement. The Equity Commitment Agreement shall continue to be in full force and effect and the conditions and the obligations of the parties thereto shall have been satisfied or waived in accordance therewith; and

(e) New Working Capital Credit Facility Documents and New Secured Debt Facility Documents. The Debtors must have received a firm written commitment for the New Working Capital Credit Facility and the New Secured Debt Facility in form and substance reasonably satisfactory to the Required Backstop Parties.

13.02. Conditions to Effective Date. The following conditions must occur and be satisfied or waived in accordance with section 13.03 of this Plan by the applicable Debtor, or as applicable, the Required Backstop Parties, on or before the Effective Date for this Plan to be effective on the Effective Date:

(a) Confirmation Order. The Confirmation Order shall have become a Final Order in form and substance reasonably satisfactory to the Required Backstop Parties and the Creditors’ Committee; provided, however, that any provision in the Confirmation Order that is inconsistent with this Plan or the Equity Commitment Agreement or any exhibits to either of the foregoing and is in any way materially adverse to the Backstop Parties, the Senior Noteholders, the Senior Subordinated Noteholders, the New Preferred Stock and/or the New Common Stock, shall be subject to the consent of the Required Backstop Parties and shall be in form and substance reasonably satisfactory to the Creditors' Committee.

(b) The Equity Commitment Agreement. The Equity Commitment Agreement shall continue to be in full force and effect, and the conditions to the obligations of the parties thereto shall have been satisfied or waived in accordance therewith;

(c) Rights Offering.

(i) The Rights Offering shall have been conducted and consummated in accordance with this Plan, the Equity Commitment Agreement and the Rights Offering Procedures;

(ii) The Rights Offering Amount shall have been received by the Debtors;

(iii) The Backstop Parties shall have received the Backstop Warrants, the Holdback Shares and the Rights Offering Shares, if any, in accordance with the terms and conditions of the Equity Commitment Agreement, the Plan and the Rights Offering Procedures;

(iv) Eligible Noteholders shall have received their respective Rights Offering Shares in accordance with the terms and conditions of the Plan and the Rights Offering Procedures; and

(v) All fees and expenses due and owing by the Debtors pursuant to the Equity Commitment Agreement and the Rights Offering and Equity Commitment Approval Order shall have been paid, in full and in Cash, without the need for the Backstop Parties to file retention or fee applications with the Bankruptcy Court.

(d) Authorizations, Consents and Approvals. All authorizations, consents and regulatory approvals in connection with the consummation of this Plan shall have been obtained and not revoked;

(e) New Credit Facility Documents. All conditions to the New Working Capital Facility Documents and the New Secured Debt Facility Documents (both of which must comply with the requirements of the Equity Commitment Agreement), other than the occurrence of the Effective Date of this Plan, must have been satisfied or waived (such waiver requiring, respectively, the consent of the requisite lenders thereto) pursuant to the terms thereof;

(f) Subsidiary Debtor General Unsecured Claims. Subsidiary Debtor General Unsecured Claims (excluding the Senior Note Claims and the Senior Subordinated Note Claims) shall not exceed $33 million;

(g) CCAA Plan of Arrangement. The CCAA Plan shall have become effective in accordance with its terms, the Sanction Order and the CCAA, and the Sanction Order shall have become a Final Order;

(h) Cooper Tire L/C: The Cooper Tire L/C, if required to be issued pursuant to the terms of the Cooper Tire Settlement Agreement, shall have been issued in accordance with the terms of Cooper Tire Settlement Agreement; and

(i) Issuance of New Capital Stock and New Capital Warrants. The Debtors shall have issued the New Capital Stock and the New Capital Warrants pursuant to the provisions of this Plan.

13.03. Waiver of Conditions. Notwithstanding anything to the contrary that may be set forth in the lead in to Section 13.01 of this Plan, the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Consenting Backstop Parties, which shall not be unreasonably withheld, and after consultation with the Creditors’ Committee, may waive one or more of the conditions precedent to the confirmation or effectiveness of this Plan set forth in sections 13.01 and 13.02 of this Plan, other than the conditions contained in section 13.01(d) and (e) and section 13.02(b), (c) and (d), without any other notice to parties in interest or the Bankruptcy Court and without a hearing; provided, however, that the conditions set forth in sections 13.01(a) and (b) and 13.02(a), (c)(i), (c)(ii) and (c)(iv) may only be waived by the Debtors or the Reorganized Debtors, as the case may be, with the consent of the Creditors’ Committee and the Consenting Backstop Parties, which consent shall not be unreasonably withheld.

13.04. Effect of Failure of Conditions. If all the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived on or before the first Business Day that is more than 180 days after the date the Bankruptcy Court enters the Confirmation Order, or by such later date as is proposed by the Debtors (with the consent of the Consenting Backstop Parties, which shall not be unreasonably withheld), and approved, after notice and a hearing, by the Bankruptcy Court, then upon motion by the Debtors (after consultation with the Consenting Backstop Parties and the Creditors’ Committee) made before the time that all of the conditions have been satisfied or duly waived, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order will not be vacated if each of the conditions to consummation is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this section 13.04, this Plan will be null and void in all respects, and nothing contained in this Plan will (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors or (b) prejudice in any manner the rights of the Holder of any Claim or Equity Interest in the Debtors.

ARTICLE FOURTEEN

MISCELLANEOUS PROVISIONS

14.01. Court to Retain Jurisdiction. The business and assets of the Debtors shall remain subject to the jurisdiction of the Bankruptcy Court until the Effective Date. From and after the Effective Date, the Bankruptcy Court shall retain and have exclusive jurisdiction of all matters arising out of, and related to the Chapter 11 Cases or this Plan pursuant to, and for purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code and for, among other things, to:

(a) Determine any and all disputes relating to Administrative Expenses, Claims and Equity Interests, including the allowance and amount thereof, and any right to setoff;

(b) Determine any and all disputes among creditors with respect to their Claims;

(c) Determine any and all objections to cure amounts required pursuant to section 8.02 of this Plan;

(d) Consider and allow any and all applications for compensation for professional services rendered and disbursements incurred up to and including the Confirmation Date in connection therewith;

(e) Determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 Cases or this Plan;

(f) Remedy any defect or omission or reconcile any inconsistency in this Plan or the Confirmation Order;

(g) Enforce the provisions of this Plan relating to the distributions to be made hereunder;

(h) Issue such orders, consistent with section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of this Plan;

(i) Enforce and interpret any provisions of this Plan;

(j) Determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of this Plan;

(k) Determine the amounts allowable as Administrative Expenses pursuant to section 503(b) of the Bankruptcy Code;

(l) Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Rights Offering and any agreements or documents necessary to effectuate the terms and conditions of this Plan, or any orders entered by the Bankruptcy Court during the pendency of the Chapter 11 Cases;

(m) Hear and determine any issue for which this Plan or any document related to or ancillary thereto requires a Final Order of the Bankruptcy Court;

(n) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(o) Hear and determine any issue related to the composition of the new Board of Directors of each of the Reorganized Debtors;

(p) Hear any other matter not inconsistent with the Bankruptcy Code; and

(q) Enter a final decree closing the Chapter 11 Cases.

14.02. Binding Effect of this Plan. The provisions of this Plan will be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, any Holder of a Claim or Equity Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Entity affected by this Plan. Except as expressly set forth therein, nothing in this Plan is intended to affect or will affect any rights or interests of the DIP Lenders, the DIP

Financing Agent, the DIP Original Financing Agent, the Prepetition Credit Facility Parties, or the Prepetition Administrative Agent under the DIP Financing Agreement, the DIP Original Financing Agreement, the DIP Financing Order, or the DIP Original Financing Order, including, without limitation, any waivers, releases, or stipulations contained therein.

14.03. Authorization of Corporate Action. The entry of the Confirmation Order shall constitute a direction and authorization to and of the Debtors or the Reorganized Debtors, as the case may be, to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of this Plan prior to and through the Effective Date (including the filing of the Reorganized Debtors’ Certificates of Incorporation), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. Any corporate action required by the Debtors or the Reorganized Debtors in connection with this Plan, including the approval of the Reorganized Debtors’ Certificates of Incorporation by the requisite number of stockholders of each Reorganized Debtor, shall, as of the Effective Date, be deemed to have occurred and shall be effective as provided in this Plan and shall be authorized and approved in all respects without any requirement of further action under applicable law, regulation, order, or rule, including any action by the security holders or directors of the Debtors or the Reorganized Debtors.

14.04. Modification of this Plan. This Plan may be altered, amended or modified by the Debtors, before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code; provided, however, that no such alterations, amendments or modifications shall be made without the consent of the Consenting Backstop Parties and the Creditors’ Committee, which shall not be unreasonably withheld. A Holder of an Allowed Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such Holder.

14.05. Withdrawal of this Plan. The Debtors reserve the right at any time prior to the entry of the Confirmation Order, with the consent of the Consenting Backstop Parties and the Creditors’ Committee, which shall not be unreasonably withheld, to revoke or withdraw this Plan. If the Debtors revoke or withdraw this Plan then this Plan will be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person, or an admission against interests of the Debtors, nor shall it prejudice in any manner the rights of the Debtors or any person in any further proceeding involving the Debtors.

14.06. Captions. Article and Section captions used in this Plan are for convenience only and will not affect the construction of this Plan.

14.07. Nonvoting Stock. In accordance with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors’ Certificates of Incorporation will contain a provision prohibiting the issuance of nonvoting equity securities by each of the Reorganized Debtors, subject to further amendment of such Reorganized Debtor’s Certificate of Incorporation as permitted by applicable law.

14.08. Dissolution of the Committee. On the Effective Date, all Committees shall cease to exist and their members and employees or agents (including attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released from all further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases and no subsequent fees will accrue to any Committee, other than in connection with any application for final allowance of compensation and reimbursement of expenses in accordance with section 2.01 of this Plan; provided, however, that following the Effective Date, the Creditors’ Committee shall continue to have standing and a right to be heard with respect to: (i) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Expense for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (ii) any appeals of the Confirmation Order that remain pending as of the Effective Date; and (iii) responding to creditor inquiries for forty-five (45) days following the Effective Date. All reasonable and documented fees and expenses incurred by counsel retained by the Creditors’ Committee in connection therewith (other than with regard to any appeal of the Confirmation Order that the Committee is prosecuting or supporting) shall be paid by the Reorganized Debtors without the requirement of any further order of the Bankruptcy Court.

14.09. Record Date for Voting Purposes. For purposes of determining the Holders of Claims and interests who are entitled to vote on this Plan, the record date shall be the date that the Court enters the Order approving the Disclosure Statement or such other date as determined by the Court in such Order.

14.10. Method of Notice. All notices required to be given under this Plan, if any, will be in writing and will be sent by first class mail, postage prepaid, or by a nationally recognized overnight courier:

If to the Debtors to:

Cooper-Standard Automotive Inc.

39550 Orchard Hill Place Drive

Novi, Michigan 48375

Attn.: Timothy Hefferon (Vice President, General Counsel)

with copies to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980

Attn.:	Gary L. Kaplan, Esq. Richard J. Slivinski, Esq. Peter B. Siroka, Esq. and

Richards, Layton & Finger, P.A.

One Rodney Square

920 N. King Street

Wilmington, Delaware 19899

Attn.:	Mark D. Collins, Esq. Michael J. Merchant, Esq. Chun I. Jang, Esq. Drew G. Sloan, Esq.

If to the Creditors Committee to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attn.:	Robert T. Schmidt, Esq. Kenneth H. Eckstein, Esq. Stephen D. Zide, Esq. and

Young Conaway Stargatt & Taylor, LLP

1000 West Street

P.O. Box 391

Wilmington, Delaware 19801

Attn.:    M. Blake Cleary, Esq.

If to the DIP Lenders, the DIP Financing Agent, the DIP Original Financing Agent, the Prepetition Lenders or the Prepetition Agent to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Attn.:	Abhilash M. Raval, Esq. Brian Kinney, Esq. and

Morris, Nichols, Arsht & Tunnell

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

Attn.:    Robert J. Dehney, Esq.

If to the Backstop Parties to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn.:	Timothy Graulich, Esq. Brian M. Resnick, Esq. and

Bayard, P.A.

222 Delaware Avenue

Suite 900

Wilmington, Delaware 19899

Attn.:	Charlene D. Davis, Esq. and

Akin, Gump, Strauss, Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attn.:	Daniel H. Golden, Esq. Arik Preis, Esq. and

Pachulski Stang Ziehl & Jones LLP

919 North Market Street, 17th Floor

Wilmington, Delaware 19899

Attn:    Curtis A. Hehn, Esq.

Any of the above may, from time to time, changes its address for future notices and other communications hereunder by filing a notice of the change of address with the Court. Any and all notices given under this Plan will be effective when received.

14.11. Section 1125(e) of the Bankruptcy Code.

(a) The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon confirmation of this Plan will be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

(b) The Debtors, each of the members of any Committee, and each of the Backstop Parties (and each of their respective Affiliates, agents, directors, officers, principals, members, employees, representatives, advisors, attorneys and other professionals) have, and upon confirmation of this Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the New Capital Stock under this Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.

14.12. Post-Confirmation Obligations. The Reorganized Debtors will pay fees assessed against each of the Debtors’ Estates until entry of an order closing the respective Chapter 11 Cases.

14.13. Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of Debtors, which request shall be made in accordance with section 14.04 of this Plan, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Subject to section 14.04 of this Plan and Bankruptcy Rule 3019, notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

14.14. Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor or assign of such entity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated: Novi, Michigan

March 26, 2010

Respectfully submitted,

Cooper-Standard Holdings Inc. (for itself and on behalf of each of the other Debtors)

By:	/s/ Allen J. Campbell
Allen J. Campbell
Vice President and Chief Financial Officer

RICHARDS, LAYTON & FINGER, P.A.

Mark D. Collins (Bar No. 2981)

Michael J. Merchant (Bar No. 3854)

Chun I. Jang (Bar No. 4790)

Drew G. Sloan (Bar No. 5069)

One Rodney Square

920 N. King Street

Wilmington, DE 19801

Telephone: (302) 651-7700

Facsimile: (302) 651-7701

– and –

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Gary L. Kaplan, Esq.

Richard J. Slivinski, Esq.

Peter B. Siroka, Esq.

One New York Plaza

New York, NY 10004

Telephone: (212) 859-8000

Facsimile: (212) 859-4000

Counsel for Debtors and

Debtors in Possession

Exhibit A

ARTICLE FIFTEEN Form of

Certificate of Designations

EXHIBIT J

FORM OF

COOPER-STANDARD HOLDINGS, INC.

CERTIFICATE OF DESIGNATIONS

7% CUMULATIVE PARTICIPATING CONVERTIBLE

PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

COOPER-STANDARD HOLDINGS, INC., a Delaware corporation (the “Corporation”), does hereby certify that pursuant to the authority conferred upon the Corporation’s board of directors (together with any duly authorized committee thereof, the “Board of Directors”) by the provisions of the Corporation’s Certificate of Incorporation, which authorize the issuance of up to 10,000,000 shares of preferred stock, par value $0.00 1 per share, the following resolutions were duly adopted by the Board of Directors on [—], 2010:

“RESOLVED, that the issue of a class of preferred stock, par value $0.001 per share, of the Corporation is hereby authorized and the designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof are hereby fixed as follows:

7% CUMULATIVE PARTICIPATING CONVERTIBLE

PREFERRED STOCK

1. Number and Designation. 2,000,000 shares of preferred stock of the Corporation shall be designated as “7% Cumulative Participating Convertible Preferred Stock” (the “7% Preferred Stock”).

2. Rank. The 7% Preferred Stock shall, with respect to preferred dividend rights, rights of redemption and rights upon liquidation, dissolution or winding-up of the Corporation, rank:

(a) senior to the Common Stock and to all other classes or series of capital stock of the Corporation, except for any such other class or series, the terms of which expressly provide that it ranks on a parity with the 7% Preferred Stock as to preferred dividend rights, rights of redemption and rights on liquidation, dissolution or winding-up of the Corporation (together with any securities, options, warrants or other rights convertible into, exchangeable for or exercisable to acquire any such capital stock, the “Junior Securities”); and

(b) on a parity with each class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks on a parity with the 7% Preferred Stock as to preferred dividend rights, rights of redemption and rights on liquidation, dissolution or winding-up of the Corporation (together with any securities, options, warrants or other rights convertible into, exchangeable for or exercisable to acquire any such capital stock, the “Parity Securities”).

3. Preferred Dividends.

(a) Cumulative Preferred Dividends. Holders of 7% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferred cash dividends (or, to the extent permitted by Section 3(b) hereof, dividends in kind) on each share of 7% Preferred Stock at the rate of 7% per annum on the sum of (x) the Stated Value (as defined below) and (y) all accrued and unpaid dividends payable pursuant to this Section 3 for all past Dividend Periods (whether or not earned or declared). Such dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing [—], 2010 (or if any such date is not a business day, the next succeeding business day) (each such date being a “Dividend Payment Date”). A dividend period (a “Dividend Period”) is the period from and including a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the 7% Preferred Stock) to but excluding the next immediately succeeding Dividend Payment Date. The amount of dividends payable for each full Dividend Period shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period or any other period shorter or longer than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to the holders of record of shares of 7% Preferred Stock as they appear on the Corporation’s stock register at the close of business on the applicable record date, which shall be the 15th day of the month in which the Dividend Payment Date occurs or such other date, not less than 10 days nor more than 60 days before the applicable Dividend Payment Date, as may be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time (whether in cash or in kind), without reference to any Dividend Payment Date, to holders of record on the applicable record date, which shall be no more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. The Corporation shall provide 10 days prior written notice to the holders of 7% Preferred Stock of any applicable record date.

Dividends on the 7% Preferred Stock shall be cumulative and accrue from the date of issue (and, in the case of any Additional Shares (as defined below), from the date such Additional Shares are issued), whether or not funds of the Corporation are legally available for the payment of such dividends and whether or not such dividends are earned or declared by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods (whether or not earned or declared) shall accrue cumulative dividends at the rate set forth in this Section 3(a).

(b) Payment In Kind. The Corporation may, at its option, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, and, to the extent legally permitted at such time and to the extent such dividends are not declared and paid in cash on the relevant Dividend Payment Date, shall pay the preferred dividends payable pursuant to Section 3(a) hereof in additional shares of

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7% Preferred Stock (“Additional Shares”) instead of cash, for each Dividend Period; provided that in connection with any such payment in Additional Shares, all accrued and unpaid dividends on shares of 7% Preferred Stock for all past Dividend Periods shall have been declared and paid in full (whether in cash or in kind). To the extent any dividends otherwise required to be paid in Additional Shares pursuant to the preceding sentence are prohibited as a result of any legal prohibition, the Corporation and the Board of Directors shall use their reasonable best efforts to remove any such legal prohibition and shall pay any such dividend in Additional Shares at such time and to the extent any such legal prohibition is removed. To the extent dividends are paid in Additional Shares, (i) such shares shall be duly and validly issued and fully paid and non-assessable, free and clear of all liens and other claims and not subject to any preemptive rights, and (ii) each holder of 7% Preferred Stock shall receive a number of Additional Shares equal to the product of (x) the number of shares of 7% Preferred Stock held by such holder and (y) a fraction, the numerator of which shall be equal to the cash amount per share of 7% Preferred Stock that would have been paid if the dividend had been paid in cash instead of Additional Shares and the denominator of which shall be equal to the Stated Value. No fractional shares shall be issued upon the payment of dividends pursuant to this Section 3(b), and the number of shares to be issued upon payment of such dividends will be rounded up to the nearest whole share; provided that, in lieu of rounding up to the nearest whole share, the Corporation may, at its option, pay a cash adjustment in respect of such fractional interest equal to such fractional interest multiplied by the Stated Value.

(c) Restrictions on Dividends, etc. So long as any shares of 7% Preferred Stock are outstanding, the Corporation shall not, and shall cause its subsidiaries not to, directly or indirectly, declare, pay or set apart for payment any dividends or other distributions on any Junior Securities (other than dividends or other distributions payable in shares of Junior Securities, including Common Stock, and cash paid in lieu of fractional shares of Common Stock), or repurchase, redeem or otherwise acquire or set apart funds to repurchase, redeem or otherwise acquire any Junior Securities for any consideration (through a sinking fund or otherwise), unless in each case the full cumulative preferred dividends have been paid in cash or Additional Shares on all outstanding shares of 7% Preferred Stock for all past Dividend Periods and, in case of a cash dividend on any Junior Securities, the Corporation shall have redeemed all shares of 7% Preferred Stock tendered in an offer pursuant to Section 9(c) hereof;

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provided, however, that the foregoing restriction will not apply to purchases, redemptions or other acquisitions of Junior Securities:

(i) in connection with any employment contract or benefit plan or arrangement with or for the benefit of employees, officers or directors of the Corporation or any of its subsidiaries approved by the Board of Directors; or

(ii) in exchange for any other class or series of Junior Securities (including the purchase of fractional interests in Junior Securities pursuant to the conversion or exchange provisions of the Junior Securities).

If full cumulative preferred dividends on all outstanding shares of 7% Preferred Stock have not been paid, then all preferred dividends declared and paid on the 7% Preferred Stock and any Parity Securities shall be declared and paid in the same form and ratably in proportion to the respective amounts of accrued and unpaid dividends on the 7% Preferred Stock and such Parity Securities.

Other than the preferred dividends payable pursuant to this Section 3 and the participating dividends payable pursuant to Section 4 hereof, the holders of shares of 7% Preferred Stock shall not be entitled to receive any dividends on the shares of 7% Preferred Stock.

4. Participating Dividends.

(a) Participating Dividends. In addition to the preferred dividends payable pursuant to Section 3 hereof, holders of 7% Preferred Stock shall be entitled to receive, for each share of 7% Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends and distributions (other than dividends payable in Common Stock) to the same extent and on the same basis as and contemporaneously with dividends and distributions (other than dividends payable in Common Stock) as declared by the Board of Directors with respect to shares of Common Stock in an amount equal to the product of (i) the number of shares of Common Stock issuable upon conversion of a share of 7% Preferred Stock pursuant to Section 6 hereof on the record date for the dividend or distribution on the Common Stock and (ii) the dividend or distribution payable on a share of the Common Stock. Dividends payable pursuant to this Section 4(a) shall be payable to the holders of record of shares of 7% Preferred Stock as they appear on the

4

Corporation’s stock register at the close of business on the same record date as is applicable to the Common Stock, which shall be not less than 10 days nor more than 60 days before the applicable dividend payment date, as may be fixed by the Board of Directors. The Corporation shall provide 10 days prior written notice to the holders of 7% Preferred Stock of any applicable record date.

(b) Restrictions on Dividends. So long as any shares of 7% Preferred Stock are outstanding, the Corporation shall not, directly or indirectly, declare, pay or set apart for payment any dividends or other distributions on shares of Common Stock (other than dividends payable in Common Stock), unless the holders of 7% Preferred Stock shall simultaneously receive (i) all accrued and unpaid dividends payable pursuant to Section 3 hereof for all past Dividend Periods as required pursuant to Section 3(c) hereof and, in case of a cash dividend on the shares of Common Stock, the Corporation shall have redeemed all shares of 7% Preferred Stock tendered in an offer pursuant to Section 9(c) hereof and (ii) the dividends payable pursuant to this Section 4 with respect to such dividend or distribution on the Common Stock.

5. Liquidation Preference. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of 7% Preferred Stock shall be entitled to receive an amount per share of 7% Preferred Stock equal to the greater of (i) the sum of $100 (which amount shall be appropriately adjusted in the event of any stock split, stock combination or other similar recapitalization of the 7% Preferred Stock) (the “Stated Value”) and all accrued and unpaid dividends payable pursuant to Section 3 hereof (whether or not earned or declared) to the date of final distribution to the holders of 7% Preferred Stock and (ii) the amount such share of 7% Preferred Stock would be entitled to receive pursuant to the liquidation, dissolution or winding up of the Corporation if such share had been converted into shares of Common Stock in accordance with Section 6 hereof. If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of 7% Preferred Stock and any Parity Securities are insufficient to pay in full the aggregate amount of the liquidation preference payable in respect of all outstanding shares of 7% Preferred Stock and Parity Securities, such assets or the proceeds thereof shall be distributed among the holders of the 7% Preferred Stock and Parity Securities ratably in proportion to the respective amounts of the liquidation preference that would be payable on such shares of 7% Preferred Stock and Parity Securities if all

5

such amounts were paid in full. For the avoidance of doubt, in the event of the voluntary or involuntary commencement of a case or other proceeding against the Corporation seeking its liquidation, reorganization, debt arrangement, dissolution, winding up or composition, or the readjustment of its debts, or the appointment of a trustee, receiver, custodian, liquidator, assignee or the like for the Corporation of all or substantially all of its assets, or any similar action with respect to the Corporation, whether judicial or non-judicial or under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, the amount of all accrued and unpaid dividends payable pursuant to Section 3 hereof (whether or not earned or declared) shall be included in the allowed amount of the liquidation preference to which holders of 7% Preferred Stock shall be entitled.

Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of 7% Preferred Stock pursuant to this Section 5, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation, subject to the respective terms applying thereto.

For purposes of this Section 5, a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation shall not include a voluntary sale, lease or exchange of all or substantially all of the Corporation’s property or assets or a consolidation or merger of the Corporation with any other Person.

6. Conversion at the Option of the Holders.

(a) Holders’ Right to Convert. Subject to the provisions of this Section 6, each holder of shares of 7% Preferred Stock has the right, at any time and from time to time, at such holder’s option, to convert all or part of the holder’s shares of 7% Preferred Stock into fully paid and non- assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of 7% Preferred Stock shall be equal to the result obtained by dividing (i) the sum of the Stated Value and all accrued and unpaid dividends payable pursuant to Section 3 hereof (whether or not earned or declared) to the effective date of the conversion by (ii) $23.30574, adjusted as provided in Section 7 hereof (each such price, a “Conversion Price”).

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(b) Conversion Notice; Conversion Procedures.

(i)	In order to exercise the conversion right, the holder of shares of 7% Preferred Stock shall deliver to the Conversion Agent certificates for the shares to be converted with a written notice of election to convert completed and signed, specifying the number of shares of 7% Preferred Stock to be converted (each such notice, a “conversion notice”). Unless the shares of Common Stock issuable upon conversion are to be issued in the same name as the name in which the shares of 7% Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Conversion Agent, duly executed by the holder or the holder’s duly authorized attorney. The holder’s right to convert shares called for redemption pursuant to Section 9(b) hereof or for conversion pursuant to Section 8 hereof shall terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption or conversion date, unless the Corporation shall default in paying the amount payable upon such redemption or issuing the shares of Common Stock upon such conversion.

(ii)	As promptly as practicable after the delivery of the certificates and the conversion notice as provided above, the Corporation shall issue and deliver to the holder or, at the holder’s written direction, to the holder’s transferee a certificate or certificates for the whole number of shares of Common Stock issuable upon conversion. If a holder’s interest is a beneficial interest in a global share certificate representing 7% Preferred Stock, a book-entry transfer shall be made by the Conversion Agent upon compliance with the relevant procedures for converting a beneficial interest in a global security.

(iii)	Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for the shares of 7% Preferred Stock and conversion notice were received by the Conversion Agent. The Person in whose name or names any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date.

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(c) General Provisions Applicable to Conversions.

(i)	The Corporation shall pay any and all issuance, delivery and transfer taxes in respect of the issuance or delivery of shares of Common Stock on conversion of 7% Preferred Stock. The Corporation shall not, however, be required to pay any tax in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the holder of the 7% Preferred Stock so converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the Corporation’s satisfaction that such tax has been paid.

(ii)	In connection with the conversion of shares of 7% Preferred Stock, no fractional shares of Common Stock shall be issued. In lieu thereof the Corporation shall, at its option, either round up the number of shares to be issued to the nearest whole number or pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Sale Price of the Common Stock on the day on which such shares of 7% Preferred Stock are deemed to have been converted. If more than one share of 7% Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of 7% Preferred Stock so surrendered.

(iii)	As of the effective time of the conversion, the shares of 7% Preferred Stock that are converted shall be cancelled and no longer be outstanding and restored to the status of authorized but unissued preferred stock and not designated as part of the 7% Preferred Stock, and all rights of a holder of such shares shall terminate, except for the right of the holder to receive the Common Stock and any declared and unpaid dividends payable pursuant to Section 4 hereof on such shares with a record date on or prior to the effective time of the conversion.

(iv)	If fewer than all shares of 7% Preferred Stock represented by any share certificate shall be converted, the Corporation shall issue a new certificate representing the unconverted shares of 7% Preferred Stock to the holder thereof, without cost to any such holder.

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(v)	The Corporation shall:

(A) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of 7% Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of 7% Preferred Stock;

(B) prior to the delivery of any shares of Common Stock upon conversion of 7% Preferred Stock, comply with all applicable laws and requirements of any securities exchange on which the shares of Common Stock are listed that require action to be taken by the Corporation; and

(C) ensure that all shares of Common Stock delivered upon conversion of 7% Preferred Stock will, upon delivery, (x) be duly and validly issued and fully paid and non-assessable, free of all liens and other claims and not subject to any preemptive rights and (y) if the Common Stock is listed on any securities exchange, be listed on such securities exchange.

7. Anti-Dilution Adjustments. The Conversion Price shall be subject to the adjustments set forth in this Section 7.

(a) Stock Dividends. If the Corporation shall declare and pay a dividend or other distribution on the Common Stock payable in shares of Common Stock, then the Conversion Price in effect immediately prior to the close of business on the record date for such dividend or distribution shall be adjusted by dividing such Conversion Price by the following fraction:

OS1

OS0

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where,

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such dividend or distribution plus the total number of shares of Common Stock issued pursuant to such dividend or distribution

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the record date for such dividend or distribution

(b) Subdivisions and Combinations of the Common Stock. If the Corporation shall subdivide or split the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to the open of business on the effective date of such subdivision, split, combination or reclassification shall be adjusted by dividing such Conversion Price by the following fraction:

OS1

OS0

where,

OS1 = the number of shares of Common Stock outstanding immediately after such subdivision, split, combination or reclassification

OS0 = the number of shares of Common Stock outstanding immediately prior to such subdivision, split, combination or reclassification

(c) Issuer Tender, Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and fair value of any other consideration included in the payment per share of the Common Stock

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exceeds the Closing Sale Price of the Common Stock on the Trading Day immediately following the expiration date of the tender or exchange offer, then the Conversion Price in effect at the close of business on the expiration date of the tender or exchange offer shall be adjusted by dividing such Conversion Price by the following fraction:

AC + (SP1 x OS1)

SP1 x OS0

where,

AC = the aggregate cash and fair value of any other consideration payable for shares purchased in the tender or exchange offer

SP1 = the Closing Sale Price of Common Stock on the Trading Day immediately following the expiration date of the tender or exchange offer

OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of all shares purchased or exchanged in the tender or exchange offer)

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of all shares purchased or exchanged in the tender or exchange offer)

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

Except as set forth in the preceding sentence, if the application of this Section 7(c) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this Section 7(c). If an adjustment to the Conversion Price

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is required under this Section 7(c), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 7(c) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 7(c).

(d) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock, upon conversion of any shares of the 7% Preferred Stock, holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the time of conversion, the rights have separated from the shares of Common Stock, in which case the Conversion Price in effect at the time of separation shall be adjusted as if the Corporation had made a distribution to all holders of Common Stock by dividing such Conversion Price by the following fraction, subject to readjustment in the event of the expiration, termination, or redemption of such rights:

SP0

SP0 – FMV

where,

SP0 = the Current Market Price per share of Common Stock on the Trading Day immediately preceding the ex-date

FMV = the fair value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the ex-date

(e) Reorganization Events. In the event of:

(i) any merger or consolidation involving the Corporation;

(ii) any sale, lease or other transfer of all or substantially all of the Corporation’s property and assets to a third party;

(iii) any recapitalization, reclassification or other change of the Common Stock (other than changes resulting from a subdivision or combination);

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(iv) any statutory share exchange;

in each case in which the Common Stock will be converted into or exchanged for securities, cash or other property, then at the effective time of such event, each share of 7% Preferred Stock outstanding immediately prior to such event will become convertible into the kind and amount of securities, cash and other property that a holder of such share of 7% Preferred Stock would have been entitled to receive if such holder had converted its 7% Preferred Stock into Common Stock immediately prior to such event. For purposes of this Section 7(e), the kind and amount of securities, cash or other property that a holder of Common Stock would have been entitled to receive upon such event if there is the right to elect the type of consideration receivable shall be deemed to be (x) the weighted average of the kind and amount of securities, cash or other property received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the weighted average of the kind and amount of securities, cash or other property actually received by such holders.

The Corporation (or any successor) shall, within five days of the occurrence of any such event, provide written notice to the holders of the 7% Preferred Stock of the occurrence of such event and the kind and amount of securities, cash or other property into which the 7% Preferred Stock is convertible. Failure to deliver such notice, or any defect therein, shall not affect the operation of this Section 7(e).

(f) Certain Issuance or Sale of Common Stock or Derivatives. If the Corporation shall issue or sell shares of Common Stock (or any securities, options, warrants or other rights convertible, exchangeable or exercisable to acquire such stock) without consideration or at a consideration per share of Common Stock (calculated based on the aggregate proceeds to the Corporation upon issuance and any additional consideration payable to the Corporation upon any such conversion, exchange or exercise), that is less than the Conversion Price in effect at the close of business on the day immediately preceding such issuance, then such Conversion Price shall be adjusted by multiplying such Conversion Price by the following fraction:

(AC / CP) + OS0

OS1

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where,

AC = the aggregate proceeds to the Corporation upon issuance and any additional consideration payable to the Corporation upon any conversion, exchange or exercise based on the maximum number of shares of Common Stock issuable by the Corporation in connection therewith

CP = the Conversion Price in effect at the close of business on the day immediately preceding such issuance

OS0 = the number of shares of Common Stock outstanding immediately prior to such issuance

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the total number of shares of Common Stock issued or subject to issuance upon conversion, exchange or exercise of all securities, options, warrants or rights issued

In the event that any portion of the aggregate consideration received by the Corporation in connection with the issuance or sale is not received in cash but in securities or other property, the above adjustment shall be made considering the fair value of such security or other property.

The adjustment of the Conversion Price pursuant to this Section 7(f) shall not apply to any issuance of shares of Common Stock (or any securities, options, warrants or other rights convertible, exchangeable or exercisable to acquire such stock):

(i) to all holders of Common Stock;

(ii) in connection with (A) any stock dividends for which an adjustment to the Conversion Price is made pursuant to Section 7(a) hereof, (B) stock subdivisions, splits, combinations or reclassifications for which an adjustment to the Conversion Price is made pursuant to Section 7(b) hereof, or (C) mergers or consolidations for which an adjustment to the Conversion Price is made pursuant to Section 7(e) hereof;

(iii) in connection with any employment contract or benefit plan or arrangement with or for the benefit of employees, officers or directors of the Corporation or any of its subsidiaries approved by the Board of Directors;

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(iv) upon conversion of any shares of 7% Preferred Stock or exercise of any of the warrants issued by the Corporation at the Effective Time representing the right to purchase an aggregate of 2,419,753 shares of Common Stock (subject to adjustments pursuant to the terms of the warrants) at an initial exercise price of $27.33 per share (subject to adjustments pursuant to the terms of the warrants); and

(v) in connection with the issuance of rights to purchase an aggregate of less than 1% of the outstanding Common Stock (calculated on a fully diluted basis) as compensation to third party lenders or purchases of bonds in connection with bona fide arms’ length debt financing by the Corporation with the approval of the Board of Directors.

(g) Decreases in Conversion Price. The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 7, if the Corporation deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes.

The Corporation may, from time to time, decrease the Conversion Price by any amount for a period of at least 20 business days if the Board of Directors shall have determined that such decrease would be in the interests of the Corporation.

Whenever the Conversion Price is decreased pursuant to this Section 7(g), the Corporation shall mail to holders of record of the 7% Preferred Stock a notice of the decrease at least 10 days prior to the date the decrease takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(h) Certain Determinations. For purposes of the computation of any adjustments required under this Section 7, the following shall apply:

(i) Adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur.

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(ii) Fair value shall be determined by the Board of Directors in good faith; provided that if the holders of 25% or more of the outstanding shares of 7% Preferred Stock shall object to any such determination, such fair value shall be determined by an independent appraiser selected by such holders and reasonably satisfactory to the Corporation. The fees and expenses of such independent appraiser shall be paid by the Corporation. The holders of 7% Preferred Stock shall be notified promptly of any consideration other than cash to be received or paid by the Corporation and furnished with a description of the consideration and the fair value thereof, as determined in accordance with the foregoing provisions.

(iii) All adjustments to the Conversion Price shall be calculated to the nearest cent.

(iv) No adjustment in the Conversion Price will be made unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that at any time a conversion at the Corporation’s option becomes effective, adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(i) Certificates as to Adjustment. Upon the occurrence of each adjustment to the Conversion Price, the Corporation shall promptly compute the Conversion Price in accordance with this Section 7 and furnish to each holder of 7% Preferred Stock an officer’s certificate setting forth the Conversion Price and setting forth in reasonable detail the facts upon which such adjustment is based. In the case of any action or event that causes an adjustment of the Conversion Price pursuant to this Section 7 and requires the fixing of a record date, the Corporation shall, at least five days prior to such record date, give notice to each holder of 7% Preferred Stock specifying the record date. Failure to deliver such notice, or any defect therein, shall not affect the legality or validity of any such action or event.

(j) Other Adjustments. If, at any time as a result of the provisions of this Section 7, holders of 7% Preferred Stock shall become entitled to receive upon conversion any shares of capital stock other than

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Common Stock, the number of such other shares so receivable upon conversion of this 7% Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

8. Conversion at the Option of the Corporation. The Corporation may, at its option, cause the conversion of the shares of 7% Preferred Stock in accordance with this Section 8.

(a) Conversion in connection with IPO. The Corporation may cause the conversion of all of the shares of 7% Preferred Stock into shares of Common Stock as provided in Section 6 hereof immediately prior to the consummation of an initial underwritten public offering of shares of Common Stock by the Corporation pursuant to a registration statement under the Securities Act; provided that the Corporation’s right to cause such conversion shall be subject to the condition that the Corporation has obtained the affirmative vote of the holders of two-thirds of the outstanding shares of 7% Preferred Stock (whether by written consent or at a meeting of the holders of 7% Preferred Stock duly called for such purpose) approving such conversion and the condition set forth in Section 8(b)(ii).

(b) Conversion Right After the Third Anniversary. Except as otherwise provided in Section 8(a) hereof, the Corporation may not exercise its right to cause the conversion of any shares of 7% Preferred Stock pursuant to this Section 8 prior to the third anniversary of the Effective Date. From and after the third anniversary of the Effective Date, the Corporation may cause the conversion of some or all of the shares of 7% Preferred Stock into shares of Common Stock as provided in Section 6 hereof; provided that (i) the Closing Sale Price of the Common Stock for each of 30 consecutive Trading Days within 45 days prior to the date the Corporation gives notice to the holders of 7% Preferred Stock that it exercises its conversion right exceeded 155% of the applicable Conversion Price, (ii) the shares of Common Stock have been listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market and registered pursuant to Section 12 of the Exchange Act and (iii) the condition in Section 9(b)(ii) has been satisfied.

(c) Notices by the Corporation; Conversion Procedures.

(i) In order to exercise its conversion rights pursuant to Section 8(a) or 8(b) hereof, the Corporation shall provide notice of

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conversion by first class mail to each holder of record of the shares of 7% Preferred Stock to be converted or issue a press release for publication and make this information available on its website. This notice must be mailed, or the Corporation must issue the press release, not more than 90 days or less than 20 days prior to the date the conversion shall become effective. In addition to any information required by applicable law or regulation, this notice or press release shall state, as appropriate, (A) the date on which the conversion shall become effective as determined by the Board of Directors, (B) the aggregate number of shares of 7% Preferred Stock to be converted and, if less than all of the shares of 7% Preferred Stock are to be converted, the percentage of shares of 7% Preferred Stock to be converted and (C) the Conversion Price and the number of shares of Common Stock to be issued upon conversion of each share of 7% Preferred Stock.

(ii) If the Corporation elects to cause the conversion of less than all of the 7% Preferred Stock, the Conversion Agent will select the 7% Preferred Stock to be converted by lot, on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by the applicable depositary (so long as such method is not prohibited by the rules of any securities exchange or quotation association on which the shares of 7% Preferred Stock are then traded or quoted).

(iii) On the date the conversion shall become effective as specified in the Corporation’s conversion notice, certificates representing shares of Common Stock shall be issued and delivered to the holders of 7% Preferred Stock or their designee upon presentation and surrender of the share certificate evidencing the 7% Preferred Stock to the Conversion Agent, and, if required, upon furnishing of appropriate endorsements and transfer documents. If a holder’s interest is a beneficial interest in a global share certificate representing 7% Preferred Stock, a book-entry transfer shall be made by the Conversion Agent upon compliance with the relevant procedures for converting a beneficial interest in a global security.

(iv) The general conversion provisions set forth in Section 6(c) hereof shall apply to a conversion pursuant to this Section 8.

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9. Redemption of 7% Preferred Stock.

(a) Holder’s Right on a Change of Control. At any time on or within 30 days after receipt of a notice from the Corporation that a Change of Control or a Cash Transaction has occurred, each holder of 7% Preferred Stock may require the Corporation to redeem, in cash from legally available funds, all or a portion of such holder’s shares of 7% Preferred Stock at a cash price per share equal to the greater of (i) the sum of the Stated Value and all accrued and unpaid dividends payable pursuant to Section 3 hereof (whether or not earned or declared) to the redemption date and (ii) the Conversion Value as of the 2nd Trading Day prior to the redemption date; provided that, in case of a Cash Transaction prior to the fifth anniversary of the Effective Date, each holder of shares of 7% Preferred Stock exercising its rights pursuant to this Section 9(a) shall receive, instead of the cash price per share specified above, a cash price per share equal to the applicable amounts specified in Section 10 hereof.

(b) Redemption at the Corporation’s Option.

(i) Except as otherwise provided in Section 9(c) hereof, the 7% Preferred Stock shall not be redeemable at the Corporation’s option prior to the sixth anniversary of the Effective Date. From and after the sixth anniversary of the Effective Date, the Corporation may, at its option, redeem shares of 7% Preferred Stock, at any time in whole or from time to time in part, at a cash price per share, payable out of funds legally available for such payment, equal to the greater of (1) the sum of the Stated Value and all accrued and unpaid dividends payable pursuant to Section 3 hereof (whether or not earned or declared) to the date of redemption, which sum will, in the case of a redemption prior to the seventh anniversary of the Effective Date, be multiplied by 1.125, and (2) 75% of the Conversion Value as of the 2nd Trading Day prior to the redemption date; provided that if the amount in clause (2) is greater than the amount in clause (1), the Corporation shall have the right, at its option, to redeem such shares by paying an amount in cash equal to the amount in clause (1) and issuing such number of shares of Common Stock valued at the Closing Sale Price of the Common Stock on the 2nd Trading Day prior to the redemption date equal to the excess of the amount in clause (2) over the amount in clause (1). No fractional shares of Common Stock shall be issued and, in lieu thereof, the Corporation may, at its option, either round up the number of shares of Common Stock to be issued to the nearest whole share or pay a cash

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adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Sale Price of the Common Stock on the 2nd Trading Day prior to the redemption date. If more than one share of 7% Preferred Stock shall be redeemed from the same holder at the same time, the number of full shares of Common Stock issuable pursuant to the foregoing proviso shall be computed on the basis of the total number of shares of 7% Preferred Stock so redeemed.

(ii) The Corporation’s right to redeem shares of 7% Preferred Stock pursuant to this Section 9(b) shall be subject to the condition that a resale registration statement covering the shares of Common Stock issuable upon conversion of the 7% Preferred Stock has been filed by the Corporation and declared effective by the Commission prior to the time the Corporation provides a redemption notice pursuant to Section 9(d)(ii) hereof and such resale registration statement will continue to be effective and available for resales for at least 60 days after the relevant redemption date; provided that such resale registration statement shall not be required if (A) each holder of 7% Preferred Stock is not an affiliate of the Corporation, (B) the shares of Common Stock deliverable upon conversion will not be subject to any transfer or resale restrictions under applicable United States securities laws, (C) the Corporation has agreed to deliver upon conversion shares of Common Stock without any legend through the facilities of The Depositary Trust Company, New York, or any successor depositary and (D) upon conversion, the holders of 7% Preferred Stock would be permitted to freely resell their shares of Common Stock in the relevant market.

(iii) The Corporation may not redeem any shares of 7% Preferred Stock pursuant to this Section 9(b) and may not set aside any cash amount for such redemption, unless full cumulative preferred dividends payable pursuant to Section 3 hereof and full participating dividends payable pursuant to Section 4 hereof have been paid on all outstanding shares of 7% Preferred Stock for all past Dividend Periods.

(c) Redemption of Additional Shares. In connection with the payment of a cash dividend on Junior Securities, the Corporation shall offer to redeem from each holder of shares of 7% Preferred Stock a number of shares equal to the product of such holder’s percentage of the outstanding shares of 7% Preferred Stock and the excess, if any, of the

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aggregate number of Additional Shares issued pursuant to Section 3(b) hereof less the aggregate number of shares of 7% Preferred Stock previously offered to be redeemed pursuant to this Section 9(c) (whether such offer was accepted or not, as long as the Corporation redeems all shares of 7% Preferred Stock that have been tendered in the offer), at a cash price per share, payable out of funds legally available for such payment, equal to the sum of the Stated Value and all accrued and unpaid dividends payable on such shares pursuant to Section 3 hereof (whether or not earned or declared) to the redemption date. In connection with any such offer, each holder of shares of 7% Preferred Stock shall have the right but not the obligation to accept such offer, in whole or in part, at any time prior to the applicable redemption date by providing the Corporation with an acceptance notice and written instructions for the payment by wire transfer of the amount specified in this Section 9(c).

(d) Redemption Notices; Redemption Procedures.

(i) In order to exercise the redemption right pursuant to Section 9(a) hereof, the holder of the shares of 7% Preferred Stock shall deliver to the Corporation a written notice stating the holder’s intention to exercise its redemption right, the number of such holder’s shares of 7% Preferred Stock to be redeemed and written instructions for the payment by wire transfer of the amount specified in Section 9(a) hereof. The redemption date shall be the date 15 days after the receipt of such notice by the Corporation; provided that if such redemption date is not a business day, the redemption date shall be the next succeeding business day.

(ii) In order to exercise the redemption right pursuant to Section 9(b) hereof or make the redemption offer pursuant to Section 9(c) hereof, the Corporation shall give notice of any such redemption to the holders of shares of 7% Preferred Stock as they appear on the Corporation’s stock register at the close of business two days before the redemption notice is being mailed by the Corporation by first class mail, postage prepaid, not less than 30 days nor more than 60 days before the applicable redemption date; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the notice of redemption except as to the holder to whom the Corporation has failed to give said notice or whose notice was defective. Such redemption notice shall state (A) the redemption date, (B) the number of shares of 7% Preferred Stock to be redeemed or offered to be redeemed and, if fewer than all

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the shares of 7% Preferred Stock are to be redeemed, the number of shares to be redeemed or offered to be redeemed from such holder, (C) the redemption price, (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (E) that dividends on the shares of 7% Preferred Stock to be redeemed will cease to accrue on the date of redemption. In case of a redemption pursuant to Section 9(b) hereof, no later than five days prior to the redemption date specified in the Corporation’s redemption notice, each holder of 7% Preferred Stock shall provide the Corporation with written instructions for the payment by wire transfer of the amounts specified in Section 9(b)(i) hereof, as applicable. If fewer than all outstanding shares of 7% Preferred Stock are to be redeemed pursuant to Section 9(b) hereof, the total number of shares of 7% Preferred Stock to be redeemed shall be determined by the Board of Directors and such total number of shares shall be redeemed pro rata among the holders in proportion to the respective number of shares held by each holder.

(iii) Upon surrender of the certificates for any shares of 7% Preferred Stock to be redeemed pursuant to this Section 9 to the Conversion Agent, such shares of 7% Preferred Stock shall be redeemed by the Corporation on the redemption date as specified in Sections 9(d)(i) and (ii) hereof, at the applicable redemption price. If fewer than all shares of 7% Preferred Stock represented by any such certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares of 7% Preferred Stock to the holder thereof, without cost to any such holder. If a holder’s interest is a beneficial interest in a global share certificate representing 7% Preferred Stock, a book-entry transfer shall be made by the Conversion Agent upon compliance with the relevant procedures for redeeming a beneficial interest in a global security.

(e) Effect of Redemption. Shares of 7% Preferred Stock that have been redeemed, purchased or (re)acquired by the Corporation in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware and the provisions hereof) be cancelled, cease to be outstanding and be restored to the status of authorized but unissued preferred stock and not designated as part of the 7% Preferred Stock, and all rights of a holder with respect to shares of 7% Preferred Stock so redeemed, purchased or otherwise acquired shall immediately terminate and dividends on the shares of 7% Preferred Stock shall cease to accrue at the redemption date, except for the right of the holder to receive the relevant redemption price and any declared and unpaid

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dividends payable pursuant to Section 4 on such shares with a record date on or prior to the redemption date, unless the Corporation defaults in providing money for the payment of the redemption price of the shares of 7% Preferred Stock to be redeemed.

10. Corporation’s Right in a Cash Transaction. In the event of a Cash Transaction, the Corporation may, at its option, cause all of the shares of 7% Preferred Stock to be converted in the Cash Transaction into a cash amount equal to the greater of (x) the product of the Multiplier and the sum of the Stated Value and all accrued and unpaid dividends payable pursuant to Section 3 hereof (whether or not earned or declared) to the date of the consummation of the Cash Transaction and (y) the Conversion Value as of such date. “Multiplier” means 1.175 if the Cash Transaction occurs prior to the first anniversary of the Effective Date, 1.125 if the Cash Transaction occurs on or after the first anniversary and prior to the fifth anniversary of the Effective Date and 1.0 thereafter.

Within five days after the occurrence of a Change of Control or a Cash Transaction or the execution of a definitive agreement relating to such a transaction, the Corporation shall provide to the holders of 7% Preferred Stock written notice of such event.

11. Voting Rights.

(a) General. Holders of shares of 7% Preferred Stock are not entitled to any voting rights except as provided in this Section 11 or as otherwise provided by law.

(b) Common Stock Voting Rights. Except as otherwise provided by law, the holders of shares of 7% Preferred Stock will be entitled to vote, together with the holders of shares of Common Stock and not separately as a class, on all matters upon which holders of shares of Common Stock have the right to vote. The holders of shares of 7% Preferred Stock will be entitled to one vote for each share of Common Stock issuable upon conversion of a share of 7% Preferred Stock on the record date for the determination of the stockholders entitled to vote. Fractional votes by the holders of shares of 7% Preferred Stock will not be permitted, and the number of votes that each holder is entitled to vote will be determined based on the total number of shares of 7% Preferred Stock held by such holder on the applicable record date.

(c) Class Voting Rights. So long as any shares of 7% Preferred Stock are outstanding, the Corporation shall not, without the affirmative

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vote of the holders of two-thirds of the outstanding shares of 7% Preferred Stock (whether by written consent or at a meeting of the holders of 7% Preferred Stock duly called for such purpose):

(i) amend, alter or repeal (by merger, consolidation, reclassification or otherwise) any provision of its Certificate of Incorporation (including this Certificate) so as to adversely affect the preferences, rights or powers of the 7% Preferred Stock;

(ii) change the 7% Preferred Stock (whether by merger, consolidation, reclassification or otherwise) into cash, securities or other property except in accordance with the terms hereof or, in the case of a merger or consolidation of the Corporation in which it is not the surviving or resulting entity, the 7% Preferred Stock may be exchanged for an equivalent number of shares of preferred stock of the surviving or resulting entity with terms substantially the same as the 7% Preferred Stock;

(iii) issue any shares of 7% Preferred Stock other than shares to be issued to the Backstop Purchasers and management at the Effective Date as provided in the Equity Commitment Agreement dated as of March 18, 2010 and any Additional Shares in payment of dividends in kind; provided however that any such issuance of additional shares shall require the affirmative vote of each holder of 7% Preferred Stock, unless such additional shares are offered to the holders of 7% Preferred Stock on the same terms on a pro rata basis; or

(iv) create, authorize or issue any other security the terms of which provide that it ranks on a parity or senior to the 7% Preferred Stock with respect to dividend rights, rights of redemption or rights upon liquidation, dissolution or winding-up of the Corporation, or increase the authorized amount of any such other class or series.

In connection with any solicitation or consent of votes of any holder of shares of 7% Preferred Stock pursuant to this Section 11(c) or Section 8(a) hereof, the solicitation or consent shall be made to all holders in the same manner and on the same terms and conditions (including substantially the same opportunity to invest in any securities issued as a result of any such approval pursuant to Section 11(c) hereof). In exercising the voting rights set forth in this Section 11(c) or Section 8(a) hereof, each share of 7% Preferred Stock shall have one vote per share.

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12. Reports. (a) So long as any shares of 7% Preferred Stock are outstanding, if the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation must provide the holders of 7% Preferred Stock within the time periods specified in the Commission’s rules and regulations applicable to non-accelerated filers (as in effect on the Effective Date) with:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Corporation’s certified independent accountants, and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports.

In addition, whether or not required by the Commission, the Corporation will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. In addition, the Corporation will make the information and reports available to securities analysts and prospective investors upon request. The Corporation will be deemed to have furnished the holders of 7% Preferred Stock the reports referred to in clauses (i) and (ii) above if the Corporation has either filed such reports with the Commission (and such reports are publicly available) or posted such reports on the Corporation’ website and issued a press release in respect thereof.

(b) For so long as any of the shares of the 7% Preferred Stock constitute “restricted securities” under Rule 144, the Corporation will furnish to the holders and prospective investors, upon their request, and make available the information reasonably necessary to comply with Rule 144 and Rule 144A with respect to re-sales of the shares under the Securities Act, all to the extent required from time to time to enable the shares to be sold without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A.

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13. Transferability. The shares of 7% Preferred Stock shall be freely transferable, subject to transfer restrictions under applicable securities laws.

14. Remedies. Nothing herein shall limit the right of a holder of 7% Preferred Stock to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate and a holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

15. Certain Definitions.

(a) As used in this Certificate, the following terms shall have the meanings defined in this Section 15.

“By-laws” means the by-laws of the Corporation, as they may be amended from time to time.

“Certificate” means this Certificate of Designations.

“Cash Transaction” means a merger, consolidation, share exchange or other similar transaction or a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries in which all of the Common Stock is converted into the right to receive cash.

“Change of Control” shall be deemed to have occurred if any of the following events shall have occurred after the original issuance of the 7% Preferred Stock:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than Barclays Bank PLC, Silver Point Capital LP, Oak Hill Advisors, L.P., Capital Research and Management Company and each of their respective affiliates) acquires the beneficial ownership (as defined in Rules 13d3 and 1 3d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Corporation’s outstanding voting stock; or

(ii) the consummation of (x) any merger, consolidation, share exchange or other similar transaction involving the Corporation or any of its subsidiaries, (y) any sale, lease or other transfer in one transaction or a series of related transactions of all or

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substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries or, (z) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination), in each case, other than a transaction in which the persons that “beneficially owned,” directly or indirectly, the voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, shares of common stock representing a majority of the total voting power of all outstanding classes of common stock of the surviving or resulting entity, transferee or ultimate parent of such party; or

(iii) the first day on which a majority of the members of the Board of Directors are not “Continuing Directors”; “Continuing Director” means, as of any date, any member of the Board of Directors who (x) was a member of the Board of Directors on the Effective Date or (y) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment.

“Closing Sale Price” of the Common Stock on any day means

(i) if the shares of Common Stock are listed on the New York Stock Exchange, the closing sale price per share of Common Stock (or if no closing sale price is reported, the last reported sale price) on such date on the New York Stock Exchange;

(ii) if the shares of Common Stock are not listed on the New York Stock Exchange, the closing sale price per share of Common Stock (or if no closing sale price is reported, the last reported sale price) on such date in composite trading for the principal United States national or regional securities exchange on which the shares of Common Stock are then listed;

(iii) if the shares of Common Stock are not listed on a United States national or regional securities exchange, the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization; or

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(iv) if the shares of Common Stock are not quoted as described in clause (iii) above, the market price per share of Common Stock on the relevant date as determined in good faith by the Board of Directors, subject to Section 7(h)(ii) hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share.

“Conversion Agent” shall mean [—] and its respective successors and assigns.

“Conversion Value” as of any date means an amount equal to the product of the number of shares of Common Stock issuable upon conversion of a share of 7% Preferred Stock pursuant to Section 6 hereof and the Closing Sale Price of the Common Stock on such date, or in the case of a Cash Transaction, the cash amount paid for each share of Common Stock in such transaction.

“Current Market Price” as of any determination date means the average daily Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the earlier of such determination date and, if applicable, the day before the ex-date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. “ex-date” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision, split, combination or reclassification of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision, split, combination or reclassification becomes effective. If another issuance, distribution, subdivision, split, combination or reclassification to which Section 7 applies occurs during the period applicable for calculating the “Current Market Price” pursuant to this definition, the “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

“Effective Date” means the effective date of the Chapter 11 plan of reorganization relating to the Corporation and its U.S. subsidiaries.

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“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Trading Day” is any day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
7% Preferred Stock	1
Additional Shares	3(b)
Board of Directors	Preamble
Conversion Price	6(a)
Corporation	Preamble
Dividend Payment Date	3(a)
Dividend Period	3(a)
Junior Securities	2(a)
Multiplier	10
Parity Securities	2(b)
Stated Value	5

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IN WITNESS WHEREOF, Cooper-Standard Holdings, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this [—] day of [—], 2010.

COOPER-STANDARD HOLDINGS, INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

Exhibit B

Term Sheet regarding Management Compensation

Exhibit B

In re Cooper Standard Holdings Inc., et al.

Term Sheet regarding Management Compensation1

1.Employment Agreements	Existing employment agreements with ten executives will be assumed, with each executive executing the written agreement specified in Section 5(t) of the Commitment Agreement.

2. Annual Bonus

2009 bonus paid in accordance with terms in the ordinary course.

2010 bonus to be paid in early 2011 in the ordinary course based on customary formula and business plan adopted by Board in December 2009.

3. Modified Executive Incentive Plan (MEIP) – Emergence Component	Emergence component of original MEIP proposal, as shown in column (a) to “Exhibit A - Hewitt Consulting Presentation” (attached as Appendix 1), to be paid upon emergence. Performance component of original MEIP proposal withdrawn and not payable.

4. Long Term Incentive Plan (LTIP)

Existing plan to be assumed.

2007-2009 LTIP awards to be paid in 2010 in accordance with terms in the ordinary course.

2008-2010, 2009-2011, 2010-2012 LTIP awards in accordance with terms to be administered in the ordinary course; 2010-2012 LTIP awards in accordance with cash targets established by Compensation Committee on March 3, 2010.

Plan benefit in respect of cycles beginning on and after 2010 will be determined by the Compensation Committee consistent with historic plan practice.

5. Health and Welfare Plans	Existing plans to be assumed. Benefits remain at no less than existing levels of coverage.

6. Pension Benefits

Qualified investment savings plan (EISP) as amended 1/1/2010 to be assumed.

Frozen Qualified Salaried Retirement Plan to be assumed.

Nonqualified Supplementary Benefit Plan (SERP) to be assumed.

Levels of benefits remain the same under the EISP and SERP.

7. Deferred Compensation Plan	Existing plans to be assumed.

8. Perquisites	Perquisites, including, for example, company-provided vehicle, company- paid personal travel, tax preparation and financial planning life insurance premiums as currently provided.

1	For those individuals without employment agreements, this term sheet is not intended to create any right to terminate with “good reason”.

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9. Equity Compensation – Management Incentive Plan	At emergence, 7% of the Equity (i.e., New Common Stock, Convertible Preferred Stock and realized dilution on the Warrants2) to be distributed as stock options or restricted stock at emergence; provided that any executive who does not execute the written agreement specified in Section 5(t) of the Commitment Agreement will not receive such distribution. The 7% distribution of Equity to the management team shall consist of:

	•	A grant of 4% of the Equity consisting of 4% of the New Common Stock (or approximately 757,896 shares of New Common Stock, plus, subject to realized dilution on the Warrants, approximately 104,075 shares of New Common Stock) as restricted stock and 4% of the Convertible Preferred Stock (convertible into approximately 178,783 shares of New Common Stock) as restricted preferred stock.

	•	The issuance of 3% of the Equity (or approximately 702,509 shares of New Common Stock, plus, subject to realized dilution on the Warrants, approximately 78,057 shares of New Common Stock) as common equity options.

Vesting (for common and preferred restricted stock and options) to occur ratably on each annual anniversary of grant over 3 years for CEO and 4 years for balance of team. In addition, 50% of the then unvested portion of the 7% of the Equity granted at emergence vests on a change of control and remaining 50% of such portion vests on termination without cause or quit for good reason within two years after a change of control, in each case, to the extent not previously vested. For the 3% of the Equity to be granted after emergence, any acceleration in connection with a change of control to be determined by the post-emergence board.

Exercise price of options equal to plan value.

Option exercise period in respect of Options granted hereunder:

	•	1 year in event of death, disability, retirement, or termination for good reason, without cause, or in connection with a change in control.[3]

	•	90 days in event of termination for cause or without good reason.

2	Equity issued to management in respect of the Warrants will be issued at emergence, with restricted stock vesting and options becoming exercisable on the later of the date on which (i) the restricted stock or options issued at emergence not in respect of the Warrants vest or become exercisable in accordance with their terms or (ii) any or all of the Warrants are exercised, in each case in an amount determined based on the number of shares issued upon such exercise; provided that upon termination of employment prior to full exercise of the Warrants, such restricted stock will vest and such options will become exercisable to the extent that the corresponding restricted stock or options vested or became exercisable as of such date in accordance with their terms and in an amount determined based on the number of shares issuable assuming net exercise of the then remaining Warrants, based on the market value of such shares as of such date.
3	Definitions of “cause” and “good reason” will be as provided for in assumed employment agreement of eligible executive, or if none, as reasonably determined by the Compensation Committee of the Board of Directors consistent with the definitions used for similarly situated executives.

2

Incrementally, 3% of the Equity (or approximately 702,509 shares of New Common Stock, plus, subject to realized dilution on the Warrants, approximately 78,057 shares of New Common Stock) to be reserved for issuance to members of the management team.

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Appendix 1

HEWITT CONSULTING PRESENTATION DATED NOVEMBER 30, 2009/

MODIFIED JANUARY 27, 2010 TO DEMONSTRATE

50% REDUCTION OF EMERGENCE COMPONENT POST-NEGOTIATION

		(a)	(b)	(c)
Executive	Position Title	Emergence Component Award - Original MEIP Target (Superseded)*	Emergence Component Award - Reduced 50% (Superseded)*	Emergence Component Award - Further Reduced (Final)*
McElya	Chairman, CEO	$570,000	$285,000	$170,402
Hasler	Vice Chairman, President NA	$412,500	$206,250	$123,317
Campbell	VP, CFO	$242,000	$121,000	$72,346
Stephenson	President, International	$211,750	$105,875	$63,303
Hefferon	VP, General Counsel	$157,500	$78,750	$47,085
Dickens	VP, Global Human Resources	$142,500	$71,250	$42,600
Verwlist	VP, Merger/Acquisition	$192,500	$96,250	$57,548
O’Loughlin	VP, Information Technology	$132,300	$66,150	$39,551
Yantz	VP, Corporate Controller	$110,250	$55,125	$32,959
Emmi	VP, Managing Director Asia Pacific	$134,663	$67,332	$40,258
Johnson	VP, Tax	$61,250	$30,625	$18,311
Dong	Treasurer	$61,250	$30,625	$18,311
Otremba	Group VP Sales & Engineering	$58,488	$29,244	$17,485

Total		$2,486,951	$1,243,476	$743,476

*	An emergence occurring on June 30, 2010 would result in emergence component incentive award payments equal to 100% of target opportunity.

Emergence incentive awards are subject to the following adjustment based on the date of emergence.

•	Emergence is on or before March 31, 2010, emergence incentive awards are increased by 40%

•	Emergence is on or after April 1, 2010 through May 31, 2010, emergence incentive awards are increased by 20%

•	Emergence is on or after June 1, 2010 through August 2, 2010, no adjustment is made to emergence incentive awards

•	Emergence is on or after August 3, 2010 through August 31, 2010, emergence incentive awards are reduced by 20%

•	Emergence is on or after September 1, 2010 through September 30, 2010, emergence incentive awards are reduced by 40%

•	Emergence is on or after October 1, 2010 through October 31, 2010, emergence incentive awards are reduced by 60%

•	Emergence occurs after November 1, 2010, no emergence incentive awards are paid

Exhibit C

Warrant Term Sheet

EXHIBIT C

COOPER-STANDARD HOLDINGS, INC.

SENIOR SUBORDINATED NOTES CLAIMHOLDERS

WARRANT TERM SHEET

Term	Description

Warrants	Each Warrant will represent the right to purchase one share of New Common Stock of Cooper-Standard Holdings, Inc., subject to adjustment.

Amount	2,419,753 shares of New Common Stock will be issuable upon exercise of the Warrants.

Exercise Price	Initially $27.33 per share, payable in cash or on a cashless basis.

Expiration Date	7.5 years from the effective date of the plan of reorganization.

Exercisability	Beginning on the date of issuance (the effective date of the plan of reorganization) and ending on the Expiration Date.

Anti-dilution	1. Stock dividends, stock splits or reverse splits, per the customary exercise price adjustment formula:

E = E o x No
N

where—

E is the adjusted exercise price of the Warrant;

Eo is the exercise price of the Warrant in effect prior to adjustment;

N is the number of shares of New Common Stock outstanding immediately following the transaction giving rise to the Warrant adjustment;

No is the number of shares of New Common Stock outstanding immediately prior to the transaction giving rise to the Warrant adjustment,

with customary adjustment of the shares of New Common Stock issuable upon exercise of the Warrants, as indicated below.

2. With the exception of the currently contemplated rights offering, any issuance to all holders of New Common Stock of shares of New Common Stock (or options,

1

Term	Description

rights, warrants or other securities convertible into or exchangeable or exercisable for shares of New Common Stock) at an effective consideration per share that is below market, per the customary exercise price adjustment formula:

E = E o x No+C/M
No+NA

where—

No is the number of shares of New Common Stock outstanding immediately prior to the issuance,

NA is the number of shares of New Common Stock issued and, if applicable, issuable upon exercise, conversion or exchange of the below market rights, warrants or other securities;

M is the Market Price[1] of a share of the New Common Stock preceding the issuance;

C is the total consideration receivable by the Company on issuance and, if applicable, the exercise, conversion or exchange of the below market rights, warrants or other securities,

with customary adjustment of the shares of New Common Stock issuable upon exercise of the Warrants, as indicated below.

3.        With the exception of the currently contemplated rights offering, any issuance of shares of New Common Stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of New Common Stock) at an effective consideration per share of New Common Stock that is less than the current Exercise Price, per the customary exercise price adjustment formula:

E = Eo x No+C/E o
No+NA

where—

No is the number of shares of New Common Stock outstanding immediately prior to the issuance,

[1]	“Market Value” will have the meaning assigned to “Closing Sale Price” in the Certificate of Designations.

2

Term	Description

NA is the number of shares of New Common Stock issued and, if applicable, issuable upon exercise, conversion or exchange of the rights, warrants or other securities;

C is the total consideration receivable by the Company on issuance and, if applicable, the exercise of the rights,

with customary adjustment of the shares of New Common Stock issuable upon exercise of the Warrants, as indicated below.

4.      Distribution to all holders of New Common Stock of evidences of indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered above), per the customary exercise price adjustment formula:

E = E o x M-F
M

where—

M is the Market Price of a share of the New Common Stock preceding such distribution;

F is the fair market value of the assets distributed to stockholders, per share of New Common Stock,

with customary adjustment of the shares of New Common Stock issuable upon exercise of the Warrants, as indicated below.

5.      Payments in respect of a tender offer or exchange offer by the Company for New Common Stock, where the cash and fair value of any other consideration included in the payment per share of the New Common Stock exceeds the Market Price of a share of the New Common Stock immediately following the expiration of the tender or exchange offer, per the customary exercise price adjustment formula:

E = E o x No x P
A + (P x N)

where—

3

Term	Description

No is the number of shares of New Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase or exchange of shares),

N is the number of shares of New Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A is the aggregate cash and fair value of any other consideration payable for shares of New Common Stock purchased in such tender offer or exchange offer;

P is the Market Price of a share of the New Common Stock immediately following the expiration of the tender or exchange offer,

with customary adjustment of the shares of New Common Stock issuable upon exercise of the Warrants, as indicated below.

6.       To the extent that the Corporation has a rights plan in effect with respect to the New Common Stock and the rights separate from the shares of New Common Stock, the exercise price at the time of separation shall be adjusted consistent with provision 4, above.

7. In each case where the exercise price of the Warrant is adjusted by the above formulas, the number of shares issuable upon exercise will be adjusted per the following customary formula:

S = S o x Eo
E

where, in addition to the terms defined above—

S is the adjusted number of shares issuable upon exercise of the Warrants;

So is the number of shares issuable upon exercise of the Warrants in effect prior to adjustment.

8.       In the case of mergers, consolidations, etc., the Warrants will be exercisable following the transaction for the kind and amount of consideration that holders would have received had the Warrants been exercised immediately prior to the transaction.

4

Term	Description

Securities Law Matters	Issuance of the Warrants and the issuance of the New Common Stock upon exercise of the Warrants will be in transactions exempt from registration under the Securities Act as transactions by an issuer not involving any public offering.

Transferability	The Warrants and the New Common Stock issued upon exercise of the Warrants will be freely transferable, subject to applicable law.

Documentation	The Warrants will be governed by a Warrant agreement in customary form between the Company and a warrant agent, in form and substance reasonably satisfactory to the Backstop Purchasers and the Company.

The Warrants will be issued in book-entry form, and physical certificates will not be issued (unless requested by a holder) for so long as the Warrants remain book-entry eligible.

Governing Law	New York

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Exhibit D

Form of Second Amended and Restated Certificate of Incorporation

EXHIBIT D

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COOPER-STANDARD HOLDINGS INC.

Cooper-Standard Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Cooper-Standard Holdings Inc.” The Corporation was originally incorporated under the name “CSA Acquisition Corp.”, and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 10, 2004.

2. The Corporation filed an amended plan of reorganization under chapter 11 of title 11 of the United States Code on [                , (the “Plan”).

3. This Second Amended and Restated Certificate of Incorporation (“Certificate”) has been deemed approved without the need for Board of Directors (“Board”) or stockholder approval pursuant to Section 303 of the General Corporation Law of the State of Delaware (the “DGCL”) because it is adopted pursuant to the Plan, as confirmed on                 , 2010 by the United States Bankruptcy Court for the District of Delaware.

4. Pursuant to the provisions of Sections 242(a) and 303 of the DGCL, the undersigned Corporation does hereby certify that the text of the Certificate is hereby amended and restated to read as follows:

ARTICLE I

NAME

The name of the corporation is Cooper-Standard Holdings Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose for which the Corporation is organized is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

REGISTERED AGENT

The street address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock.

The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 200,000,000 shares, consisting of 190,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.00 1 per share (the “Preferred Stock”). Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. The prohibition on issuance of nonvoting equity securities is included in this Certificate in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. §1123(a)(6)).

Section 4.2 Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the “Board”) is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting powers, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and the qualifications, limitations and restrictions thereof, as shall be stated in the resolution(s) adopted by the Board providing for the issuance of such series and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL.

(b) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding and such additional shares as are necessary to satisfy the payment of dividends in kind on any Preferred Stock) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Second Amended and Restated Certificate of Incorporation (this “Certificate”) (including any Preferred Stock Designation.)

Section 4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing and subject to Section 4.2(b), except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this

2

Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation.)

(b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers.

The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the By-Laws of the Corporation (the “By-Laws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, in all cases, to the provisions of the DGCL, this Certificate and any By-Laws adopted by the Corporation; provided, however, that no amendments to this Certificate or the By-Laws hereafter adopted by the Corporation shall invalidate any prior act of the Board that would have been valid if such amendments to this Certificate or the By-Laws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation shall initially be seven and shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b) Directors shall be elected each year at the annual meeting of stockholders of the Corporation and shall hold office until the next annual meeting of stockholders of the Corporation and until their successors have been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

3

(c) Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies.

Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders of the Corporation and until his or her successor has been elected and qualified, subject to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal.

Any or all of the directors may be removed from office at any time, with or without cause by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock – Directors.

Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By-Laws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders to the extent permissible under the DGCL; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By-Laws.

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ARTICLE VII

MEETINGS OF STOCKHOLDERS

Section 7.1 No Action by Written Consent.

Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, unless the taking of such action by means of written consent of the stockholders of the Corporation is approved in advance by a resolution adopted by a majority of the Whole Board.

Section 7.2 Meetings.

Except as otherwise required by law or the terms of any one or more series of Preferred Stock, special meetings of stockholders of the Corporation (i) may be called by the Chairman of the Board, the Chief Executive Officer or any member of the Board pursuant to a resolution adopted by a majority of the Whole Board and (ii) shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least 20% of the voting power of the outstanding stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. Within 15 days of the Corporation’s receipt of a Special Meeting Request that complies with this Section 7.2, the Corporation shall send a notice of the meeting to stockholders as set forth in the By-Laws. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Corporation and stated in the Corporation’s notice of meeting, provided that a special meeting of stockholders called pursuant to a Special Meeting Request shall be held no later than 30 days after the date the Corporation receives the Special Meeting Request, unless the stockholders submitting such Special Meeting Request request a date no later than 60 days after the date the Corporation receives the Special Meeting Request. Any special meeting of stockholders called pursuant to a Special Meeting Request and as to which notice has been given may be postponed, and any such special meeting as to which notice has been given may be cancelled, by the Secretary upon public announcement given before the date previously scheduled for such meeting or any adjournment thereof, in each case only if the stockholders submitting such Special Meeting Request request such postponement or cancellation in writing.

Section 7.3 Advance Notice.

Subject to Section 7.2, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

ARTICLE VIII

SECTION 203 OF THE DGCL

The Corporation hereby elects not to be governed by Section 203 of the DGCL.

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ARTICLE IX

LIMITED LIABILITY; INDEMNIFICATION

Section 9.1 Limitation of Personal Liability.

No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 9.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 9.2 Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of this or her heirs, executors and administrators; and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) is authorized by the Board (whether before, during or after the pendency of such proceeding). The right to

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indemnification conferred by this Section 9.2 shall be a contract right that shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Corporation and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

(b) The rights provided to Covered Persons pursuant to this Section 9.2 shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable law, this Certificate, the By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE X

COMPETITIVE OPPORTUNITY

indemnification conferred by this Section 9.2 shall be a contract right that shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Corporation and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

(b) The rights provided to Covered Persons pursuant to this Section 9.2 shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable law, this Certificate, the By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE X

COMPETITIVE OPPORTUNITY

If any stockholder, any Affiliate of any stockholder or any of such stockholder’s or its Affiliate’s partners, members, stockholders, directors, officers or Affiliates (collectively, “Representatives”), acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, the Corporation will have no interest in, and no expectation that, such Competitive Opportunity be offered to it. Any such interest or expectation is hereby renounced so that such stockholder and its Representatives (including any Representative serving as an officer or director of the Corporation) shall (a) have no duty to communicate or present such Competitive Opportunity to the Corporation and (b) have the right to either hold any such Competitive Opportunity for such stockholder’s (and its agents’, partners’ or Affiliates’) own account and benefit or to recommend, assign or otherwise transfer such Competitive Opportunity to persons other than the Corporation or any Affiliate of the Corporation. For purposes of this Certificate, “Affiliate” shall mean, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. This Article X shall not apply and shall not have any force or effect in the event that the Competitive Opportunity is presented to, acquired, or otherwise obtained by, a Representative as a result of such Representative’s capacity as a director of the Corporation.

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ARTICLE XI

DIRECTOR NOMINATION AGREEMENT

For so long as that certain Director Nomination Agreement dated [                ], among the Corporation and the other parties thereto, as amended from time to time (the “Director Nomination Agreement”) shall remain in effect, the provisions of the Director Nomination Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Director Nomination Agreement.

ARTICLE XII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article IX, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that, notwithstanding any other provision of this Certificate, and in addition to any other vote that may be required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 662/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision of this Certificate inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article XII.

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IN WITNESS WHEREOF, Cooper-Standard Holdings Inc. has caused this Certificate to be duly executed in its name and on its behalf by its [title of officer] this            day of , 2010.

Cooper-Standard Holdings Inc.

By:
Name:
Title:

Signature Page to Second Amended and Restated Certificate of Incorporation

of Cooper-Standard Holdings, Inc.

Exhibit E

Form of Amended and Restated By-Laws

FORM OF

AMENDED AND RESTATED

BY-LAWS

OF

COOPER-STANDARD HOLDINGS INC.,

a Delaware corporation

(the “Corporation”)

(Adopted as of [April    ], 2010)

AMENDED AND RESTATED

BY-LAWS

OF

COOPER-STANDARD HOLDINGS INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect the directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Except as otherwise required by applicable law, special meetings of stockholders, for any purpose or purposes, may be called only as provided in the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”). The Board may in its sole discretion determine that a special meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3 Notices. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, such notice shall be given by the Corporation not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting in the manner permitted by Section 9.3. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto), and, if applicable, the Special Meeting Request or as otherwise permitted pursuant to Section 2.7 or Section 3.2. Other than a special meeting of stockholders called pursuant to a Special Meeting Request in accordance with the Certificate of Incorporation, any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by a resolution adopted by a majority of the Whole Board upon public announcement given before the date previously scheduled for such meeting or any adjournment thereof.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation (if a majority of the voting power of the shares entitled to vote in the election of directors belonging to such other corporation is held, directly or indirectly, by the Corporation) shall neither be entitled to vote nor, for quorum purposes, be counted in (a) the number shares present, in person or by proxy, at a stockholders meeting or (b) the number of shares of outstanding capital stock of the Corporation entitled to vote at a stockholders meeting; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order for each class of stock and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include the telephone number or other electronic contact information for electronic transmission to any stockholder on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take

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reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxyholder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, electronic transmission or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By-Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine the disposition of any challenges and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any annual or special meeting of stockholders may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place, provided that a special meeting of stockholders called pursuant to a Special Meeting Request may not be adjourned without the written consent of the stockholders that submitted such Special Meeting Request. Notice need not be given of any such adjourned meeting if the date, time and place or the means of remote communication by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, as applicable, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for

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the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.3, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (I) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (II) otherwise properly brought before the annual meeting by or at the direction of the Board or (III) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder on the date of the giving of the notice provided for in this Section 2.7(a) and who is entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Except for proposals properly made in accordance with Rule 14a-8 (or any successor thereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (III) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 3.2, and this Section 2.7 shall not be applicable to nominations.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iv), a stockholder’s notice to the Secretary with respect to such business, to be timely, must comply with the provisions of this Section 2.7(a)(i). A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. [Notwithstanding the previous sentence, for purposes of determining whether a stockholder’s notice shall have been received in a timely manner for the annual meeting of stockholders in 2011, to be timely, a stockholder’s notice must have been received not later than the close of business on             , 2011 nor earlier than the opening of business on             , 2011. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).]

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(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than director nominations which are the subject of Section 3.2) must set forth:

(A) as to each such matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these By-Laws, the text of the proposed amendment) and (3) the reasons for conducting such business at the annual meeting;

(B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books;

(C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by such stockholder and by any Stockholder Associated Person;

(D) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to Section 14(a) (or any successor thereof) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation;

(E) any Derivative Position held by such Stockholder and by any Stockholder Associated Person;

(F) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person or any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(G) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or would be otherwise required, in each case pursuant to Section 14 (or any successor thereof) of the Exchange Act and the rules and regulations promulgated thereunder;

(H) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

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(I) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies in connection with the proposal.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal made pursuant to Rule 14a-8 (or any successor thereof) of the Exchange Act if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business conducted in accordance with the rules for such meeting as set forth in Section 2.8. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act.

(b) Special Meetings of Stockholders. Any business may be transacted at a special meeting of stockholders, provided that with respect to each special meeting of stockholders, only such business shall be conducted as is permitted by Section 2.3. Nominations of persons for election to the Board may be made at a special meeting of stockholders pursuant to Section 3.2. Notwithstanding any provision contained herein, in the case of a special meeting of stockholders called pursuant to a Special Meeting Request, to be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation not later than 15 days prior to such meeting.

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt or, in the

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absence thereof, the chairman of the meeting may prescribe, such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By-Laws or such rules and regulations, the chairman of any meeting of stockholders shall have the right and authority to convene, adjourn and close the meeting, and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted (to individuals and in the aggregate) to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 No Action by Consent of Stockholders in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, unless a majority of the Whole Board approves in advance the taking of such action by means of written consent of stockholders, in which case such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation to its registered office in the State of Delaware, the Corporation’s principal place of business, or the Secretary of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation by delivery to the Corporation’s registered office in the State of Delaware, the Corporation’s principal place of business, or the Secretary. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to the action to be taken and transmitted by a stockholder, proxyholder or a person or persons authorized to act for a stockholder or proxyholder shall be deemed to be written, signed and dated for purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine that such transmission was transmitted by a stockholder or proxyholder (or by a person authorized to act for a stockholder or proxyholder) and the date on which such stockholder, proxyholder or authorized person transmitted such transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such

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consent is reproduced in paper form and delivered to the Corporation by delivery either to the Corporation’s registered office in the State of Delaware, the Corporation’s principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the limitations on delivery in the previous sentence, consents given by electronic transmission may be otherwise delivered to the Corporation’s principal place of business or to the Secretary if, to the extent, and in the manner provided by resolution of a majority of the Whole Board. Any copy, electronic transmission or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, electronic transmission or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders were delivered to the Corporation as provided in this Section 2.9.

ARTICLE III

DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors by the stockholders of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and who is entitled to vote in the election of directors at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must comply with the provisions of this Section 3.2(b). A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual

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meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation; (ii) except as specified in clause (iii), in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation; and (iii) in the case of a special meeting of stockholders called pursuant to a Special Meeting Request for the purpose of electing directors, not later than 15 days prior to such meeting. [Notwithstanding the previous sentence, for purposes of determining whether a stockholder’s notice shall have been received in a timely manner for the annual meeting of stockholders in 2011, to be timely, a stockholder’s notice must have been received not later than the close of business on             , 2011 nor earlier than the opening of business on             , 2011. The public announcement of an adjournment or postponement of an annual meeting or special meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.]

(c) Notwithstanding anything in paragraph (b) to the contrary, if the number of directors to be elected to the Board at an annual meeting is greater than the number of nominees of the Corporation and there is no public announcement by the Corporation specifying a decrease in the size of the Board at the time the notice of such meeting is given to stockholders, a stockholder’s notice required by this Section 3.2 shall be considered timely, but only with respect to the directorships for which the Corporation has failed to provide nominees, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such notice was given by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director:

(A) the name, age, business address and residence address of the person,

(B) the principal occupation or employment of the person,

(C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by the person,

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(D) any Derivative Instrument directly or indirectly owned beneficially by such nominee, and

(E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 (or any successor thereof) of the Exchange Act and the rules and regulations promulgated thereunder; and

(ii) as to the stockholder giving the notice:

(A) the name and address of such stockholder as they appear on the Corporation’s books,

(B) the class or series and number of shares of capital stock of the Corporation that are owned of record or directly or indirectly owned beneficially by such Stockholder and any Stockholder Associated Person,

(C) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to Section 14(a) (or any successor thereof) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation,

(D) any Derivative Position held by such Stockholder and by an Stockholder Associated Person,

(E) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person, any proposed nominee or any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder,

(F) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

(G) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 (or any successor thereof) of the Exchange Act and the rules and regulations promulgated thereunder,

(H) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective

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affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person, or any person acting in concert therewith, was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant, and

(I) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation or the right of the Board to fill newly created directorships and vacancies on the Board pursuant to the Certificate of Incorporation.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the close of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

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Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or the Chief Executive Officer and (b) shall be called by the Chairman of the Board, the Chief Executive Officer or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. Notice of each committee meeting shall be given, as provided in Section 9.3, to each committee member (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By-Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By-Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By-Laws.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, and such other officers as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this

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Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board or the Chief Executive Officer may also appoint such other officers (including, without limitation, a Treasurer, Secretary, Controller and one or more Vice Presidents) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By-Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chairman of the Board or the Chief Executive Officer, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these By-Laws.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board.

(c) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and committees of the Board (at the request of the Board or such committee) and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(d) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board or the Chief Executive Officer may authorize).

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Section 6.2 Term of Office; Removal; Vacancies. The Chairman of the Board shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders, and he or she shall hold office until the next annual meeting of the Board and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer, whether elected by the Board or appointed by the Chairman of the Board or the Chief Executive Officer, may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chairman of the Board or the Chief Executive Officer may also be removed, with or without cause, by the Chairman of the Board or the Chief Executive Officer, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chairman of the Board or the Chief Executive Officer may be filled by the Chairman of the Board or the Chief Executive Officer as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in accordance with Section 7.3 representing the number of shares registered in certificate form. The Corporation shall not have power to issue a certificate representing shares in bearer form.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the

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face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Secretary and (b) any other authorized officer of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

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Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with a stock power or other indorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the indorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the indorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such indorsement or instruction or such other reasonable assurance that the indorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall only record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

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Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) is authorized by the Board (whether before, during or after the pendency of such proceeding).

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Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (“DGCL”) requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By- Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

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Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.7 Third Party Indemnitors. The Corporation hereby acknowledges that certain Covered Persons have certain rights to indemnification, advancement of expenses and/or insurance provided by third parties, including stockholders of the Corporation (collectively, the “Third Party Indemnitors”). The Corporation hereby agrees:

(a) that it is the indemnitor of first resort (i.e., its obligations to any such Covered Person are primary and any obligation of the Third Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any such Covered Person are secondary);

(b) that it shall be required to advance the full amount of expenses incurred by any such Covered Person and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation or these By-Laws (or any agreement between the Corporation and any such Covered Person), without regard to any rights any such Covered Person may have against the Third Party Indemnitors; and

(c) that it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.

The Corporation further agrees that no advancement or payment by the Third Party Indemnitors on behalf of any such Covered Person with respect to any claim for which any such Covered Person has sought indemnification from the Corporation shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation. The Corporation agrees that the Third Party Indemnitors are express third party beneficiaries of

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the terms of this Section 8.7. Notwithstanding any other provision to the contrary in these By- Laws, the provisions of this Section 8.7 shall remain in full force and effect and shall not be repealed or amended for so long as the Company is party to that certain Director Nomination Agreement dated as of April     , 2010, among the Company and the other parties thereto, as amended from time to time (the Director Nomination Agreement”).

Section 8.8 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.9 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.10 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Corporation, (b) shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Corporation, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII, (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Corporation, and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.11 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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ARTICLE IX

MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By-Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a record date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the

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first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is otherwise required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (D) if sent by facsimile telecommunication, when sent to the facsimile number for such director appearing on the records of the Corporation, (E) if sent by email, when sent to the email address for such director appearing on the records of the Corporation, or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any stockholder, such notice may be given (1) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (2) by means of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows:

(i) if given by hand delivery, when actually received by the stockholder,

(ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation,

(iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and

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(iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above,

(A) if by email, when directed to an email address at which the stockholder has consented to receive notice,

(B) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and

(C) if by any other form of electronic transmission, when directed to the stockholder.

A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(d) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By-Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By-Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12- month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then-current address, the requirement that notice be given to such stockholder shall be reinstated. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By-Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

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(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By-Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board or the Chief Executive Officer may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

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Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

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Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, the Chief Executive Officer or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, the Chief Executive Officer or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board or the Chief Executive Officer. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By- Laws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders to the extent permissible under the DGCL; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By-Laws.

Section 9.16 Director Nomination Agreement. For so long as the Director Nomination Agreement shall remain in effect, the provisions of the Director Nomination Agreement shall be incorporated by reference into the relevant provisions hereof, and such provisions shall be interpreted and applied in a manner consistent with the terms of the Director Nomination Agreement. Certain. For purposes of these By-Laws:

(a) “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise.

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(b) “Derivative Position” shall mean (i) any Derivative Instrument directly or indirectly owned beneficially by a stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity of a stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (ii) any short interest in any security of the Corporation held by a stockholder or any Stockholder Associated Person (for purposes of Section 2.7 and Section 3.2 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (iii) any rights beneficially owned, directly or indirectly, by a stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (iv) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which a stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (v) any performance-related fees (other than an asset-based fee) that a stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of a stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household.

(c) “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile transmission, email, telex, telegram and cablegram.

(d) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or any successor provisions thereof) of the Exchange Act.

(e) “Stockholder Associated Person” shall mean for any stockholder that is a beneficial owner of shares of stock of the Corporation (i) any person controlling, directly or indirectly, or acting as a group (within the meaning of Rule 13 -d under the Securities Exchange Act of 1934, as amended) with respect to the shares of stock of the Corporation with, such stockholder and (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder.

(f) “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

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Exhibit F

Rights Offering Procedures

Questions should be directed to: Kurtzman Carson Consultants LLC Contact: David M. Sharp (917) 639-4276

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: COOPER-STANDARD HOLDINGS INC., et al.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 09-12743 (PJW) (Jointly Administered)

RIGHTS OFFERING PROCEDURES

1. Introduction

On August 3, 2009, Cooper-Standard Holdings Inc. (the “Company”) and the other above captioned debtors and debtors in possession (the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the Bankruptcy Code.2 On [  ], 2010, the Debtors filed the Debtors’ First Amended Joint Chapter 11 Plan Docket No. [  ] (the “Plan”) and the accompanying disclosure statement to the Plan (the “Disclosure Statement”). In conjunction with and pursuant to the Plan, the Debtors will effectuate a Rights Offering wherein the Company will issue rights to purchase New Common Stock to Eligible Noteholders. On [  ], 2010, the Bankruptcy Court entered the Rights Offering and Equity Commitment Approval Order approving, among other things, the form and manner of the Rights Offering.

The Disclosure Statement sets forth important information that should be carefully read and considered by each Eligible Noteholder prior to making a decision to participate in the Rights Offering, including the sections entitled “Certain Risk Factors” and “Financial Projections, Valuation and Assumptions Used” contained therein. A copy of the Disclosure Statement has been distributed to each Noteholder (as defined below) and is also available at www. kccllc. net/cooperstandard.

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The Debtors in these proceedings and the last four digits of each Debtor’s federal taxpayer identification number are as follows: Cooper-Standard Holdings Inc. (5088); Cooper-Standard Automotive Inc. (9970); Cooper-Standard Automotive FHS Inc. (2953); Cooper-Standard Automotive Fluid Systems Mexico Holding LLC (0442); Cooper-Standard Automotive, OH LLC (2845); StanTech, Inc. (4014); Westborn Service Center, Inc. (7448); North American Rubber, Incorporated (9926); Sterling Investments Company (1393); Cooper-Standard Automotive NC LLC (2839); CS Automotive LLC (4267); CSA Services Inc. (9510); and NISCO Holding Company (1697). The corporate address of the Debtors is 39550 Orchard Hill Place Drive, Novi, Michigan 48375.

[2]	All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan.

Questions should be directed to: Kurtzman Carson Consultants LLC Contact: David M. Sharp (917) 639-4276

An aggregate of 8,623,491 shares of New Common Stock (the “Rights Offering Shares”) will be offered in the Rights Offering. Each Eligible Noteholder has the right (such right, a “Right”), but not the obligation, to purchase New Common Stock pursuant to the Rights Offering as described herein. In addition, to the extent an Eligible Noteholder elects to purchase in full its pro rata share of the Rights Offering Shares, such Eligible Noteholder will have the right (such right, an “Oversubscription Right”) to purchase additional Rights Offering Shares in the event that any Rights Offering Shares remain unsubscribed as described herein. Neither the Rights nor the Oversubscription Rights shall be listed or quoted on any public or over-the- counter exchange or quotation system. Fractional shares of New Common Stock will not be issued and any such fractional shares will be rounded down to the nearest whole number. In addition, each Non-Eligible Noteholder will be eligible to receive shares of New Common Stock on account of the Rights such Non-Eligible Noteholder would have received if it was an Eligible Noteholder and would have exercised its Rights (the “Non-Eligible Noteholder Shares”).

In connection with the Rights Offering, the Backstop Parties have agreed to purchase (i) 2,558,182 additional shares of New Common Stock (the “Holdback Shares”) and 1,000,000 additional shares of New Preferred Stock and (ii) all Rights Offering Shares offered pursuant to the Rights Offering that are not validly subscribed for and purchased by Eligible Noteholders (the “Backstop Shares”).

Kurtzman Carson Consultants LLC has been designated as the “Subscription Agent” for the Rights Offering.

(a) The Investor Certificate

The Debtors have previously delivered to the holders of Allowed Senior Subordinated Note Claims (the “Noteholders”) as of the Rights Offering Record Date an Investor Certificate to determine if a Noteholder is an Eligible Noteholder permitted to participate in the Rights Offering or if such Noteholder is a Non-Eligible Noteholder permitted to receive the Non- Eligible Noteholder Shares. Each Eligible Noteholder was required to return the Investor Certificate to the Subscription Agent on or before twenty-one (21) days after delivery of the Investor Certificate, or March 5, 2010 (such period, the “Certification Period” and such deadline, the “Eligible Noteholder Investor Certificate Deadline”) and was required to certify to the ownership of Senior Subordinated Note Claims as of the date of such Investor Certificate. Each Non-Eligible Noteholder, in order to be eligible to receive Non-Eligible Noteholder Shares, is required, among other things, to return the Investor Certificate on or before twenty-one (21) days after the Eligible Noteholder Investor Certificate Deadline (the “Non-Eligible Noteholder Investor Certificate Deadline”).

All Noteholders that completed and timely returned an Investor Certificate evidencing that they are Eligible Noteholders have been mailed (i) these Rights Offering Procedures, (ii) a form for Eligible Noteholders to exercise Rights (a “Subscription Form”) and (iii) a form Post-Certification Period Transfer Notice (as defined below, and together with these Rights Offering Procedures and the Subscription Form, the “Rights Offering Documents”).

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All Noteholders that complete and timely return an Investor Certificate evidencing that they are Non-Eligible Noteholders will be required to instruct their Nominee to tender their Notes into the election account established at The Depository Trust Company (“DTC”) pursuant to the instructions applicable to such Non-Eligible Noteholders in the Ballot in order to receive their Non-Eligible Noteholder Shares, which will be issued by Reorganized Holdings on, or as soon as practicable after, the Effective Date.

All Noteholders that failed to complete and timely return an Investor Certificate have thereby forfeited any and all rights they may have had under the Rights Offering with respect to their Allowed Senior Subordinated Note Claims.

(b) Subscription Form

A Subscription Form is being sent concurrently herewith to each Eligible Noteholder pursuant to which such Noteholder may exercise its Rights. Eligible Noteholders may elect to exercise Rights and Oversubscription Rights by completing the Subscription Form and returning it to the Subscription Agent together with its Rights Offering Payment Amount (See Section 6). Fractional Rights may not be exercised and will be rounded down to the nearest whole number upon exercise. In addition, fractional shares of New Common Stock underlying the Rights shall not be issued upon exercise of the Rights or in connection with the issuance of shares in lieu of the Rights and no compensation shall be paid in cash in respect of such fractional shares.

2. Subscription Period

The Rights Offering shall commence on the date on which the solicitation of votes to approve the Plan is commenced, or [  ], 2010 (the “Subscription Commencement Date”). The Rights Offering shall expire at 5:00 p.m. (New York City time) on the date that is the later of (i) twenty (20) Business Days following the Subscription Commencement Date, or [  ], 2010, or (ii) the Voting Deadline (the “Subscription Deadline”). Each Eligible Noteholder intending to participate in the Rights Offering must affirmatively make a binding election to exercise its Rights (or any part thereof) and submit payment for the shares of New Common Stock underlying such Rights on or prior to the Subscription Deadline in accordance with the provisions of Section 6 below. Shares of New Common Stock issued in connection with the Rights Offering shall be issued on, or as soon as practicable after, the Effective Date pursuant to an exemption from the registration requirements of the Securities Act, and such shares will be issued directly to the Eligible Noteholder. As a result, shares of New Common Stock issued in connection with the Rights Offering will contain the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

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The distribution of securities under the Plan in Canada is being made on a private placement basis. Accordingly, any resale of such securities must be made in accordance with an exemption from the prospectus requirement and in compliance with the registration requirements of applicable securities laws, which vary depending on the province. Cooper-Standard Holdings Inc. is not a reporting issuer in any province or territory of Canada. Recipients of the securities are advised to seek legal advice prior to any resale of the securities.

3. Eligibility for Participation in the Rights Offering

The Subscription Agent has delivered the Rights Offering Documents to each Eligible Noteholder. Only Noteholders that are QIBs, Accredited Investors or Non-U.S. Persons shall qualify as Eligible Noteholders eligible to participate in the Rights Offering, and the Subscription Forms shall be deemed delivered, and the Rights associated therewith shall be deemed issued, only to Noteholders who are QIBs, Accredited Investors or Non-U.S. Persons.

4. [Reserved]

5. Participation by Eligible Senior Subordinated Noteholders

Each Eligible Noteholder will have one or more Rights to purchase up to its pro rata share of the Rights Offering Shares. In addition, the Subscription Form provides that each Eligible Noteholder electing to purchase in full its pro rata share of the Rights Offering Shares will also have Oversubscription Rights to purchase additional shares of New Common Stock in the event that any Rights Offering Shares remain unsubscribed at the Subscription Deadline (the “Unsubscribed Shares” and, such election, an “Oversubscription Election”). In the event the aggregate Rights Offering Shares sought pursuant to the exercise of Oversubscription Rights exceeds the number of Unsubscribed Shares, the Unsubscribed Shares will be allocated among the Eligible Noteholders who have made Oversubscription Elections on a pro rata basis in proportion to the Allowed Senior Subordinated Note Claims of such Eligible Noteholders.

6. Exercise of Rights and Purchase of Rights Offering Shares

(a) Exercising Rights

In order to validly exercise Rights, at or before the Subscription Deadline, each Eligible Noteholder must:

(i)	return the completed and signed Subscription Form to the Subscription Agent electing to exercise all or a portion of such Eligible Noteholder’s Rights; and

(ii)

pay, by wire transfer of immediately available funds to the account designated on the Instructions to the Subscription Form (the “Escrow Account”), the amount equal to the product of the subscription price as set

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forth in the Subscription Form and the number of shares of New Common Stock such Eligible Noteholder elects to purchase pursuant to its Rights (the “Rights Offering Payment Amount”), which shall be held in escrow and shall not become property of the Debtors’ Estates until the Effective Date; provided, that, each Backstop Party shall pay the purchase price for the shares of New Common Stock to be purchased by it in accordance with the terms of Section 7 hereof.

The Subscription Form and Rights Offering Payment Amount must be received by the Subscription Agent at or before the Subscription Deadline. If by the Subscription Deadline, the Subscription Agent for any reason has not received the completed and signed Subscription Form and the Rights Offering Payment Amount from an Eligible Noteholder, such Eligible Noteholder shall be deemed to have relinquished and waived its ability to participate in the Rights Offering and purchase any Rights Offering Shares; provided, however, that to the extent such Eligible Noteholder is a Backstop Party, such relinquishment and waiver shall not affect such Backstop Party’s other rights and obligations under the Equity Commitment Agreement.

(b) Exercising Oversubscription Rights

In order to validly exercise Oversubscription Rights, in addition to complying with the procedures for validly exercising such Eligible Noteholder ’s Rights in full, each Eligible Noteholder must specify on the Subscription Form the number of Rights Offering Shares such Eligible Noteholder wishes to purchase pursuant to its Oversubscription Rights.

No later than two (2) Business Days after the Subscription Deadline, the Subscription Agent shall deliver to each Eligible Noteholder (including the Backstop Parties) that exercises its Oversubscription Rights a notice (the “Oversubscription Payment Notice”) setting forth (i) the number of Unsubscribed Shares to which such Eligible Noteholder is entitled to purchase and (ii) the balance owed by such Eligible Noteholder, if any, on account of the exercise of its Oversubscription Rights (the “Oversubscription Payment Amount”), which amount shall be payable in addition to such Eligible Noteholder’s Rights Offering Payment Amount. Any Eligible Noteholder that receives an Oversubscription Payment Notice, with the exception of each Backstop Party (whose obligation in this regard are described in Section 7 below) shall have until 5:00 pm (New York City time) on the second (2nd) Business Day after receipt of such Oversubscription Payment Notice (which deadline will also be set forth therein) (the “Oversubscription Payment Date”) to pay its Oversubscription Payment Amount by wire transfer of immediately available funds to the Escrow Account, which shall be held in escrow, the requirements of which shall be subject to the consent of the Required Backstop Parties, and shall not become property of the Debtors’ Estates until consummation of the Plan.

7. Purchase of Rights Offering Shares by Backstop Parties

On the Business Day after the Oversubscription Payment Date, the Company shall provide to each Backstop Party and assignees of the Backstop Parties pursuant to the Equity Commitment Agreement, either:

(a)	a certificate setting forth (i) the number of (A) Rights Offering Shares subscribed for by the Backstop Party, (B) Backstop Shares, (C) Unsubscribed Shares to which such Backstop Party is entitled to purchase pursuant to Section 6 and (D) Holdback Shares and New Preferred Stock to be purchased by such Backstop Party, and (ii) the aggregate purchase price to be paid by such Backstop Party for the Rights Offering Shares subscribed for by the Backstop Party, its portion of the Backstop Shares, Holdback Shares and New Preferred Stock and its Oversubscription Payment Amount (such certificate, a “Commitment Notice”).

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(b)	in the event that no Backstop Shares remain unsubscribed after the exercise of all Rights (including Oversubscription Rights) and all Rights Offering Shares have been purchased by Eligible Noteholders, a certificate setting forth (i) the fact that there are no Backstop Shares, (ii) the number of (A) Rights Offering Shares subscribed for by the Backstop Party, (B) Unsubscribed Shares to which such Backstop Party is entitled to purchase pursuant to Section 6 and (C) Holdback Shares and New Preferred Stock to be purchased by such Backstop Party, and (iii) the aggregate purchase price to be paid by such Backstop Party for the Rights Offering Shares subscribed for by the Backstop Party, its portion of the Holdback Shares and New Preferred Stock and its Oversubscription Payment Amount (such certificate, a “Satisfaction Notice”).

Each Backstop Party and each assignee of a Backstop Party pursuant to the Equity Commitment Agreement, shall be required to pay, on or prior to 2 p.m. New York time on the third Business Day prior to the Effective Date, the aggregate purchase price for the shares to be acquired pursuant to the Commitment Notice or Satisfaction Notice, as the case may be (which shall include the amount indicated on the Subscription Form for such Backstop Party’s Rights and its Oversubscription Payment Notice), by wire transfer of immediately available funds to an account designated by the Company (the “Backstop Amount”).

8. Distribution of the Rights Offering Shares

On the Effective Date, or as soon as practicable thereafter, the Company shall concurrently (i) issue the Holdback Shares, the New Preferred Stock and the Backstop Shares, if any, to the Backstop Parties pursuant to the Equity Commitment Agreement, and (ii) issue Rights Offering Shares to the Backstop Parties and Eligible Noteholders that validly exercised Rights and/or Oversubscription Rights.

9. Transfer Restriction and Revocation

(a) Transferability Restriction

In order for an Eligible Noteholder to have Rights with respect to an Allowed Senior Subordinated Note Claim transferred to it during the Certification Period, such transfer and all preceding transfers, if any, beginning with the transfer by the Noteholder holding such Allowed Senior Subordinated Note Claims as of the Rights Offering Record Date, must be evidenced by a Certification Period Transfer Notice delivered to the Subscription Agent.

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The Rights and Oversubscription Rights shall not be transferable, assignable or detachable, other than in connection with the transfer by an Eligible Noteholder of the corresponding Allowed Senior Subordinated Note Claims, as evidenced by a Post-Certification Period Transfer Notice delivered to the Subscription Agent.

A transfer of an Allowed Senior Subordinated Note Claim by an Eligible Noteholder to a transferee that is neither a QIB nor an Accredited Investor, as evidenced by the Post-Certification Period Transfer Notice delivered by such Eligible Noteholder to the Subscription Agent, shall result in the forfeiture of any and all such Rights associated with such Allowed Senior Subordinated Note Claims under the Rights Offering, and such Rights will forever be forfeited, regardless of whether or not the associated Allowed Senior Subordinated Note Claims are subsequently held by a QIB or an Accredited Investor.

A “Certification Period Transfer Notice” is a notice delivered to the Subscription Agent notifying the Subscription Agent of the transfer of an Allowed Senior Subordinated Note Claim by a Noteholder during the Certification Period, which indicates (i) the name of the transferor, (ii) the name of the transferee, and (iii) the principal amount of such Allowed Senior Subordinated Note Claims.

A “Post-Certification Period Transfer Notice” is a notice delivered to the Subscription Agent notifying the Subscription Agent of the transfer of an Allowed Senior Subordinated Note Claim by a Noteholder during the period beginning a day after the Certification Period through the Subscription Deadline, which indicates (i) the name of the transferor and certifies that such transferor is a QIB, an Accredited Investor or a Non-U.S. Person, (ii) the name of the transferee and certifies that such transferee is a QIB or an Accredited Investor, (iii) the principal amount of such Allowed Senior Subordinated Note Claims, and (iv) that such transfer was made in a valid private placement.

(b) Revocation

Once an Eligible Noteholder has properly exercised its Rights, such exercise will not be permitted to be revoked until the date that is 270 days following the Subscription Deadline, if the Effective Date has not occurred on or before such date. An Eligible Noteholder electing to revoke the exercise of its Rights and Oversubscription Rights in accordance with this Section 9(b) must deliver written notice to the Subscription Agent (i) stating the number of Rights and Oversubscription Rights that were exercised, (ii) stating that the Eligible Noteholder revokes all of its Rights and Oversubscription Rights, and (iii) certifying that the Rights and Oversubscription Rights being revoked are the only Rights and Oversubscription Rights that had been exercised by such Eligible Noteholder (the “Revocation Notice”). Upon receipt of a properly completed and timely returned Revocation Notice by an Eligible Noteholder, the Subscription Agent will use its reasonable efforts to return promptly the Rights Offering Payment Amount and Oversubscription Payment Amount, if any, contributed by such Eligible Noteholder and held in the Escrow Account, without any interest.

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10. Validity of Exercise of Rights

All questions concerning the timeliness, validity, form and eligibility of (i) any transfer or exercise of Rights or Oversubscription Rights, or (ii) the right to receive the Non- Eligible Noteholder Shares, shall be determined in good faith by the Company and the Subscription Agent with the consent of the Required Backstop Parties, which shall not be unreasonably withheld, and in consultation with the Creditors’ Committee, which parties shall incur no liability in connection with such determinations. Such determinations shall be final and binding on all Eligible Noteholders and Non-Eligible Noteholders.

The Company, with the consent of the Required Backstop Parties, which shall not be unreasonably withheld, and in consultation with the Creditors’ Committee, may waive any defect or irregularity, permit a defect or irregularity to be corrected, accept any late-filed submission or extend the deadline for any submission, within such time as it may determine in good faith to be appropriate, or reject the purported transfer or exercise of a Right or Oversubscription Right, and those parties shall incur no liability in connection with such determinations.

Subscription Forms, Certification Period Transfer Notices and Post-Certification Period Transfer Notices shall be deemed not to have been received or accepted by the Company until all irregularities have been waived or cured within such time as the Company determines as set forth herein. The Company and the Subscription Agent will use their reasonable efforts to give notice to an Eligible Noteholder regarding any defect or irregularity in connection with any Subscription Form, Certification Period Transfer Notice or Post-Certification Period Transfer Notice, but shall be under no duty or obligation to give notification of any defect or irregularity in connection with any submission of such form or notice or incur any liability for failure to give such notification.

In the event that any transfer or exercise by an Eligible Noteholder of Rights or Oversubscription Rights is deemed to be invalid in accordance with these Rights Offering Procedures, the Subscription Agent will use its reasonable efforts to return promptly the Rights Offering Payment Amount and Oversubscription Payment Amount, if any, contributed by such Eligible Noteholder and held in the Escrow Account, without any interest.

11. Rights Offering Conditioned Upon Confirmation and Effectiveness of the Plan; Reservation of Rights

All exercises of Rights are subject to and conditioned upon the confirmation of the Plan and the occurrence of the Effective Date. Notwithstanding anything contained herein, in the Disclosure Statement or in the Plan to the contrary, the Company reserves the right, with the consent of the Required Backstop Parties and in consultation with the Creditors’ Committee, to extend the Rights Offering or to modify these Rights Offering Procedures in order to comply with applicable law or to adopt such additional detailed procedures to more efficiently administer the Rights Offering.

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12. Return of Rights Offering Amount In the event that the Debtors revoke, withdraw or fail to consummate the Plan or the conditions precedent to the occurrence of the Effective Date shall not have been satisfied or waived in accordance with Article 13 of the Plan, the Subscription Agent shall, within five (5) Business Days of such event or failure to consummate the Plan, return the Rights Offering Payment Amounts, Oversubscription Payment Amounts and Backstop Amounts paid by each Eligible Noteholder and Backstop Party, in each case, without any interest.

13. Funds

The Rights Offering Payment Amounts and Oversubscription Payment Amounts paid in accordance with the Rights Offering (the “Rights Offering Funds”) shall be deposited when made and held by the Subscription Agent pending the Effective Date in the Escrow Account (a) which shall be separate and apart from the Subscription Agent’s general operating funds and any other funds subject to any lien or any cash collateral arrangements and (b) which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Subscription Agent shall not use the Rights Offering Funds for any purpose other than to release the funds as directed by the Company on the Effective Date or as provided in the Rights Offering Procedures, and shall not encumber or permit the Rights Offering Funds to be encumbered by any lien or similar encumbrance.

14. Waiver and Release

Each Eligible Noteholder that participates in the Rights Offering shall be deemed by virtue of such participation or election, to have waived and released, to the fullest extent permitted under applicable law, all rights, claims, or causes of action against the Debtors or the Reorganized Debtors, as the case may be, the Backstop Parties, the Creditors’ Committee and the Subscription Agent and each of their present and former directors, shareholders, officers and employees, agents, attorneys, advisors, accountants, financial advisors, and investment bankers, arising out of or related to the receipt, delivery, disbursements, calculations, transmission, or segregation of cash, Rights and New Common Stock in connection with the Rights Offering.

15. Inquiries and Transmittal of Documents; Subscription Agent

The exercise instructions contained in the Subscription Form should be carefully read and strictly followed. Questions relating to the Rights Offering should be directed to the Subscription Agent at the following phone number:

Kurtzman Carson Consultants LLP

Contact: David M. Sharp

(917) 639-4276

The risk of non-delivery of all documents and payments is on the Eligible Noteholders and the Non-Eligible Noteholders electing to exercise their Rights hereunder and not on the Debtors or the Reorganized Debtors, the Backstop Parties, the Creditors’ Committee or the Subscription Agent. 9

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Schedule 8.1

Rejected Executory Contracts or Unexpired Leases